SUBJECT TO COMPLETION. DATED MAY 10, 2006

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-104310

The information in this preliminary remarketing prospectus supplement is not complete and may be changed without notice. This preliminary remarketing prospectus supplement and the accompanying prospectus supplement and prospectus are not an offer to sell these securities nor are they soliciting offers to buy these securities in any state where the offer or sale is not permitted. These securities may not be sold nor may offers to buy be accepted before the remarketing prospectus supplement is delivered in final form.

REMARKETING PROSPECTUS SUPPLEMENT
(To Prospectus dated June 18, 2003 and Prospectus Supplement dated June 18, 2003)

The Chubb Corporation

$

% Senior Notes due 2008

On June 24, 2003, we issued $460,000,000 aggregate principal amount of 2.25% senior notes due 2008, referred to in this remarketing prospectus supplement as the senior notes, in connection with our issuance of 18,400,000 Equity Units. The senior notes were issued as a component of the Equity Units, each of which initially consisted of (1) a purchase contract obligating its holder to purchase from us no later than August 16, 2006, at a purchase price of $25, a number of shares of our common stock and (2) a senior note in the principal amount of $25, together called a Corporate Unit. This remarketing prospectus supplement relates to a remarketing of $      aggregate principal amount of those senior notes on behalf of the Corporate Unit holders.

The senior notes will mature on August 16, 2008. The interest rate on the senior notes will be reset to      % per annum, effective on and after May 16, 2006. Interest on the senior notes is payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year. The first interest payment on the senior notes following the remarketing will be made on August 16, 2006.

We will not receive any proceeds from the remarketing of the senior notes.

The senior notes are senior unsecured obligations and rank equally with all of our other unsecured and unsubordinated indebtedness. The senior notes will not be listed on any national securities exchange.

Investing in the senior notes involves risks. See “Risk Factors” beginning on page R-6 of this remarketing prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this remarketing prospectus supplement or the accompanying prospectus supplement and related prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Per Note	Total
Remarketed offering price(1)%	$
Remarketing fee to remarketing agents(2)%	$
Net proceeds to participating holders(3)%	$

(1)           Plus accrued interest from May 16, 2006 if settlement occurs after that date.

(2)           Equals 0.25% of the treasury portfolio purchase price.

(3)           We will not receive any proceeds from the remarketing. See “Use of Proceeds” in this remarketing prospectus supplement.

The remarketing agents expect the senior notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company on or about May    , 2006.

Joint Lead Remarketing Agents

Citigroup	Goldman, Sachs & Co.

Deutsche Bank Securities	Merrill Lynch & Co.

May      , 2006

This document is in three parts. The first part is this remarketing prospectus supplement, which describes the specific terms of this remarketing of the senior notes and also adds to and updates information contained in the accompanying prospectus supplement and prospectus and the documents incorporated by reference in this remarketing prospectus supplement and the accompanying prospectus supplement and prospectus. The second and third parts are the accompanying prospectus supplement and prospectus, respectively, which give more general information, some of which does not apply to the senior notes. While the information contained in the remarketing prospectus supplement should be read together with the information contained in the accompanying prospectus supplement and prospectus, if the description of the remarketing varies between this remarketing prospectus supplement and the accompanying prospectus supplement and prospectus, you should rely on the information in this remarketing prospectus supplement. You should carefully read this remarketing prospectus supplement and the accompanying prospectus supplement and prospectus, as well as the documents they incorporate by reference, before making an investment decision. Unless we state otherwise or the context otherwise requires, references appearing in this remarketing prospectus supplement to “Chubb,” “we,” “us” and “our” should be read to refer to The Chubb Corporation.

You should rely only on the information contained or incorporated by reference in this remarketing prospectus supplement and in the accompanying prospectus supplement and prospectus. Neither we nor the remarketing agents have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the remarketing agents are making an offer to sell these securities in any jurisdiction where the offer is not permitted. You should assume that the information appearing in this remarketing prospectus supplement and the accompanying prospectus supplement and prospectus is accurate as of the date on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

TABLE OF CONTENTS

Remarketing Prospectus Supplement

Prospectus Supplement

Summary	S-1
The Offering-Explanatory Diagrams	S-15
Calculation of Our Underwriting Ratios	S-18
Risk Factors	S-19

R-i

Cautionary Statement about Forward-Looking Statements	S-30
Accounting Treatment	S-32
Use of Proceeds	S-32
Ratio of Consolidated Earnings to Fixed Charges	S-32
Capitalization	S-33
Price Range of Common Stock and Dividend Policy	S-34
Description of the Equity Units	S-35
Description of the Purchase Contracts	S-41
Certain Provisions of the Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement	S-54
Description of the Senior Notes	S-58
United States Federal Income Tax	S-63
Underwriting	S-71
Legal Matters	S-73

Prospectus

About this Prospectus	ii
Forward-Looking Statements	ii
The Chubb Corporation	1
The Chubb Capital Trusts	2
Use of Proceeds	3
Ratio of Consolidated Earnings to Fixed Charges	3
Description of Debt Securities	4
Description of Junior Subordinated Debentures	14
Description of Capital Stock	25
Description of Depositary Shares	29
Description of Warrants	32
Description of Stock Purchase Contracts and Stock Purchase Units	35
Description of Preferred Securities	36
Description of Guarantees	49
Description of Corresponding Junior Subordinated Debentures	51
Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures and the Guarantees	54
Plan of Distribution	56
Legal Matters	57
Experts	57
Where You Can Find More Information	57
Incorporation by Reference	58

R-ii

FORWARD-LOOKING STATEMENTS

Certain statements in this document are “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 (PSLRA). These forward-looking statements are made pursuant to the safe harbor provisions of the PSLRA and include our loss reserve estimates and reinsurance recoverables, including our estimated gross and net losses from Hurricane Katrina; reinsurance pricing; commercial insurance rates; the impact of regulatory investigations and developments on our business; continuation of our financial strength and credit ratings; our estimated CFS credit derivatives exposure; and the possible recognition of additional impairment losses if real estate is not sold or does not perform as contemplated and the effect thereof on our results of operations. Forward-looking statements are made based upon management’s current expectations and beliefs concerning trends and future developments and their potential effects on us. These statements are not guarantees of future performance. Actual results may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties, which include, among others, those discussed or identified from time to time in our public filings with the Securities and Exchange Commission and those associated with:

•       global political conditions and the occurrence of terrorist attacks, including any nuclear, biological, chemical or radiological events;

•       the effects of the outbreak or escalation of war or hostilities;

•       premium pricing and profitability or growth estimates overall or by lines of business or geographic area, and related expectations with respect to the timing and terms of any required regulatory approvals;

•       adverse changes in loss cost trends;

•       the ability to retain existing business;

•       our expectations with respect to cash flow projections and investment income and with respect to other income;

•       the adequacy of loss reserves, including:

•        our expectations relating to reinsurance recoverables;

•        the willingness of parties, including us, to settle disputes;

•        developments in judicial decisions or regulatory or legislative actions relating to coverage and liability, in particular for asbestos, toxic waste and other mass tort claims;

•        development of new theories of liability;

•        our estimates relating to ultimate asbestos liabilities;

•        the impact from the bankruptcy protection sought by various asbestos producers and other related businesses;

•        the effects of proposed asbestos liability legislation, including the impact of claims patterns arising from the possibility of legislation and those that may arise if legislation is not passed;

•       the availability and cost of reinsurance coverage;

•       the occurrence of significant weather-related or other natural or human-made disasters, particularly in locations where we have concentrations of risk;

•       the impact of economic factors on companies on whose behalf we have issued surety bonds, and in particular, on those companies that have filed for bankruptcy or otherwise experienced deterioration in creditworthiness;

•       the effects of disclosures by, and investigations of, public companies relating to possible accounting irregularities, practices in the financial services industry and other corporate governance issues, including:

•        the effects on the capital markets and the markets for directors and officers and errors and omissions insurance;

•        claims and litigation arising out of actual or alleged accounting or other corporate malfeasance by other companies;

•        claims and litigation arising out of practices in the financial services industry;

•        legislative or regulatory proposals or changes;

•       the effects of investigations into market practices, in particular contingent commissions and loss mitigation and finite reinsurance arrangements, in the U.S. property and casualty insurance industry together with any legal or regulatory proceedings, related settlements and industry reform or other changes with respect to contingent commissions or otherwise arising therefrom;

•       the impact of legislative and regulatory developments on our business, including those relating to terrorism and large-scale catastrophes;

•       any downgrade in our claims-paying, financial strength or other credit ratings;

•       the ability of our subsidiaries to pay us dividends;

•       general economic and market conditions including:

•        changes in interest rates, market credit spreads and the performance of the financial markets;

•        the effects of inflation;

•        changes in domestic and foreign laws, regulations and taxes;

•        changes in competition and pricing environments;

•        regional or general changes in asset valuations;

•        the inability to reinsure certain risks economically;

•        changes in the litigation environment; and

•       our ability to implement management’s strategic plans and initiatives.

We assume no obligation to update any forward looking information set forth in this remarketing prospectus supplement, the accompanying prospectus supplement and the prospectus and the documents incorporated by reference herein and therein, which speak as of the date hereof and thereof, respectively, except as required by federal securities laws.

SUMMARY INFORMATION

The Chubb Corporation

The Chubb Corporation was incorporated as a business corporation under the laws of the State of New Jersey in June 1967. Chubb is a holding company for a family of property and casualty insurance companies known informally as the Chubb Group of Insurance Companies and referred to in this remarketing prospectus supplement as the Chubb Group. Since 1882, the Chubb Group has provided property and casualty insurance to businesses and individuals around the world. According to A.M. Best, the Chubb Group is the 10th largest U.S. property and casualty insurance group based on 2004 net written premiums. At March 31, 2006, we had total assets of approximately $47.7 billion and shareholders’ equity of approximately $12.6 billion. Together with our subsidiaries, we employed approximately 10,800 persons worldwide on December 31, 2005. The Chubb Group provides insurance coverage principally in the United States, Canada, Europe, Australia, and parts of Latin America and Asia.

The Chubb Group is divided into three strategic business units:

•       commercial;

•       specialty; and

•       personal.

Chubb Commercial Insurance offers a full range of commercial customer insurance products, including coverage for multiple peril, casualty, workers’ compensation and property and marine. Chubb Commercial Insurance is known for writing niche business, where its expertise can add value for our agents, brokers and policyholders. Chubb Specialty Insurance offers a wide variety of specialized professional liability products for privately and publicly owned companies, financial institutions, professional firms and health care organizations. Chubb Specialty Insurance also includes our surety business. Chubb Personal Insurance offers products for individuals with fine homes and possessions who require more coverage choices and higher limits than standard insurance policies. Chubb Personal Insurance also includes our accident business.

Our reinsurance assumed business, which we also operate as a separate business unit, is effectively in run-off following the sale in December 2005 of our continuing reinsurance assumed business and certain related assets, including renewal rights, to a new Bermuda-based reinsurance company called Harbor Point Limited. We retained the reinsurance liabilities relating to reinsurance contracts incepting prior to December 31, 2005 and the related assets. Other than pursuant to certain arrangements entered into with Harbor Point, we generally will no longer engage directly in the reinsurance assumed business. However, Harbor Point will have the right for a transition period of up to two years to underwrite specific reinsurance business on our behalf. We will retain a portion of any such business and will cede the balance to Harbor Point in return for a fronting commission.

Our principal executive offices are located at 15 Mountain View Road, Warren, New Jersey 07059, and our telephone number is (908) 903-2000.

The Remarketing

Issuer	The Chubb Corporation, a New Jersey corporation.
Securities Remarketed	$ aggregate principal amount of senior notes on behalf of holders of Corporate Units.
Maturity	The senior notes will mature on August 16, 2008.
Interest Rate	The interest rate on the senior notes will be reset to % per annum effective on and after May 16, 2006.
Interest Payment Dates

Interest on the senior notes is payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year. The first interest payment on the senior notes following this remarketing will be made on August 16, 2006.

Ranking	The senior notes are senior unsecured obligations and rank equally with all of our other unsecured and unsubordinated indebtedness.
The Remarketing

The senior notes were issued by us as a component of the Equity Units we issued and sold to the public on June 24, 2003. Each Equity Unit initially consisted of (1) a purchase contract obligating its holder to purchase shares of our common stock from us no later than August 16, 2006 for $25 (a purchase contract) and (2) a senior note having a principal amount equal to $25, together called a Corporate Unit. In order to secure their obligations under the purchase contract, holders of the Corporate Units pledged their senior notes to us through a collateral agent. Pursuant to the terms of the Equity Units, the remarketing agents will remarket the senior notes on behalf of the current holders of Corporate Units in accordance with the remarketing agreement among us, the remarketing agents and JPMorgan Trust Company, N.A., as purchase contract agent and attorney-in-fact for holders of purchase contracts. See “Remarketing” in this remarketing prospectus supplement.

The terms of the Equity Units and senior notes require the remarketing agents to use their reasonable efforts to remarket the senior notes at a price of approximately (but not less than) 100.50% of the treasury portfolio purchase price, as defined in this remarketing prospectus supplement. The remarketing agents will reset the interest rate on the senior notes to the reset rate that the senior notes should bear in order for the remarketed senior notes to have an approximate aggregate market value on the remarketing date of 100.50% of the treasury portfolio purchase price. The reset rate shall in no event exceed the maximum rate permitted by applicable law.

Use of Proceeds

The proceeds from the remarketing of the senior notes will be $          , before deduction of the remarketing agents’ fee. We will not receive any proceeds from the remarketing. Instead, the proceeds from the remarketing will be used to purchase the treasury portfolio described in this remarketing prospectus supplement, which treasury portfolio will then be pledged to secure the obligations of the holders of Corporate Units. Proceeds remaining after the purchase of the treasury portfolio will be paid to the remarketing agents as the remarketing agents’ fee, provided that the amount payable to the remarketing agent will not exceed 0.25% of the treasury portfolio purchase price. Any proceeds remaining after payment of the foregoing amounts will be remitted for the benefit of corporate unit holders. See “Use of Proceeds” in this remarketing prospectus supplement.

U.S. Federal Income Taxation

We have treated and will continue to treat the senior notes for U.S. federal income tax purposes as indebtedness that is subject to the Treasury regulations governing contingent payment debt instruments. These regulations are complex and, in some respects, uncertain in application. Generally, assuming that you report your income in a manner consistent with the method described in this remarketing prospectus supplement, the amount of income that you will recognize in respect of the senior notes should correspond to the economic accrual of income on the senior notes to you and the amount of income you would have recognized if the senior notes were not subject to the contingent payment debt regulations. However, no assurance can be given that the Internal Revenue Service, referred to throughout this remarketing prospectus supplement as the IRS, will agree with our position. For a detailed discussion, see “Certain United States Federal Income Tax Considerations” in this remarketing prospectus supplement.

Listing	The senior notes will not be listed on any national securities exchange.

RISK FACTORS

Investing in the senior notes involves risks, including the risks described below that are specific to us, our business and the senior notes. Risks related to the senior notes are set forth below. Risks pertaining to our business are incorporated by reference to sections entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2005 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006. See “Where You Can Find More Information” in this remarketing prospectus supplement. You should not purchase senior notes unless you understand these investment risks. Although we have tried to discuss key risk factors, please be aware that other risks may prove to be important in the future. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. Before purchasing any senior notes, you should carefully consider the discussion of risks below and contained in the reports referred to above, the factors listed under the heading “Forward-Looking Statements,” and the other information contained or incorporated by reference in this remarketing prospectus supplement and in the accompanying prospectus supplement and prospectus.

The secondary market for the senior notes may be illiquid.

The senior notes are not listed on any national securities exchange and have no established trading market. The remarketing agents have advised us that they intend to make a market in the senior notes, but they have no obligation to do so and may discontinue market making at any time without providing any notice. We cannot predict how the senior notes will trade in the secondary market or whether the market will be liquid or illiquid. There can be no assurance as to the liquidity of any market that may develop for the senior notes, your ability to sell these securities or whether a trading market, if it develops, will continue.

Even if a trading market for the senior notes does develop, you may not be able to sell your senior notes at a particular time, if at all, or you may not be able to obtain the price you desire for your senior notes. If the senior notes are traded after their initial issuance, they may trade at a discount from their initial offering price depending on many factors including prevailing interest rates, the market for similar securities, our credit rating, the interest of securities dealers in making a market for the senior notes, the price of any other securities we issue, the performance prospects and financial condition of our company as well as of other companies in our industry.

The senior notes are subject to the rules governing contingent payment debt instruments.

The senior notes are subject to the contingent payment debt rules. As a result, all holders of the senior notes, regardless of whether such holders use a cash or accrual method of accounting, will be subject to the accrual method of accounting with respect to the senior notes.

Although you may have purchased a senior note for an amount that differs from the adjusted issue price of the senior note at the time of purchase, you will be required to accrue original issue discount on the senior note in accordance with the comparable yield (as defined in this remarketing prospectus supplement) even if market conditions have changed since the date of issuance. However, you will be required to adjust the amount of your original issue discount accrual to take this difference into account.

The trading price of the senior notes may not fully reflect the value of their accrued but unpaid interest.

The senior notes may trade at a price that does not fully reflect the value of their accrued but unpaid interest. If you dispose of your senior notes between record dates for interest payments, you will be required to include in gross income the daily portions of original issue discount through the date of disposition in income as ordinary income, and to add this amount to your adjusted tax basis in the senior notes disposed of. To the extent the selling price is less than your adjusted tax basis, you will recognize a loss.

USE OF PROCEEDS

We are remarketing $                aggregate principal amount of senior notes to investors on behalf of holders of Corporate Units.

We will not directly receive any cash proceeds from the remarketing of the senior notes. Instead, the proceeds of the remarketing will be used as follows:

•       $           of the proceeds (which is equal to the treasury portfolio purchase price, described below) will be used to purchase the treasury portfolio (described below), that will then be pledged to The Bank of New York, as collateral agent, to secure the Corporate Unit holders’ obligation to purchase our common stock under the purchase contracts on August 16, 2006;

•       $             of the proceeds, which equals an amount not to exceed 25 basis points (0.25%) of the treasury portfolio purchase price, will be deducted and retained by the remarketing agents as a remarketing fee; and

•       any proceeds from the remarketing of senior notes remaining after deducting the treasury portfolio purchase price and the remarketing fee attributable to such senior notes will be remitted to JPMorgan Trust Company, N.A., as the purchase contract agent, for payment to the holders of the Corporate Units as of 5 p.m., New York City time, on May 10, 2006.

The treasury portfolio consists of:

•       U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to August 15, 2006 in an aggregate amount at maturity equal to the aggregate principal amount of the senior notes and

•       with respect to the scheduled interest payment date of the senior notes that occurs on August 16, 2006, U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to August 15, 2006 in an aggregate amount at maturity equal to the aggregate interest payment, assuming an interest rate of 2.25%, that would be due on August 16, 2006 on the aggregate principal amount of the senior notes.

The treasury portfolio purchase price is the price paid on the date of this remarketing prospectus supplement to purchase the treasury portfolio described above for settlement on May 16, 2006.

RATIO OF CONSOLIDATED EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of consolidated earnings to fixed charges for each of the years in the five year period ended December 31, 2005 and for the three month period ended March 31, 2006:

	For the Three Months Ended March 31,	For the Year Ended December 31,
	2006	2005	2004	2003	2002	2001
Ratio of Consolidated Earnings to Fixed Charges	24.15	15.28	12.36	6.25	2.59	0.49	(1)

For the purpose of computing the above ratios of consolidated earnings to fixed charges, consolidated earnings consist of income from continuing operations before income taxes excluding income or loss from equity investees, plus those fixed charges that were charged against income and distributions from equity investees. Fixed charges consist of interest expense before reduction for capitalized interest and the portion of rental expense (net of rental income from subleased properties) which is considered to be representative of the interest factors in the leases.

(1)          For the year ended December 31, 2001, consolidated earnings were not sufficient to cover fixed charges by $46 million. Consolidated earnings for the period, as defined, reflect a $635 million loss before income taxes from the September 11 attack in the United States and net surety bond losses before income taxes of $220 million arising from the bankruptcy of Enron Corp.

SUMMARY HISTORICAL FINANCIAL DATA

The following summary historical financial data for, and as of the end of, each of the five years in the period ended December 31, 2005 have been derived from Chubb’s consolidated financial statements, which have been audited by Ernst & Young LLP, Chubb’s independent registered public accounting firm. The data as of March 31, 2006 and 2005 and for the three months ended March 31, 2006 and 2005 have been derived from Chubb’s unaudited consolidated financial statements, which include, in the opinion of Chubb’s management, all adjustments, consisting of normal recurring accruals, necessary to present fairly Chubb’s consolidated results of operations and financial position for the periods and dates presented. The summary financial data should be read in conjunction with Chubb’s consolidated financial statements and the notes to the consolidated financial statements that are incorporated by reference in this remarketing prospectus supplement and the accompanying prospectus supplement and prospectus. Results for the three months ended March 31, 2006 are not necessarily indicative of results for the full year.

	As of or for the Year Ended December 31,
	2005	2004	2003	2002	2001
	(in millions)
Revenues	$14,083	$13,177	$11,394	$9,140	$7,754
Net Income	1,826	1,548	809	223	112
Total Assets	48,061	44,260	38,361	34,081	29,416
Invested Assets	34,634	31,158	26,622	21,012	17,784
Long Term Debt	2,467	2,814	2,814	1,959	1,351
Shareholders’ Equity	12,407	10,126	8,522	6,826	6,492

	As of or for the Three Months Ended March 31,
	2006	2005
	(in millions)
Revenues	$3,506	$3,449
Net Income	672	470
Total Assets	47,701	45,548
Invested Assets	34,919	31,924
Long Term Debt	2,462	2,809
Shareholders’ Equity	12,600	10,401

DESCRIPTION OF THE SENIOR NOTES

The following description is a summary of the terms of the senior notes. This remarketing prospectus supplement, the accompanying prospectus summary and the prospectus contain a description of certain terms of the senior notes and the indenture under which the senior notes were issued (referred to in this remarketing prospectus supplement as the indenture) but do not purport to be complete, and reference is hereby made to the indenture, which is incorporated by reference into the registration statement of which the remarketing prospectus supplement, the prospectus supplement and the prospectus are parts (referred to in this remarketing prospectus supplement as the registration statement), and to the Trust Indenture Act. To the extent inconsistent, this summary of certain provisions of the senior notes and the indenture supersedes and replaces the description of the senior notes and the senior debt securities in the accompanying prospectus supplement and prospectus.

General

The senior notes offered by this remarketing prospectus supplement are a series of our senior unsecured debt securities as described below and in the accompanying prospectus supplement and prospectus. The senior notes were initially issued in the aggregate principal amount of $460,000,000 as components of Equity Units under an indenture, dated as of October 25, 1989, between Chubb and JPMorgan Trust Company, N.A, as successor to Bank One Trust Company, N.A. (formerly The First National Bank of Chicago), as indenture trustee.

The senior notes are senior debt securities that will be our direct unsecured obligations and will rank without preference or priority among themselves and equally with all of our existing and future senior indebtedness. The senior notes are our obligations exclusively, and are not the obligations of any of our subsidiaries.

We are a holding company and rely primarily on dividends from our subsidiaries to meet our obligations for payment of interest and principal on outstanding debt obligations. Accordingly, our ability to service our debt, including our obligations under the senior notes, and other obligations are primarily dependent on the earnings of our respective subsidiaries and the payment of those earnings to us, in the form of dividends, loans or advances and through repayment of loans or advances from us. In addition, any payment of dividends, loans or advances by those subsidiaries could be subject to statutory or contractual restrictions. Our subsidiaries have no obligation to pay any amounts due on the senior notes.

The senior notes are not subject to a sinking fund provision and are not subject to defeasance. The entire principal amount of the senior notes will mature and become due and payable, together with any accrued and unpaid interest, on August 16, 2008. The senior notes are not redeemable by us prior to the maturity date.

The senior notes are represented by one or more global certificates registered in the name of the depositary or its nominee. So long as the senior notes are in book-entry form, you will receive payments and may transfer senior notes only through the facilities of the depositary or a nominee of the depository, or a successor depository or nominee thereof. See “—Book-Entry System.”  We will maintain an office or agency in the Borough of Manhattan, the City of New York where notices and demands in respect of the senior notes and the indenture may be delivered to us and where certificated senior notes, if any are issued under the circumstances described under “—Book-Entry System,” may be surrendered for payment or principal and interest, registration of transfer or exchange. That office or agency initially is the office of the trustee.

We will make payments on book-entry senior notes to the depositary or its nominee, as the registered owner of the senior notes, by wire transfer of immediately available funds with respect to senior notes issued in certificated form. We have the option of paying interest by check mailed to the addresses of the holders entitled to payment or by wire transfer to an account appropriately designated by the holder entitled to payment.

We will pay principal of the senior notes at maturity or otherwise upon presentation of the senior notes at the office of the trustee, who shall act as our paying agent. In our discretion, we may appoint one or more additional paying agents and security registrars and designate one or more additional places for payment and for registration of transfer, but we are obligated at all times to maintain a place of payment for the senior notes and a place for registration of transfer of the senior notes in the Borough of Manhattan, The City of New York.

Any monies or government obligations deposited with or paid to the trustee or any paying agent for the payment of principal of or interest on any senior note and not applied but remaining unclaimed for three years after such principal or interest has become due and payable shall, at our request and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, be repaid to us and the holder of the senior note shall thereafter look, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, only to us for the payment thereof.

The indenture does not contain provisions that afford holders of the senior notes protection in the event we are involved in a highly leveraged transaction or other similar transaction that may adversely affect holders. The indenture does not limit our ability to issue or incur other debt or issue preferred stock.

Interest

The interest rate on the senior notes will be reset to       % per annum, effective on and after May 16, 2006. Interest on the senior notes shall be payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, each an interest payment date, commencing August 16, 2006, to the persons in whose name the senior notes are registered on the first business day of the month in which the interest payment date falls or any other day more than one and less than sixty business days prior to such interest payment date that we choose to be the record date for interest payments.

The amount of interest payable for any full quarterly period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any scheduled interest payment date falls on a day that is not a business day, the payment of interest payable on that date will be made on the next succeeding day that is a business day (without any interest or other payment in respect of the delay), except that, if such business day is in the next calendar year, then such payment will be made on the preceding business day.

Book-Entry System

The senior notes will be represented by one or more global certificates, which are referred to as global securities, registered in the name of the depositary or its nominee. Except under the limited circumstances described below, senior notes represented by the global securities will not be exchangeable for, and will not otherwise be issuable as, senior notes in certificated form. The global securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in such a global security.

Except as provided below, owners of beneficial interests in such a global security will not be entitled to receive physical delivery of senior notes in certificated form and will not be considered the holders (as defined in the indenture) thereof for any purpose under the indenture, and no global security representing senior notes shall be exchangeable, except for another global security of like denomination and tenor to be registered in the name of the depositary or its nominee or a successor depositary or its nominee. Accordingly, each beneficial owner must rely on the procedures of the depositary or if such person is not a participant, on the procedures of the participant through which such person owns its interest to exercise any rights of a holder under the indenture.

In the event that

•       the depositary notifies us that it is unwilling or unable to continue as a depositary for the global security certificates and no successor depositary has been appointed within 90 days after this notice,

•       an event of default occurs and is continuing with respect to the senior notes, or

•       we determine in our sole discretion that we will no longer have senior notes represented by global securities,

certificates for the senior notes will be printed and delivered in exchange for beneficial interests in the global security certificates. Any global note that is exchangeable pursuant to the preceding sentence shall be exchangeable for senior note certificates registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain of the United States federal income tax considerations related to the purchase, ownership and disposition of the senior notes as of the date hereof, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (referred to in this remarketing prospectus supplement as the Code), Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in United States federal income tax consequences different from those set forth below. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This discussion is limited to holders who purchase senior notes in the remarketing at the remarketing offering price and who hold the senior notes as capital assets (generally, property held for investment). This discussion also does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction, or under United States federal estate or gift tax laws. In addition, this discussion does not address all tax considerations that may be applicable to a holder’s particular circumstances or to holders that may be subject to special tax rules, including, without limitation:

•       holders subject to the alternative minimum tax;

•       banks, insurance companies, or other financial institutions;

•       foreign persons or entities (except to the extent specifically set forth below);

•       tax-exempt organizations;

•       dealers in securities or commodities;

•       traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•       U.S. holders (as defined below) whose functional currency is not the United States dollar;

•       holders that hold senior notes as a position in a hedging transaction, straddle, conversion transaction, integrated transaction or other risk reduction transaction;

•       persons deemed to sell the senior notes under the constructive sale provisions of the Code;

•       regulated investment companies;

•       real estate investment trusts;

•       controlled foreign corporations;

•       passive foreign investment companies;

•       certain United States expatriates; or

•       pass-through entities.

In addition, if a partnership (including any entity treated as partnership for United States federal tax purposes) or other pass-through entity holds senior notes, the tax treatment of a partner in the partnership or owner of the applicable pass-through entity generally will depend upon the status of the partner or owner and the activities of the partnership or pass-through entity. If you are a partnership or pass-through entity, or a partner or owner of a partnership or other pass-through entity, as applicable, holding our senior notes, you should consult your tax advisor regarding the tax consequences of the ownership and disposition of senior notes.

No statutory, administrative or judicial authority directly addresses the treatment of the senior notes or instruments similar to the senior notes for United States federal income tax purposes. As a result, no assurance can be given that the IRS will agree with the tax consequences described herein. Each prospective investor is urged to consult its tax advisor as to the particular tax consequences of purchasing, owning and disposing of the senior notes, including the application and effect of United States federal, state, local and foreign tax laws.

Classification of the Senior Notes

Generally, characterization of an obligation as indebtedness for United States federal income tax purposes is made at the time of the issuance of the obligation. Consistent with our belief that the senior notes constituted indebtedness for United States federal income tax purposes at the time of the issuance of the senior notes, we have treated and will continue to treat the senior notes in that manner. It is possible that the IRS will successfully assert that the senior notes were not properly treated as indebtedness prior to the remarketing, in which case your tax consequences from the ownership and disposition of the senior notes may differ from those described below.

Because of the manner in which the interest rate on the senior notes is reset, we have treated and will continue to treat the senior notes for United States federal income tax purposes as indebtedness that is subject to the Treasury regulations governing contingent payment debt instruments (the contingent payment debt regulations). By acquiring senior notes in the remarketing, you will be deemed to have agreed to treat the senior notes as indebtedness for United States federal income tax purposes subject to the contingent payment debt regulations. Accordingly, all payments on the senior notes including stated interest will be taken into account under these contingent payment debt regulations and actual cash payments of interest on the senior notes will not be reported separately as taxable income. As discussed more fully below, the effect of the contingent payment debt regulations will be to require a U.S. holder, regardless of its usual method of tax accounting, to use the accrual method with respect to the senior notes. The proper application of the contingent payment debt regulations to the senior notes following the remarketing is uncertain in a number of respects, and no assurance can be given that the IRS will not successfully assert that the senior notes should be treated differently than as described below. A different treatment of the senior notes could materially affect the timing and character of income, gain or loss with respect to an investment in the senior notes. Accordingly, you are urged to consult your tax advisor regarding the United States federal income tax consequences of owning the senior notes.

The remainder of this discussion assumes that the senior notes will be treated as contingent payment debt instruments subject to the contingent payment debt regulations for United States federal income tax purposes.

U.S. Holders

The following is a summary of the United States federal income tax consequences that will apply to you if you are a U.S. holder of senior notes. Certain consequences to non-U.S. holders of senior notes are described under “—Non-U.S. Holders” below. You are a U.S. holder if you are a holder of senior notes, and you are:

•       an individual citizen or resident of the United States as determined for federal income tax purposes;

•       a corporation (or any entity treated as corporation for United States federal tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof or therein;

•       an estate the income of which is subject to United States federal income taxation regardless of its source; or

•       a trust that (1) is subject to the supervision of a court within the United States and the control of one or more United States persons or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

Interest Income

Under the contingent payment debt regulations, each year a U.S. holder will be required to include in income original issue discount adjusted in the manner described below, regardless of its usual method of tax accounting. Such original issue discount will be based on the comparable yield of the senior notes. This amount will differ from the interest payments actually received by such holder. The comparable yield is generally the rate at which we would issue a fixed rate noncontingent debt instrument with terms and conditions similar to the senior notes.

Pursuant to the contingent payment debt regulations, we were required to provide the comparable yield and, solely for tax purposes, were also required to provide a projected payment schedule with respect to the senior notes. We determined, as of the issue date of the senior notes, that the comparable yield was an annual rate of 3.10%, compounded quarterly. Based on the comparable yield, the projected payments for the senior notes are $0.268 for each quarter ending after May 16, 2006 and prior to the maturity date and $25.268 at maturity (which includes the stated principal amount of the senior notes as well as the final projected interest payment).

We have been using and expect to continue to use the foregoing comparable yield and projected payment schedule for purposes of determining our own taxable income and for any required information reporting. U.S. holders are generally bound by the comparable yield and projected payment schedule provided by us unless either is unreasonable. If a U.S. holder of senior notes does not use this comparable yield and projected payment schedule to determine interest accruals, such U.S. holder must apply the contingent payment debt rules using its own comparable yield and projected payment schedule. A U.S. holder that uses its own comparable yield or projected payment schedule must explicitly disclose this fact and the reason why it has used its own comparable yield or projected payment schedule. In general, this disclosure must be made on a statement attached to the timely filed United States federal income tax return of the U.S. holder for the taxable year that includes the date of its acquisition of the senior notes.

The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of a holder’s interest accruals and adjustments thereof in respect of the senior notes and do not constitute a representation regarding the actual amount of the payment on a senior note.

The amount of original issue discount on a senior note for each accrual period is determined by multiplying the comparable yield of the senior note, adjusted for the length of the accrual period, by the senior note’s adjusted issue price at the beginning of the accrual period, determined in accordance with the rules set forth in the contingent payment debt regulations. The adjusted issue price of each senior note as of the remarketing date is $25.641 per $25 principal amount. The adjusted issue price of each senior note at the beginning of each subsequent accrual period equals $25.641, increased by the original issue discount previously accrued on the senior note starting from the remarketing date (disregarding any adjustments described below) and decreased by the payments projected to be made on the senior note through the beginning of the accrual period and starting from the remarketing date. The amount of original issue discount so determined is then allocated on a ratable basis to each day in the accrual period that a holder held the senior note.

Based on the reset rate of         %, actual payments on the senior notes, per $25 principal amount, will be approximately $        for each quarterly payment date ending after May 16, 2006, and the differences between the actual payments and the projected payments should be taken into account by a U.S. holder as a negative adjustment (i.e. decrease) or positive adjustment (i.e. increase), as appropriate, to interest income in a reasonable manner over the period to which they relate. We expect to account for any such difference with respect to a period as a negative or positive adjustment in the accrual of interest for that period. You are not required to use the same method as we do to account for the differences between the actual payments and the projected payments so long as you make the adjustments in a reasonable manner.

In addition, if a U.S. holder purchases a senior note for an amount that differs from the adjusted issue price of the senior note at the time of purchase, such holder will be required to reasonably allocate such difference to daily portions of original issue discount or to projected payments over the remaining term of the senior notes, which will result in an adjustment to the amount of original issue discount that will be accrued on the senior notes in the relevant period. Adjustments will cause, as the case may be, a positive or negative adjustment to a holder’s original issue discount inclusion. as described more fully under “Adjusted Tax Basis of the Senior Notes; Additional Potential Adjustments.” If the purchase price of a senior note is less than its adjusted issue price, a positive adjustment will result, and if the purchase price is more than the adjusted issue price of a senior note, a negative adjustment will result. Any negative or positive adjustment of the kind described above made by a holder will decrease or increase, respectively, its basis in the senior note.

Assuming a U.S. holder follows the method for accounting for adjustments described above, the net effect of the foregoing is that the U.S. holder will accrue interest on a senior note for United States federal income tax purposes in a manner that generally reflects the yield to maturity of the senior note. In other words, the amount of income that you will recognize in respect of the senior notes should correspond to the economic accrual of income on the senior notes to you.

Certain U.S. holders will receive IRS Forms 1099-OID reporting interest accruals on their senior note. Those forms may not, however, reflect the effect of any positive or negative adjustments resulting from such holder’s purchase of the senior note in the remarketing or otherwise at a price that differs from its adjusted issue price on the date of purchase. Each U.S. holder is urged to consult its tax advisor as to whether, and how, such adjustments should be made to the amounts reported on any IRS Form 1099-OID.

Adjusted Tax Basis of the Senior Notes; Additional Potential Adjustments

Your initial adjusted tax basis in a senior note acquired by you in the remarketing will equal the amount that you pay for the senior note. Your adjusted tax basis in the senior notes during any accrual period following the remarketing will be (x) the sum of your initial adjusted tax basis in the senior notes and any interest previously accrued on such senior notes starting from the remarketing date (disregarding any positive or negative adjustments, other than those described immediately below) minus (y) the total amount of the projected payments on the senior note for all previous accrual periods starting from the remarketing date.

If your initial adjusted tax basis in a senior note acquired in the remarketing differs from the adjusted issue price of such senior note on the date of your purchase, you will be required to make additional negative or positive adjustments to interest accrued in each period. You will take into account any difference between your initial adjusted tax basis in the senior note and the adjusted issue price of such senior note on the date of your purchase by reasonably allocating this difference to daily portions of interest or to projected payments over the remaining term of the senior notes. If your initial adjusted tax basis in a senior note is greater than its adjusted issue price on the date of your purchase, you will take the difference into account as a negative adjustment to interest on the date the daily portion accrues or the projected payment is made. If your initial adjusted tax basis in a senior note is less than its adjusted issue price on the date of your purchase, you will take the difference into account as a positive adjustment to interest on the date the daily portion accrues or the projected payment is made. The adjusted tax basis of a senior note will be decreased by any such negative adjustments and increased by any such positive adjustments. To the extent that, within a tax year, a negative adjustment exceeds a positive adjustment, such excess is a net negative adjustment that is not subject to the two percent floor limitation imposed on miscellaneous itemized deductions under Section 67 of the Code.

Upon accruing interest income based on the comparable yield of 3.10% and making positive and negative adjustments that reflect the actual reset rate as described above under “Interest Income” and the possible difference between your initial adjusted tax basis in the senior note and its adjusted issue price on the date of your purchase as described in the preceding paragraph, the amount of income that you will recognize in respect of the senior notes generally should correspond to the economic accrual of income on the senior notes to you and the amount of income you would have recognized if the senior notes were not subject to the contingent payment debt regulations.

Sale, Exchange or Other Disposition of the Senior Notes

Upon a sale, exchange or other disposition of a senior note, you will generally recognize gain or loss equal to the difference between the amount realized on the disposition and your adjusted tax basis in the senior note. Such gain or loss generally will be capital gain or loss (except to the extent of any positive adjustment that you have not yet accrued and included in income, which will be treated as interest income) and generally will be long-term capital gain or loss if you held the senior note for more than one year immediately prior to such disposition. However, the capital gain or loss treatment of such gain or loss is not free from doubt. It is possible that gain and, to some extent, loss recognized on the sale, exchange or other disposition of a senior note that occurs during the six-month period following the date the interest rate is reset may be treated as ordinary income or loss unless no further payments are due during the remainder of such six-month period. Long-term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

The following discussion applies to you if you are a holder of senior notes that is not a U.S. holder (a Non-U.S. holder). Special rules may apply to you if you or your direct or indirect owners are a controlled foreign corporation, passive foreign investment company, or are otherwise subject to special treatment under the Code. If you are or may be subject to these special rules, you should consult your tax advisor to determine the particular United States federal, state and local and other tax consequences that would apply to you.

All payments on a senior note made to you and any gain realized on a sale, exchange or other disposition of a senior note will be exempt from United States federal income and withholding tax, provided that:

•       you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•       you are not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

•       you are not a bank receiving certain types of interest;

•       you have fulfilled the certification requirement described below;

•       such payments are not effectively connected with the conduct by you of a trade or business in the United States; and

•       in the case of gain realized on the sale, exchange or other disposition of a senior note, if you are a nonresident alien individual, you are not present in the United States for 183 or more days in the taxable year of the disposition where certain other conditions are met.

The certification requirement referred to above will be fulfilled if you certify to us on IRS Form W-8BEN or other applicable form, under penalties of perjury, that you are not a United States person for federal income tax purposes and provide your name and address.

If you are engaged in a trade or business in the United States, and if payments on a senior note are effectively connected with the conduct of this trade or business, you will generally be taxed in the same manner as a U.S. holder (see “—U.S. Holders” above), except that you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding tax. You should consult your tax advisor with respect to other tax consequences of the ownership of the senior notes, including the possible imposition of a 30% branch profits tax (or lower applicable income tax treaty rate).

Information Reporting and Backup Withholding

If you are a U.S. holder, information reporting requirements generally will apply to all payments we make to you and to the proceeds paid to you from a sale of senior notes, unless you are an exempt recipient (such as a corporation). If you are not an exempt recipient, backup withholding tax will apply to those payments if you fail to provide a taxpayer identification number or a certification of exempt status, or if you fail to report interest income in full.

If you are a Non-U.S. holder, we must report annually to the IRS and to you the amount of payments we make to you and the tax withheld with respect to such payments, regardless of whether withholding is required. Copies of the information returns reporting such payments and withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty. In general, you will not be subject to backup withholding regarding payments we make to you provided that we do not have actual knowledge or reason to know that you are a United States person and we have received from you the statement described above under “—Non-U.S. Holders” or an acceptable substitute. In addition, you will be subject to information reporting and, depending on the circumstances, backup withholding with respect to the proceeds of the sale of a senior note made within the United States or conducted through a United States-related intermediary, unless the payor receives the statement described above and does not have actual knowledge or reason to know that you are a U.S. holder, or you otherwise establish an exemption.

Regardless of whether you are a U.S. holder or a Non-U.S. holder, any amounts withheld under the backup withholding rules will be allowed as a credit against your United States federal income tax liability and may entitle you to a refund, provided that you timely furnish the required information to the IRS.

CERTAIN ERISA CONSIDERATIONS

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (referred to in this remarketing prospectus supplement as ERISA), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the senior notes. Such pension, profit-sharing or other employee benefit plan subject to ERISA are referred to in this remarketing prospectus supplement as Plans. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates may each be considered a party in interest within the meaning of ERISA, or a disqualified person within the meaning of the Code, with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also referred to in this remarketing prospectus supplement as Plans). Prohibited transactions within the meaning of ERISA or Section 4975 of the Code would likely arise, for example, if the senior notes are acquired by or with the assets of a Plan with respect to which we or any of our affiliates is a service provider, unless the senior notes are acquired pursuant to an exemption from the prohibited transaction rules. A violation of these prohibited transaction rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (PTCEs) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase, holding or disposition of the senior notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

Because we may be considered a party in interest with respect to many Plans, the senior notes may not be purchased or held by any Plan, any entity whose underlying assets include plan assets by reason of any Plan’s investment in the entity (a Plan Asset Entity) or any person investing plan assets of any Plan, unless such purchaser or holder is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or its purchase, holding and disposition is and will be otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, or holder of the senior notes will be deemed to have represented, in its corporate and fiduciary capacity, by its purchase and holding thereof that it either (a) is not a Plan or a Plan Asset Entity and is not purchasing the senior notes on behalf of or with plan assets of any Plan or (b) is eligible for exemptive relief with respect to its purchase, holding and disposition of the senior notes or such purchase, holding or disposition is not and will not be prohibited by ERISA or Section 4975 of the Code.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the senior notes on behalf of or with plan assets of any Plan consult with their counsel regarding the availability of exemptive relief under PTCE 96-23,95-60,91-38, 90-1 or 84-14.

Certain plans that are not subject to ERISA, including plans maintained by state and local governmental entities, are nonetheless subject to investment restrictions under the terms of applicable local law. Such restrictions may preclude the purchase of the senior notes and any such plan purchasing the senior notes will be deemed to have represented that its purchasing, holding and disposition of the senior notes will not violate any applicable law.

REMARKETING

The remarketing is being conducted under the terms and subject to the conditions contained in a remarketing agreement, dated as of May    , 2006, among us, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner and Smith Incorporated, as remarketing agents, and JPMorgan Trust Company, N.A., as purchase contract agent and attorney-in-fact for holders of the Equity Units. The remarketing agreement requires the remarketing agents to use their reasonable efforts to remarket the senior notes at a price equal to approximately (but not less than) 100.50% of the treasury portfolio purchase price.

On May 11, 2006, the remarketing agents will reset the rate of interest payable on the senior notes at the rate that the senior notes should bear in order for the remarketed senior notes to have an approximate aggregate market value on the reset date of 100.50% of the treasury portfolio purchase price. The reset rate will in no event exceed the maximum rate permitted by applicable law.

The proceeds from the remarketing of the senior notes will be $       , before deduction of the remarketing agents’ fee. We will not receive any proceeds of the remarketing. Instead, a portion of the proceeds from the remarketing of senior notes equal to the treasury portfolio purchase price of $        will be applied to purchase the treasury portfolio, which will be pledged to secure the obligations of holders of Corporate Units under the purchase contracts to purchase shares of our common stock on August 16, 2006. The remarketing agents will retain a remarketing fee not exceeding 0.25% of the treasury portfolio purchase price from the proceeds of the remarketing. Corporate Unit holders will not otherwise be responsible for the payment of any remarketing fees in connection with the remarketing. See “Use of Proceeds” in this remarketing prospectus supplement.

The remarketing agents shall have no obligation to purchase any of the senior notes.

The remarketing agreement provides that the remarketing is subject to customary conditions precedent, including the delivery of officers’ certificates, legal opinions and accountants’ comfort letters.

The senior notes are not listed on any national securities exchange and have no established trading market. The remarketing agents have advised us that they intend to make a market in the senior notes, but they have no obligation to do so and may discontinue market making at any time without providing any notice. No assurance can be given as to the liquidity of any trading market for the senior notes.

In connection with the remarketing and in compliance with applicable law, the remarketing agents may effect transactions which stabilize, maintain or otherwise affect the market price of the senior notes at levels above those which might otherwise prevail in the open market. Such transactions may include placing bids for the senior notes or effecting purchases of the senior notes for the purpose of pegging, fixing, or maintaining the price of the senior notes or reducing a short position created in connection with the remarketing. The remarketing agents are not required to engage in any of these activities and such activities, if commenced, may be discontinued at any time.

We have agreed to indemnify the remarketing agents against or to contribute to payments that the remarketing agents may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933.

The remarketing agents and their respective affiliates have in the past provided, and may in the future provide, investment banking and commercial banking services to us and our affiliates for which they have received, or will receive, customary compensation.  On August 16, 2005, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Merrill Lynch Pierce, Fenner and Smith Incorporated served as remarketing agents in connection with the remarketing of $599,532,375 aggregate principal amount of our 4.00% Senior Notes due 2007, which were originally issued on December 2, 2002 as components of the our 7.00% Equity Units. On June 22, 2005, we entered into a $500 million five-year revolving credit agreement with a syndicate of financial institutions, including affiliates of Citigroup Global Markets Inc. and Goldman, Sachs, & Co., who act as lenders or in certain agency capacities. In addition, we have established a commercial paper issuance program in which affiliates of Goldman, Sachs & Co. and Deutsche Bank Securities Inc. act as dealers and in certain agency capacities.

Additionally, an affiliate of Goldman, Sachs & Co. is a co-investor with us in Allied World Assurance Holdings, Ltd., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated serves as the third-party administrator of our equity compensation plans and John D. Finnegan, our Chairman, President and Chief Executive Officer, is a member of the Board of Directors of Merrill Lynch & Co. Inc., serves on and is the Chair of such Board’s Finance Committee and serves on such Board’s Management Development and Compensation Committee and its Nominating and Corporate Governance Committee.

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of the senior notes described in this prospectus supplement may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the senior notes that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of securities may be offered to the public in that relevant member state at any time:

•       to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or

•       to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts or

•       in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of senior notes described in this prospectus supplement located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For purposes of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

The sellers of the senior notes have not authorized and do not authorize the making of any offer of senior notes through any financial intermediary on their behalf, other than offers made by the remarketing agents with a view to the final placement of the senior notes as contemplated in this prospectus supplement. Accordingly, no purchaser of the senior notes, other than the remarketing agents, are authorized to make any further offer of the senior notes on behalf of the sellers or the remarketing agents.

This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (“Qualified Investors”) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”).  This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom.  Any person in the United Kingdom that is not a relevant persons should not act or rely on this document or any of its contents.

Neither this prospectus supplement nor any other offering material relating to the senior notes described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The senior notes have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the senior notes has been or will be

•       released, issued, distributed or caused to be released, issued or distributed to the public in France or

•       used in connection with any offer for subscription or sale of the senior notes to the public in France.

Such offers, sales and distributions will be made in France only

•       to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier or

•       to investment services providers authorized to engage in portfolio management on behalf of third parties or

•       in a transaction that, in accordance with article L.411-2-II-1-or-2-or 3 of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The senior notes may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

The senior notes may not be offered or sold by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the senior notes may be issued, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to senior notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

The senior notes have not been and will not be registered under the Securities and Exchange Law of Japan (the “Securities and Exchange Law”) and each remarketing agent has agreed that it will not offer or sell any senior notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the senior notes may not be circulated or distributed, nor may the senior notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the senior notes are subscribed or purchased under Section 275 by a relevant person which is:

(a)          a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)         a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the senior notes under Section 275 except:

(1)         to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA;

(2)         where no consideration is given for the transfer; or

(3)         by operation of law.

LEGAL MATTERS

W. Andrew Macan, Vice President, Corporate Counsel and Secretary of The Chubb Corporation, will pass upon certain legal matters relating to the remarketing of the senior notes on behalf of Chubb and on matters of New Jersey law. Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York, will also pass upon certain legal matters relating to the remarketing of the senior notes on behalf of Chubb. Davis Polk & Wardwell, New York, New York, will pass upon the validity of the senior notes for the remarketing agents. Paul, Weiss, Rifkind, Wharton & Garrison LLP and Davis Polk & Wardwell will rely for matters of New Jersey law on the opinion of W. Andrew Macan.

EXPERTS

The consolidated financial statements and schedules of The Chubb Corporation appearing in The Chubb Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2005 and The Chubb Corporation’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, included therein have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements and schedules and management’s assessment referred to above are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, as well as proxy statements and other information with the SEC. You may read and copy any document we file with the SEC, including the registration statement of which the accompanying prospectus is a part, at the SEC’s Public Reference Room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. You may obtain further information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC’s web site at http://www.sec.gov, which contains reports, proxy statements and other information regarding registrants like us that file electronically with the SEC.

In addition, our common stock is listed on the New York Stock Exchange, and such reports and other information concerning us may also be inspected at their offices at 20 Broad Street, New York, New York 10005. Our common stock’s ticker symbol is “CB.”

The accompanying prospectus is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act of 1933. As permitted by SEC rules, our prospectus does not contain all of the information included in the registration statement and the accompanying exhibits filed with the SEC. You may refer to the registration statement and its exhibits for more information.

The SEC allows us to “incorporate by reference” into the accompanying prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of the prospectus. If we subsequently file updating or superseding information in a document that is incorporated by reference into the prospectus, the subsequent information will also become part of the prospectus and will supersede the earlier information.

We are incorporating by reference the following documents that we have filed with the SEC:

•       our Annual Report on Form 10-K for the year ended December 31, 2005;

•       our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006; and

•       our Current Reports on Form 8-K filed on March 8, 2006, April 19, 2006 and April 28, 2006.

The preceding list supersedes and replaces the documents listed in the accompanying prospectus supplement and prospectus under the heading “Incorporation of Certain Documents by Reference.”

We are also incorporating by reference into the accompanying prospectus all of our future filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering has been completed.

You may obtain a copy of any of our filings that are incorporated by reference, at no cost, by contacting us at:

The Chubb Corporation
15 Mountain View Road
Warren, New Jersey 07059
Attention: Corporate Secretary
Telephone: (908) 903-2000

PROSPECTUS SUPPLEMENT (To Prospectus Dated June 18, 2003)

16,000,000 EQUITY UNITS

THE CHUBB CORPORATION

7.00% EQUITY UNITS

We will issue 16,000,000 purchase contracts to purchase our common stock (18,400,000 purchase contracts if the underwriters exercise their option to purchase additional purchase contracts in full) and $400,000,000 aggregate principal amount of 2.25% senior notes due August 16, 2008 ($460,000,000 aggregate principal amount of 2.25% senior notes due August 16, 2008 if the underwriters exercise their option to purchase additional 2.25% senior notes due August 16, 2008 in full). The purchase contracts and senior notes will be issued together in the form of Equity Units, each of which will represent one purchase contract and $25 principal amount of senior notes. After issuance, purchase contracts and senior notes may be separated as described in this prospectus supplement.

•        Each purchase contract will obligate you to purchase from us, no later than August 16, 2006, for a stated amount of $25 in cash, a number of shares of our common stock as described in this prospectus supplement.

•        We will also pay you quarterly contract adjustment payments at a rate of 4.75% per year on the stated amount of $25 per purchase contract, or $1.1875 per year, as described in this prospectus supplement.

•        The senior notes will initially bear interest at a rate of 2.25% per year, payable quarterly. The senior notes will be remarketed as described in this prospectus supplement. Following a successful remarketing, the interest rate on the senior notes may be reset.

•        All of the Equity Units will be issued as Corporate Units. Unless you separate your senior notes from your purchase contracts by substituting Treasury securities for your senior notes, your Equity Units will remain Corporate Units.

•        If the senior notes are remarketed successfully before the third business day immediately preceding August 16, 2006, or if a special event redemption described in this prospectus supplement occurs before August 16, 2006, the senior notes represented by the Corporate Units will be replaced by the Treasury portfolio described in this prospectus supplement.

•        You can create Treasury Units from Corporate Units by substituting Treasury securities for the senior notes or your applicable ownership interest in the Treasury portfolio represented by the Corporate Units, and you can recreate Corporate Units by substituting senior notes or your applicable ownership interest in the Treasury portfolio for the Treasury securities represented by the Treasury Units.

•        The senior notes or, if substituted for the senior notes, the Treasury securities or your applicable ownership interest in the Treasury portfolio, as the case may be, will be pledged to us to secure your obligation under the related purchase contract.

Concurrently with this offering, we are offering, by means of a separate prospectus supplement, 13,500,000 shares of our common stock (or 15,525,000 shares if the underwriters for that offering exercise their option to purchase additional shares in full). Neither offering is contingent upon the other.

The Corporate Units have been approved for listing on the New York Stock Exchange under the symbol “CBPrB,” subject to official notice of issuance. Our common stock is traded on the New York Stock Exchange under the symbol “CB.” On June 18, 2003, the reported last sale price of our common stock on the New York Stock Exchange was $60.21 per share.

INVESTING IN THE EQUITY UNITS INVOLVES RISKS.  SEE “RISK FACTORS” BEGINNING ON PAGE S-19 OF THIS PROSPECTUS SUPPLEMENT.

	Per
	Corporate Unit	Total
Public offering price	$25.00	$400,000,000
Underwriting discounts and commissions	$0.75	$12,000,000
Proceeds, before expenses, to Chubb	$24.25	$388,000,000

To the extent that the underwriters sell more than 16,000,000 Corporate Units, the underwriters have the option to purchase up to an additional 2,400,000 Corporate Units at the public offering price less the underwriting discounts and commissions within a 13 day period beginning on the date of first issuance of the Corporate Units.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Corporate Units will be ready for delivery on or about June 24, 2003.

Joint Book-Running Managers

Citigroup	Goldman, Sachs & Co.	Merrill Lynch & Co.
ABN Amro Rothschild LLC
BNY Capital Markets, Inc.
HSBC

The Date of this Prospectus Supplement is June 18, 2003

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS SUPPLEMENT.

i

SUMMARY

This summary highlights certain information incorporated by reference or appearing elsewhere in this prospectus supplement or the accompanying prospectus. As a result, it is not complete and does not contain all of the information that you should consider before purchasing our Equity Units. You should read the following summary in conjunction with the more detailed information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. References to “Chubb” are to The Chubb Corporation. Unless the context otherwise requires, references to “we,” “us” and “our” refer to The Chubb Corporation and its consolidated subsidiaries.

THE CHUBB CORPORATION

The Chubb Corporation, incorporated in New Jersey in 1967, is a holding company for a family of property and casualty insurance companies known informally as the Chubb Group of Insurance Companies. Since 1882, we have provided property and casualty insurance to businesses and individuals around the world. According to A.M. Best, we are the 12th largest U.S. property and casualty insurer based on 2002 net written premiums. Net premiums written means direct premiums written, plus reinsurance premiums assumed, less reinsurance premiums ceded.

At March 31, 2003, we had total assets of $35.5 billion and shareholders’ equity of $7.1 billion, and for the year ended December 31, 2002 we had consolidated net income of $222.9 million. We employed approximately 13,300 persons worldwide at December 31, 2002.

Our Business Units

Our property and casualty operations are divided into three strategic business units:

CHUBB COMMERCIAL INSURANCE, OR CCI, offers a full range of commercial customer insurance products, including coverage for multiple peril, casualty, workers’ compensation and property and marine. CCI is known for writing niche business, where our expertise can add value for our agents, brokers and policyholders. CCI had net premiums written of $3.4 billion in 2002, representing 37% of our total for the year.

CHUBB SPECIALTY INSURANCE, OR CSI, offers a wide variety of specialized executive protection and professional liability products for privately and publicly owned companies, financial institutions, professional firms and healthcare organizations. CSI also includes our surety and accident businesses, as well as our reinsurance assumed business produced by Chubb Re. CSI had net premiums written of $3.3 billion in 2002, representing 37% of our total for the year.

CHUBB PERSONAL INSURANCE, OR CPI, offers products for individuals with fine homes and possessions who require more coverage choices and higher limits than are available with standard insurance policies. CPI had net premiums written of $2.3 billion in 2002, representing 26% of our total for the year.

The following table shows the growth in net premiums written at each of our strategic business units for 2001, 2002 and the first three months of 2003.

	THREE MONTHS ENDED MARCH 31,				YEAR ENDED DECEMBER 31,
		%			%		%
	2003	CHANGE	2002	2002	CHANGE	2001	CHANGE	2000
	(IN MILLIONS)
Commercial Insurance (CCI)	$1,082.3	21.2%	$892.9	$3,404.7	36.7%	$2,490.8	6.4%	$2,340.6
Specialty Insurance (CSI)	1,027.4	29.2	795.5	3,328.9	33.7	2,489.6	9.7	2,269.8
Personal Insurance (CPI)	565.0	12.4	502.5	2,313.7	16.8	1,981.1	15.0	1,722.8
Total net premiums written	$2,674.7	22.1	$2,190.9	$9,047.3	30.0	$6,961.5	9.9	$6,333.2

Strategy

We believe that successfully executing the following strategies will permit us to achieve premium and profitability growth in the property and casualty insurance market.

MAINTAIN OUR POWERFUL BRAND AND STRONG COMPETITIVE POSITIONS IN OUR CHOSEN MARKETS.   We have, and intend to maintain, leading franchises in each of our strategic markets. CCI is a leading provider of commercial insurance in the middle market, which we believe offers the most significant immediate growth and profit opportunities in the property and casualty market as a whole. CSI is a market leader in the executive protection and financial institutions business. CPI has a particularly strong position in the high net worth personal insurance market, where we benefit from our well-established Masterpiece(R) brand name.

CAPITALIZE ON THE PROPERTY AND CASUALTY PRICING ENVIRONMENT.   In late 1998 we began increasing rates in our commercial segment. Since 2001, the rate structure within the property and casualty market has improved in each of our segments. Our clear focus on property and casualty products and our strong presence across the commercial, personal and specialty segments of the market have enabled us to capitalize on price trends by improving rates throughout our business units. We also have taken advantage of the favorable environment by tightening policy terms and conditions throughout our product lines.

Improved property and casualty pricing dynamics contributed to our 30% increase in net premiums written in 2002 compared to 2001, and to our 22% increase in net premiums written in the first quarter of 2003 over the comparable period in 2002. Our ability to increase our rates was also fundamental to our achieving cash flow from operating activities of $2.4 billion in 2002 compared to $1.0 billion in 2001, and $691 million in the first quarter of 2003 compared to $415 million for the comparable period in 2002.

CONTINUE TO IMPROVE UNDERWRITING PERFORMANCE.   Our profitability is extremely sensitive to our underwriting results. The combined loss and expense ratio, expressed as a percentage, is the key measure of underwriting profitability traditionally used in the property and casualty business. We use the statutory definition of combined loss and expense ratio: the sum of the ratio of losses to premiums earned, or loss ratio, plus the ratio of statutory underwriting expenses to premiums written, or expense ratio, after reducing both premium amounts by dividends to policyholders. When the combined ratio is under 100%, underwriting results are generally considered profitable; when the combined ratio is over 100%, underwriting results are generally considered unprofitable.

We have undertaken a renewed focus on disciplined underwriting risk evaluation and expense control, which is designed to maximize our underwriting profitability within the constraints of a competitive industry and the inherently unpredictable timing of the losses for which we insure. We believe that this initiative is bearing positive results. Our statutory combined ratio was 95.3% in the first quarter of 2003, which included 4.1 percentage points of catastrophe losses. For information concerning the calculation of our underwriting ratios, see “Calculation of Our Underwriting Ratios.”

SUPPORT PROFITABILITY THROUGH POSITIVE INVESTMENT PERFORMANCE.   In addition to the effect of underwriting results, an insurer’s profitability is driven to a large degree by its income on invested assets. We have consistently recorded growth in our investment results. Property and casualty investment income before income taxes increased by 9% in the first quarter of 2003 over the comparable period in 2002. This performance reflected an increase in invested assets stemming from strong cash flow from operating activities over the period, as well as $1 billion of capital contributions from Chubb to the operating subsidiaries in late 2002. We maintain a high quality, well diversified investment portfolio that supports our property and casualty business. At March 31, 2003, 87% of this portfolio consisted of fixed-income securities, 65% of which were rated AAA or equivalent.

MAINTAIN A STRONG BALANCE SHEET AND RATINGS TO TAKE ADVANTAGE OF GROWTH OPPORTUNITIES.   The current property and casualty pricing environment, combined with our strong competitive position across the market, presents us with an attractive opportunity to grow premiums. To take advantage of this opportunity we strive to maintain a balance sheet that can support the strain of writing new business.

We believe the steps we have taken to manage our balance sheet provide us with both the flexibility we need to pursue premium growth and the financial strength our policyholders expect. In the fourth quarter of 2002 and the first quarter of 2003 we raised a total of $1.1 billion in new financing, including $600 million of equity units and $500 million of notes. At the same time, we believe we have maintained a prudent degree of financial leverage, with a total debt-to-capital ratio of 26.9% at March 31, 2003. Our senior unsecured debt is currently rated A by S&P, A1 by Moody’s, aa- by A.M. Best and A+ by Fitch. Our property and casualty subsidiaries’ financial strength is rated AA by S&P, Aa2 by Moody’s, A++ by A.M. Best and AA by Fitch. The outlook on each of these ratings is stable, except for the Fitch rating on our senior unsecured debt, which was placed on negative outlook in March 2003.

Recent Developments

Results of Operations for the First Quarter of 2003

The following discussion should be read in conjunction with “—Summary Historical Financial Data” and our Quarterly Report on Form 10-Q for the period ended March 31, 2003, which is incorporated by reference.

Our net income was $224.6 million in the first quarter of 2003, an increase of 13.3% over net income of $198.2 million in the first quarter 2002.

Net premiums written were $2.7 billion in the first quarter of 2003, an increase of 22% compared with the first quarter of 2002. U.S. premiums grew 21% over the comparable period in 2002, and we also achieved substantial premium growth outside the United States; non-U.S. premiums grew 26% on a reported basis and 16% in local currency terms. Premium growth in the first quarter was strong in all segments of our business due primarily to higher rates.

Our statutory combined ratio for the first quarter of 2003 was 95.3%, compared to 95.9% for the corresponding period in 2002. Catastrophe losses during the first quarter of 2003 amounted to $94.9 million, which represented 4.1 percentage points of the statutory combined ratio, compared with $13.3 million, or 0.7 of a percentage point, in the first quarter of 2002. Our statutory expense ratio decreased to 30.4% for the first quarter of 2003, compared with 31.5% for the first quarter of 2002. The decrease in the statutory expense ratio was due primarily to premiums written growing at a substantially higher rate than overhead expenses. For information concerning the calculation of our underwriting ratios, see “Calculation of Our Underwriting Ratios.”

The following table shows our results by business unit for the first quarter of 2003:

	THREE MONTHS ENDED MARCH 31
	NET PREMIUMS WRITTEN		STATUTORY COMBINED LOSS AND EXPENSE RATIO
	2003	2002	2003	2002
	(UNAUDITED, IN MILLIONS)
Commercial Insurance (CCI).	$1,082.3	$892.9	86.5%	95.7%
Specialty Insurance (CSI)	1,027.4	795.5	99.2	95.4
Personal Insurance (CPI)	565.0	502.5	103.6	97.4
Total	$2,674.7	$2,190.9	95.3	95.9

Chubb Commercial Insurance.   CCI had premium growth of 21% in the first quarter of 2003 over the comparable period in 2002. This premium growth resulted from continued price increases and an increase in our in-force policy count. Premiums from new accounts exceeded non-renewed business by a 2-to-1 margin.

CCI’s statutory combined ratio in the first quarter of 2003 was 86.5%, compared to 95.7% in the first quarter of 2002. This improvement was due in large part to the cumulative effect of price increases, better terms and conditions and more stringent risk selection in recent years. CCI catastrophe losses accounted for 3.4 points of the statutory combined ratio in the first quarter of 2003, compared to 0.1 point in the first quarter of 2002.

Chubb Specialty Insurance.   CSI had premium growth of 29% in the first quarter of 2003 over the comparable period in 2002. Growth in executive protection and the professional liability component of the financial institutions business was primarily attributable to higher rates. In the fidelity and standard commercial components of our financial institutions business, rates continued to increase as well. Growth in our other specialty business was primarily from Chubb Re; premiums produced by Chubb Re grew 58% in the first quarter of 2003 over the comparable period in 2002.

CSI’s statutory combined ratio in the first quarter of 2003 was 99.2%, compared to 95.4% in the first quarter of 2002. Our executive protection business produced unprofitable underwriting results in the first quarter of 2003, compared with near breakeven results in the first quarter of 2002. Results in the first quarter of 2003 were affected by the adverse claim environment in directors and officers liability and errors and omissions liability insurance. Our financial institutions business produced unprofitable results in the first quarter of 2003, compared with profitable results in the comparable period of 2002. The fidelity and standard commercial components of the financial institutions business were highly profitable in the first quarters of 2003 and 2002, while results for the professional liability component were highly unprofitable in both periods, but more so in the first quarter of 2003. This deterioration was due to the same adverse claim trends experienced in our executive protection business. Other specialty results were highly profitable in the first quarters of both 2003 and 2002.

Chubb Personal Insurance.   CPI had premium growth of 12% in the first quarter of 2003 over the comparable period in 2002. Premium growth occurred in all classes. However, as planned, growth in our in-force policy count continued to slow.

CPI’s statutory combined ratio in the first quarter of 2003 was 103.6%, compared to 97.4% in the first quarter of 2002. This deterioration was due to higher catastrophe losses, which represented 10.9 points of the statutory combined ratio in the first quarter of 2003, compared to 2.4 points in the first quarter of 2002.

Restructuring Initiatives

We have recently undertaken two initiatives to exit from or restructure certain of our operations.

Run-off of CFS financial products business.   In addition to our three strategic insurance business units, in 2000 we organized Chubb Financial Solutions, or CFS, to engage in developing and providing risk-financing services through the capital and insurance markets. We recently completed a review of CFS’s strategic future. In April 2003 we announced our intention to run-off the financial products portfolio of CFS to pursue the more attractive alternative of deploying our capital to expand our traditional insurance business. We do not intend to write any new credit derivative transactions, but might enter into transactions for hedging and other risk management reasons in the future.

Restructuring of European operations.   We have begun a profit improvement initiative with respect to our continental European operations, including exiting the personal insurance business, except for the ultra-high net worth market, and rationalizing our expense structure in the remaining commercial and specialty operations. Our European operations were profitable in the first quarter of 2003.

New Senior Management Team

In December 2002, Chubb transitioned to a new leadership team. John D. Finnegan became our President and Chief Executive Officer and a member of our board of directors. Prior to taking this position at Chubb, Mr. Finnegan had been the Chairman and President of General Motors Acceptance Corporation and an Executive Vice President of General Motors Corporation. In assuming the role of Chief Executive Officer, Mr. Finnegan replaced our outgoing Chairman and Chief Executive Officer, Dean R. O’Hare, who retired after a 39-year career with us.

Also in December 2002, Joel J. Cohen, previously our lead director, became the Chairman of our board of directors, and the board elevated three veteran Chubb leaders to the position of Vice Chairman. Thomas F. Motamed became our Vice Chairman and Chief Operating Officer; John J. Degnan was named Vice Chairman and Chief Administrative Officer; and Michael O’Reilly became Vice Chairman, Chief Investment Officer and acting Chief Financial Officer. We are conducting a search for a new Chief Financial Officer.

Recent Announcements

On June 6, 2003, we announced that our preliminary estimate for after-tax catastrophe losses in the two months ended May 31, 2003 is $49 million. In the three months ended June 30, 2002, catastrophe losses were $7.0 million after-tax. We also announced that we expect to record in the second quarter of 2003 an after-tax charge of $17 million as a result of a recent adverse arbitration decision rendered against an insurance pool in which Chubb was formerly a 5.5% participant. The decision related to a fire loss that occurred in 1995 and involved property damage and business interruption.

Where You Can Find Us

Our principal executive offices are located at 15 Mountain View Road, Warren, New Jersey 07061-1615, and our telephone number is (908) 903-2000.

SUMMARY HISTORICAL FINANCIAL DATA

The following summary historical financial data for, and as of the end of, each of the five years in the period ended December 31, 2002 have been derived from Chubb’s consolidated financial statements, which have been audited by Ernst & Young LLP, Chubb’s independent auditors. The data as of March 31, 2003 and 2002 and for the three months ended March 31, 2003 and 2002 have been derived from Chubb’s unaudited consolidated financial statements, which include, in the opinion of Chubb’s management, all adjustments, consisting of normal recurring accruals, necessary to present fairly Chubb’s consolidated results of operations and financial position for the periods and dates presented. The summary financial data should be read in conjunction with Chubb’s consolidated financial statements and the notes to the consolidated financial statements that are incorporated by reference in this prospectus supplement and the accompanying prospectus. Results for the three months ended March 31, 2003 are not necessarily indicative of results for the full year.

	AS OF OR FOR THE THREE MONTHS ENDED MARCH 31,					AS OF OR FOR THE YEAR ENDED DECEMBER 31,
	2003		2002	2002		2001		2000	1999	1998
	(UNAUDITED)					(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Revenues	$2,615.9		$2,105.2	$9,140.3		$7,754.0		$7,251.5	$6,729.6	$6,349.8
Net Income	224.6		198.2	222.9	(1)	111.5	(2)	714.6	621.1	707.0	(3)
Net Income Per Share (diluted)	$1.31		$1.15	$1.29		$0.63		$4.01	$3.66	$4.19
Dividends Declared per Common Share	$0.36		$0.35	$1.40		$1.36		$1.32	$1.28	$1.24
Total Assets	$35,465.8		$30,372.8	$34,114.4		$29,449.0		$25,026.7	$23,537.0	$20,746.0
Invested Assets	22,381.1		17,987.6	21,012.4		17,783.9		17,000.6	16,019.4	14,755.3
Unpaid Claims and Claim Expenses	16,885.3		15,454.3	16,713.1		15,514.9		11,904.6	11,434.7	10,356.5
Long-Term Debt	2,356.4		1,344.1	1,959.1		1,351.0		753.8	759.2	607.5
Shareholders’ Equity	7,118.9		6,641.4	6,859.2		6,525.3		6,981.7	6,271.8	5,644.1
Shareholders’ Equity per Common Share	$41.49	(4)	$38.83	$40.06		$38.37		$39.91	$35.74	$34.78

(1)             Net income has been reduced by aggregate net losses of $700.0 million ($455.0 million after-tax or $2.63 per share) recognized in the third and fourth quarters related to asbestos and toxic waste claims. Net income has also been reduced by a tax valuation allowance of $40.0 million ($0.23 per share) from not being able to recognize, for accounting purposes, certain U.S. tax benefits related to European losses. Net income has been increased by a reduction in net surety bond losses of $88.0 million ($57.2 million after-tax or $0.33 per share) resulting from the settlement of litigation related to Enron Corp.

(2)             Net income has been reduced by net costs of $645.0 million ($420.0 million after-tax or $2.39 per share) related to the September 11 attack and by net surety bond losses of $220.0 million ($143.0 million after-tax or $0.81 per share) arising from the bankruptcy of Enron Corp.

(3)             Net income has been reduced by a restructuring charge of $40.0 million ($26.0 million after-tax or $0.15 per share).

(4)             As adjusted for the sale of Equity Units in this offering and the concurrent offering of common stock, shareholders’ equity per common share would be $42.26, based on our offering price of $59.50 per share.

THE OFFERING

What are we offering?

We are offering 16,000,000 purchase contracts to purchase our common stock (18,400,000 purchase contracts if the underwriters exercise their option to purchase additional purchase contracts in full) and $400,000,000 aggregate principal amount of 2.25% senior notes due August 16, 2008 ($460,000,000 aggregate principal amount of 2.25% senior notes if the underwriters exercise their option to purchase additional 2.25% senior notes in full). We are issuing them together as 16,000,000 Corporate Units (18,400,000 Corporate Units if the underwriters exercise their option to purchase additional Corporate Units in full). After they are issued, you can separate the senior notes from the purchase contracts by creating Treasury Units as we describe below under “How can I create Treasury Units from Corporate Units?” Corporate Units and Treasury Units are both referred to in this prospectus supplement as Equity Units. All references in this prospectus supplement to our common stock include the rights evidenced by such common stock to the extent provided in the Rights Agreement dated as of March 12, 1999 between Chubb and EquiServe Trust Company, N.A.

What does a Corporate Unit represent?

Each Corporate Unit has a stated amount of $25 and will represent one purchase contract and, initially, $25 principal amount of our 2.25% senior notes due August 16, 2008. You will own the senior note that is represented by a Corporate Unit, but it will be held by the collateral agent and pledged to us to secure your obligation under the purchase contract that is also represented by that Corporate Unit. If the senior notes are successfully remarketed prior to the third business day preceding August 16, 2006, or if a special event redemption occurs prior to August 16, 2006, in each case as described in this prospectus supplement, the applicable ownership interest in the Treasury portfolio described below under “What is the Treasury Portfolio?” will replace your senior notes as a component of each Corporate Unit you own and will be held by the collateral agent and pledged to us to secure your obligations under the purchase contract. The senior notes will not trade separately from the Corporate Units unless and until Treasury Units are created by substituting Treasury securities for senior notes, the purchase contracts are settled early or the senior notes are remarketed.

What are the terms of the purchase contracts?

Each purchase contract represented by an Equity Unit obligates the holder of the purchase contract to purchase, and obligates us to sell, on August 16, 2006, which we refer to as the purchase contract settlement date, for a stated amount of $25 in cash, a number of newly issued shares of our common stock equal to the “settlement rate.” The settlement rate will be calculated, subject to adjustment under the circumstances set forth in “Description of the Purchase Contracts—Anti-Dilution Adjustments,” as follows:

•       if the applicable market value of our common stock is greater than $71.40, which we refer to as the threshold appreciation price, the settlement rate will be 0.3501 shares of our common stock per purchase contract;

•       if the applicable market value of our common stock is less than or equal to the threshold appreciation price but greater than or equal to $59.50, which we refer to as the reference price, the settlement rate will be a number of shares of our common stock per purchase contract equal to $25 divided by the applicable market value; and

•       if the applicable market value of our common stock is less than the reference price, the settlement rate will be 0.4202 shares of our common stock per purchase contract.

“Applicable market value” means the average of the closing price per share of our common stock on each of the twenty consecutive trading days ending on the third trading day immediately preceding the purchase contract settlement date, subject to adjustment under the circumstances set forth in “Description of the Purchase Contracts—Anti-Dilution Adjustments.” The reference price represents approximately a 1.2% discount to the reported last sale price of our common stock on the New York Stock Exchange on June 18, 2003. The threshold appreciation price represents a 20% appreciation over the reference price.

Can I settle a purchase contract early?

You can settle a purchase contract at any time on or prior to the fifth business day immediately preceding the purchase contract settlement date by paying $25 cash, in which case we will issue to you 0.3501 shares of our common stock pursuant to the purchase contract, subject to anti-dilution adjustments. This is the minimum number of shares deliverable per purchase contract on the purchase contract settlement date. As a result, the market price of our common stock on or before the early settlement date will not affect the number of shares received upon early settlement. In addition, if we are involved in a merger in which at least 30% of the consideration for our common stock consists of cash or cash equivalents, you will have the right to accelerate and settle the purchase contract early at the settlement rate in effect immediately prior to the closing of that merger.

Your early settlement right is subject to the condition that, if required under the U.S. federal securities laws, we have a registration statement under the Securities Act of 1933 in effect covering the shares of common stock and other securities, if any, deliverable upon settlement of a purchase contract. We have agreed that, if required by U.S. federal securities laws, we will use our commercially reasonable efforts to have a registration statement in effect covering those shares of common stock and any other securities to be delivered in respect of the purchase contracts being settled.

What are Treasury Units?

Treasury Units are units created from Corporate Units. Each Treasury Unit represents one purchase contract and a 2.5% undivided beneficial interest in a zero-coupon U.S. Treasury security with a principal amount of $1,000 that matures on either July 15, 2006 (CUSIP No. 912820BT3) or August 15, 2006 (CUSIP No. 912833CQ1), both of which we refer to as a Treasury security. You will own the interest in the Treasury security that is represented by a Treasury Unit, but it will be held by the collateral agent and pledged to us to secure your obligation under the purchase contract that is represented by that Treasury Unit. With respect to the Treasury securities maturing on July 15, 2006, during the period between July 15, 2006 and August 15, 2006, any references to the Treasury securities shall mean the cash proceeds paid on the maturity of such Treasury securities.

How can I create Treasury Units from Corporate Units?

Unless the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, each holder of Corporate Units will have the right, at any time on or prior to the fifth business day immediately preceding the purchase contract settlement date, to substitute for the related senior notes held by the collateral agent Treasury securities in a total principal amount at maturity equal to the aggregate principal amount of the senior notes for which substitution is being made. Because Treasury securities are issued in integral multiples of $1,000, holders of Corporate Units may make this substitution only in integral multiples of 40 Corporate Units. If the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, holders of Corporate Units will have the right, at any time on or prior to the second business day immediately preceding the purchase contract settlement date, to substitute Treasury securities for the applicable ownership interest in the Treasury portfolio as a component of the Corporate Units, but holders of Corporate Units can only make this substitution in integral multiples of 64,000 Corporate Units. Each of these substitutions will create Treasury Units, and the applicable senior notes or applicable ownership interest in the Treasury portfolio will be released to the holder and be separately tradable from the Treasury Units.

How can I recreate Corporate Units from Treasury Units?

Unless the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, each holder of Treasury Units will have the right, at any time on or prior to the fifth business day immediately preceding the purchase contract settlement date, to substitute for the related Treasury securities held by the collateral agent, senior notes having a principal amount equal to the aggregate principal amount at stated maturity of the Treasury securities for which substitution is being made. Because Treasury securities are issued in integral multiples of $1,000, holders of Treasury Units may make these substitutions only in integral multiples of 40 Treasury Units. If the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, holders of Treasury Units will have the right, at any time on or prior to the second business day immediately preceding the purchase contract settlement date, to substitute the applicable ownership interest in the Treasury portfolio for the Treasury securities as a component of the Treasury Units, but holders of Treasury Units can only make this substitution in integral multiples of 64,000 Treasury Units. Each of these substitutions will recreate Corporate Units and the applicable Treasury securities will be released to the holder and be separately tradable from the Corporate Units.

What payments am I entitled to as a holder of Corporate Units?

A holder of a Corporate Unit will be entitled to receive quarterly cash distributions consisting of interest payments calculated at the rate of 2.25% per year on the $25 senior note represented by that Corporate Unit (or distributions on the applicable ownership interest in the Treasury portfolio if the senior notes have been replaced by the Treasury portfolio) and contract adjustment payments payable by us at the rate of 4.75% per year on the stated amount of $25 per purchase contract until the earlier of the purchase contract settlement date and the most recent quarterly payment date on or before any early settlement of the related purchase contracts.

What payments am I entitled to as a holder of Treasury Units?

Holders of Treasury Units will be entitled to receive quarterly contract adjustment payments payable by us at the rate of 4.75% per year on the stated amount of $25 per purchase contract. In addition, original issue discount will accrue on each related Treasury security. When a Treasury Unit is created, the holder of the Treasury Unit will receive the senior note that was represented by the Corporate Unit used to create the Treasury Unit. As a holder of that senior note, the Treasury Unit holder will also be entitled to receive the interest payments on that senior note, as specified below. The Treasury Unit holders shall also receive the return earned on the investment by the collateral agent of the cash proceeds paid on the maturity of the Treasury securities.

Does Chubb have the option to defer current payments?

We do not have the right to defer the payment of interest on the senior notes. We have the right to defer the payment of contract adjustment payments until no later than the date on which your purchase contract is settled. Any deferred contract adjustment payments will accrue additional contract adjustment payments at a rate of 7.00% per year, compounded quarterly, until paid.

What are the payment dates for the Equity Units?

The payments described above in respect of the purchase contracts and senior notes represented by Equity Units will be payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, commencing August 16, 2003.

What is remarketing?

Except as described below, the senior notes held by Corporate Unit holders as part of a Corporate Unit will be remarketed on the third business day immediately preceding May 16, 2006 (the date three months prior to the purchase contract settlement date), which we refer to as the initial remarketing date. The remarketing agent will use its reasonable efforts to obtain a price for the remarketed senior notes approximately equal to (but not less than) 100.50% of the purchase price for the Treasury portfolio described below under “What is the Treasury Portfolio?”. To obtain that price, the remarketing agent may increase or decrease the interest rate on the senior notes, as described below.

If the remarketing of the senior notes on the initial remarketing date fails or does not settle for any reason, the senior notes will continue to be represented by Corporate Units and the remarketing agent will use its reasonable efforts to remarket the senior notes on the third business day immediately preceding June 16, 2006, which we call the second remarketing date, and on the third business day immediately preceding July 16, 2006, which we call the third remarketing date, in each case at a price approximately equal to (but not less than) 100.50% of the purchase price of the Treasury portfolio.

Following a successful remarketing of the senior notes on any of these remarketing dates, the portion of the proceeds from the remarketing equal to the Treasury portfolio purchase price will be applied to purchase the Treasury portfolio. The Corporate Unit holder’s applicable ownership interest in the Treasury portfolio will be substituted for the senior notes as a component of the Corporate Units and will be held by the collateral agent and pledged to secure the Corporate Unit holder’s obligation under the purchase contracts. On the purchase contract settlement date, a portion of the proceeds from the Treasury portfolio equal to the principal amount of the senior notes will automatically be applied to satisfy the Corporate Unit holder’s obligation to purchase common stock and proceeds from the Treasury portfolio equal to the interest payment (assuming no reset of the interest rate) that would have been due on the senior notes on the purchase contract settlement date will be paid to the holders of the Corporate Units.

The remarketing agent will deduct, as a remarketing fee, an amount not exceeding 25 basis points (.25%) of the Treasury portfolio purchase price from any proceeds of the remarketing of the senior notes in excess of the Treasury portfolio purchase price. The remarketing agent will then remit any remaining portion of the proceeds for the benefit of the holders.

If a successful remarketing of the senior notes has not occurred on or prior to the third remarketing date, the remarketing agent will use its reasonable efforts to remarket the senior notes on the third business day immediately preceding the purchase contract settlement date, which we refer to as the final remarketing date, at a price of approximately 100.50% of the principal amount of the senior notes remarketed, but the remarketing on the final remarketing date will be considered successful if the resulting proceeds (net of fees and commissions, if any) are at least 100% of the aggregate principal amount of the senior notes.

If the remarketing of the senior notes on the final remarketing date is successful, a portion of the proceeds from this remarketing equal to the aggregate principal amount of the senior notes sold in the remarketing that are represented by the Corporate Units will automatically be applied to satisfy in full each Corporate Unit holder’s obligations to purchase common stock under the related purchase contracts on the purchase contract settlement date. The remarketing agent will deduct, as a remarketing fee, an amount not exceeding 25 basis points (.25%) of the aggregate principal amount of the remarketed senior notes from any proceeds of the remarketing in excess of the aggregate principal amount of the senior notes remarketed. The remarketing agent will then remit any remaining portion of the proceeds for the benefit of the holders.

What happens if the senior notes are not successfully remarketed?

If a successful remarketing of the senior notes represented by your Corporate Units has not occurred on or prior to the final remarketing date, we will deliver our common stock to you pursuant to the purchase contracts and, unless you have delivered the stated amount in respect of the purchase contracts represented by your Corporate Units to us in cash before the final remarketing date, we will exercise our rights as a secured party with respect to the senior notes that have been pledged to us through the collateral agent to secure your obligation under the related purchase contracts, and your obligation under those purchase contracts will be deemed to be satisfied in full. In addition, holders of senior notes that remain outstanding will have the right to put their senior notes to us for $25 per senior note, plus accrued and unpaid interest, on September 30, 2006, which we call the exercise date, by notifying the indenture trustee on or prior to the fifth business day before the exercise date.

Do I have to participate in the remarketing?

If you hold Corporate Units, you may elect not to participate in any remarketing and to retain the senior notes represented by your Corporate Units by (1) creating Treasury Units at any time on or prior to the second business day prior to any of the remarketing dates or (2) if the first three remarketing attempts have failed, notifying the purchase contract agent of your intention to pay cash to satisfy your obligation under the related purchase contracts on or prior to the fifth business day before the purchase contract settlement date and delivering the cash payment required under the purchase contracts to the collateral agent on or prior to the fourth business day before the purchase contract settlement date. Following a successful remarketing prior to the third business day immediately preceding the purchase contract settlement date, holders of Treasury Units can recreate a Corporate Unit, at any time prior to the second business day immediately preceding the purchase contract settlement date, as described under “How can I recreate Corporate Units from Treasury Units?”

What is the Treasury Portfolio?

If there is a successful remarketing prior to the third business day preceding the purchase contract settlement date or if a special event redemption described under “Description of the Senior Notes—Optional Redemption—Special Event” occurs prior to the purchase contract settlement date, the senior notes will be replaced by the Treasury portfolio. The Treasury portfolio is a portfolio of U.S. Treasury securities consisting of:

•       U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to August 15, 2006 in an aggregate amount equal to the principal amount of the senior notes represented by the Corporate Units; and

•       either:

(1)          in the case of a successful remarketing prior to the third business day preceding the purchase contract settlement date, U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to August 15, 2006 in an aggregate amount equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been due on the purchase contract settlement date on the principal amount of the senior notes represented by the Corporate Units; or

(2)          in the case of a special event redemption, U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the business day immediately preceding each scheduled interest payment after the date of the special event redemption and on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been due on such interest payment date on the principal amount of the senior notes represented by the Corporate Units.

If I am holding a senior note as a separate security from the Corporate Units, can I still participate in a remarketing of the senior notes?

Holders of senior notes that are not represented by the Corporate Units may elect, in the manner described in this prospectus supplement, to have their senior notes remarketed by the remarketing agent along with the senior notes represented by the Corporate Units. See “Description of the Senior Notes—Optional Remarketing.” Such holders may also participate in any remarketing by recreating Corporate Units from their Treasury Units at any time on or prior to the second business day immediately prior to any of the remarketing dates.

Besides participating in a remarketing, how else can I satisfy my obligation under the purchase contracts?

Holders of Corporate Units or Treasury Units may also satisfy their obligations, or their obligations will be terminated, under the purchase contracts as follows:

•       through early settlement as described under “Can I settle a purchase contract early?” above;

•       through the automatic application of the proceeds of the Treasury securities in the case of the Treasury Units or the Treasury portfolio in the case of Corporate Units if the Treasury portfolio has replaced the senior notes as a component of the Corporate Units;

•       if the first three remarketing attempts have failed, through cash settlement prior to the final remarketing date in the case of holders of Corporate Units, by notifying the purchase contract agent on or prior to the fifth business day prior to the purchase contract settlement date and delivering the cash payment required under the related purchase contracts on or prior to the fourth business day immediately prior to the purchase contract settlement date;

•       through the foreclosure of the senior notes that are a component of the Corporate Units, if no successful remarketing has occurred and none of the above events have taken place; or

•       without any further action, upon the termination of the purchase contracts as a result of our bankruptcy, insolvency or reorganization.

If the holder of a Corporate Unit or Treasury Unit settles the related purchase contract early, or if the holder’s purchase contract is terminated as a result of our bankruptcy, insolvency or reorganization, such holder will have no right to receive any accrued contract adjustment payments. See “Description of the Purchase Contracts—Early Settlement upon Cash Merger.”

What interest payments will I receive on the senior notes?

Interest on the senior notes will be payable quarterly in arrears initially at the annual rate of 2.25% per annum to, but excluding, the reset effective date, which will be the third business day following the date on which a remarketing of the senior notes is successfully completed. Following a reset of the interest rate, interest will be payable on the senior notes at the reset rate from and including the reset effective date to, but excluding, August 16, 2008. If there is not a successful remarketing of the senior notes, the interest rate will not be reset and the senior notes will continue to bear interest at the initial interest rate.

What are the interest payment dates on the senior notes?

The interest payment dates on the senior notes are February 16, May 16, August 16 and November 16 of each year, commencing August 16, 2003 and ending on the maturity date of the senior notes.

When will the interest rate on the senior notes be reset and what is the reset rate?

Unless a special event redemption has occurred, the interest rate on the senior notes may be reset on the date of a successful remarketing and the reset rate will become effective three business days thereafter. The reset rate will be the interest rate determined by the remarketing agent as the rate the senior notes should bear in order for the senior notes represented by the Corporate Units to have an approximate aggregate market value on the remarketing date of approximately (but not less than) 100.50% of the Treasury portfolio purchase price, in the case of a remarketing prior to the final remarketing date, or approximately 100.50% of the aggregate principal amount of the senior notes (but not less than 100% of that amount plus fees and commissions, if any), in the case of the final remarketing. The interest rate on the senior notes will not be reset if there is not a successful remarketing. The reset rate may not exceed the maximum rate, if any, permitted by applicable law.

When may the senior notes be redeemed?

The senior notes are redeemable at our option, in whole but not in part, upon the occurrence and continuation of a tax event or an accounting event at any time prior to the earlier of the date of a successful remarketing and the purchase contract settlement date, as described in this prospectus supplement under “Description of the Senior Notes—Optional Redemption—Special Event.” Following any such redemption of the senior notes, which we refer to as a special event redemption, the redemption price for the senior notes that are represented by Corporate Units will be paid to the collateral agent, which will purchase the Treasury portfolio and remit any remaining proceeds to the holders. Thereafter, the applicable ownership interest in the Treasury portfolio will replace the senior notes as a component of the Corporate Units and will be held by the collateral agent and pledged to secure your obligations under the related purchase contracts. Holders of senior notes that are not represented by Corporate Units will receive the redemption price paid in such special event redemption.

What is the ranking of the senior notes?

The senior notes will rank equally with all of our other unsecured and unsubordinated obligations. The indenture under which the senior notes will be issued will not limit our ability to issue or incur other debt or issue preferred stock. See “Description of Debt Securities” in the accompanying prospectus.

What are the U.S. federal income tax consequences related to ownership of the Equity Units and senior notes?

By purchasing Corporate Units in this offering, you will agree for U.S. Federal income tax purposes to treat each Corporate Unit as a unit consisting of a senior note and a purchase contract. In addition, you will agree to treat the senior notes as our indebtedness for all tax purposes. You must allocate the purchase price of the Corporate Units between the senior notes and the purchase contracts in proportion to their respective fair market values, which will establish your initial tax basis in each of those securities. We expect to report the fair market value of each senior note as $25 and the fair market value of each purchase contract as $0.

For U.S. federal income tax purposes, we intend to take the position that the senior notes are contingent payment debt instruments subject to the “noncontingent bond method” of accruing original issue discount, and, under the senior notes indenture, you will agree to take that position. As discussed more fully under “United States Federal Income Tax—Senior Notes—Original issue discount,” the effects of this method will be (1) to require you for all accrual periods through May 16, 2006 (and possibly thereafter) to accrue interest in excess of distributions actually received by you regardless of your method of accounting and (2) to result in ordinary rather than capital treatment of any gain on the sale, exchange or disposition of the Equity Units (to the extent attributable to the senior notes) or the senior notes themselves, prior to the earlier of the date the interest rate is reset or the final remarketing date, with the result that such ordinary income may not be offset against capital loss, if any, attributable to a purchase contract.

We intend to report the contract adjustment payments as income to holders, but you may want to consult your tax advisor concerning possible alternative characterizations.

Because there is no statutory, judicial or administrative authority directly addressing the tax treatment of Equity Units or instruments similar to Equity Units, you are urged to consult your own tax advisor concerning the tax consequences of an investment in Equity Units. For additional information, see “United States Federal Income Tax.”

What are the rights and privileges of the holders of common stock?

The shares of our common stock that you will be obligated to purchase under the purchase contracts have one vote per share. For more information, please see the discussion of our common stock in the accompanying prospectus under the heading “Description of Capital Stock.”

What are the uses of proceeds from the offering?

We intend to use the net proceeds from the sale of the Corporate Units for general corporate purposes, including capital contributions to our subsidiaries. See “Use of Proceeds” in this prospectus supplement.

THE OFFERING—EXPLANATORY DIAGRAMS

The following diagrams demonstrate some of the key features of the purchase contracts, senior notes, Corporate Units and Treasury Units, and the transformation of Corporate Units into Treasury Units and senior notes.

The following diagrams assume that the senior notes are successfully remarketed, the interest rate on the senior notes is reset on the third business day immediately preceding the date that is three months before the purchase contract settlement date, the settlement rate is not adjusted and early settlement does not apply.

Purchase Contracts

Corporate Units and Treasury Units both represent in part a purchase contract under which the holder agrees to purchase shares of our common stock on the purchase contract settlement date. In addition, these purchase contracts include unsecured contract adjustment payments as shown in the diagrams on the following pages.

(VALUE OF SHARES DELIVERED GRAPH) (NUMBER OF SHARES DELIVERED GRAPH)

Notes:

(1)         The reference price represents approximately a 1.2% discount to the reported last sale price of our common stock on the New York Stock Exchange on June 18, 2003.

(2)         The threshold appreciation price represents a 20% appreciation over the reference price.

(3)         The “applicable market value” means the average of the closing price per share of our common stock on each of the twenty consecutive trading days ending on the third trading day immediately preceding the purchase contract settlement date.

(4)         If the applicable market value of our common stock is less than the reference price of $59.50, the number of shares of our common stock to be delivered to a holder of a purchase contract will be calculated by dividing the stated amount of $25 by the reference price.

(5)         If the applicable market value of our common stock is less than or equal to the threshold appreciation price of $71.40 but greater than or equal to the reference price, the settlement rate will be a number of shares of our common stock per purchase contract equal to $25 divided by the applicable market value.

(6)         If the applicable market value of our common stock is greater than the threshold appreciation price, the number of shares of our common stock to be delivered to a holder of a purchase contract will be calculated by dividing the stated amount by the threshold appreciation price.

Corporate Units

A Corporate Unit represents two components as described below:

PURCHASE CONTRACT	SENIOR NOTE
(Owed to Holder)
Common Stock	(Owed to Holder)
+	Interest
Contract Adjustment Payment	2.25% per annum
4.75% per annum	paid quarterly
paid quarterly
(at reset rate from
May 16, 2006)
(Owed to Chubb)
$25 at Settlement	(Owed to Holder)
(August 16, 2006)	$25 at Maturity
(August 16, 2008)

•       The holder of a Corporate Unit owns the senior note that is represented by the Corporate Unit but will pledge the senior note to us to secure its obligation under the related purchase contract.

•       The foregoing analysis assumes that the senior notes are successfully remarketed on the third business day immediately preceding the date that is three months before the purchase contract settlement date. Following such a remarketing of the senior notes, the applicable ownership interest in the Treasury portfolio would replace the senior notes as a component of the Corporate Units, and holders of the Corporate Units would receive a quarterly payment on the purchase contract settlement date at the same annual rate as was paid on the senior notes prior to the remarketing.

•       If the Treasury portfolio has replaced the senior notes as a result of a special event redemption prior to the purchase contract settlement date, the applicable ownership interest in the Treasury portfolio would also replace the senior note as a component of the Corporate Unit.

Treasury Units

A Treasury Unit represents two components as described below:

PURCHASE CONTRACT	TREASURY SECURITY
(Owed to Holder)
Common Stock
+
Contract Adjustment Payment
4.75% per annum
paid quarterly
(Owed to Chubb)	(Owed to Holder)
$25 at Settlement	$25 at Maturity
(August 16, 2006)	(July 15, 2006 or
August 15, 2006)

•       The holder owns the Treasury security that is represented by the Treasury Unit but will pledge the Treasury security to us through the collateral agent to secure its obligations under the related purchase contract. Unless the purchase contract is terminated as a result of our bankruptcy, insolvency or reorganization or the holder recreates a Corporate Unit, the Treasury security will be used to satisfy the holder’s obligation under the related purchase contract.

•       Treasury Units can only be created with integral multiples of 40 Corporate Units.

Senior Notes

Senior notes have the terms described below:

SENIOR NOTE
(Owed to Holder)
Interest
2.25% per annum
paid quarterly
(at reset rate from
May 16, 2006)
(Owed to Holder)
$25 at Maturity
(August 16, 2008)

Transforming Corporate Units into Treasury Units and Senior Notes

•       To create a Treasury Unit, a holder separates a Corporate Unit into its components—the purchase contract and the senior note, and then combines the purchase contract with a Treasury security that matures on either July 15, 2006 or the day immediately preceding the purchase contract settlement date. With respect to the Treasury securities maturing on July 15, 2006, during the period between July 15, 2006 and August 15, 2006, any reference to the Treasury securities shall mean the cash proceeds paid on the maturity of such Treasury securities.

•       The Treasury security together with the purchase contract constitutes a Treasury Unit. The senior note, which is no longer represented by the Corporate Unit, is released to the holder and is tradable as a separate security.

•       A holder owns the Treasury security that is represented by the Treasury Unit but will pledge the Treasury security to us through the collateral agent to secure its obligation under the related purchase contract.

(FLOW CHART)

•       Following the successful remarketing of the senior notes or a special event redemption, the applicable ownership interest in the Treasury portfolio, rather than the senior note, will be released to the holder upon the transformation of a Corporate Unit into a Treasury Unit and will be tradable separately.

•       The holder can also transform Treasury Units and senior notes (or, following a successful remarketing of the senior notes or a special event redemption, the applicable ownership interest in the Treasury portfolio) into Corporate Units. Following that transformation, the Treasury security, which will no longer be represented by the Treasury Unit, will be released to the holder and will be tradable as a separate security.

•       Unless the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, the transformation of Corporate Units into Treasury Units requires integral multiples of 40 Corporate Units, and the transformation of Treasury Units into Corporate Units also requires multiples of 40 Treasury Units. If the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, the transformation of Corporate Units into Treasury Units requires integral multiples of 64,000 Corporate Units, and the transformation of Treasury Units into Corporate Units requires integral multiples of 64,000 Treasury Units.

CALCULATION OF OUR UNDERWRITING RATIOS

The combined loss and expense ratio, expressed as a percentage, is the key measure of underwriting profitability traditionally used in the property and casualty business. Chubb evaluates the performance of its insurance businesses by using the combined loss and expense ratio calculated in accordance with statutory accounting principles applicable to property and casualty insurance companies. Using statutory accounting principles, the combined loss and expense ratio is the sum of the ratio of losses to premiums earned (loss ratio) plus the ratio of statutory underwriting expenses to premiums written (expense ratio) after reducing both premium amounts by dividends to policyholders.

Statutory accounting principles differ in certain respects from generally accepted accounting principles, or GAAP. Under statutory accounting principles, policy acquisition and other underwriting expenses are recognized immediately, not at the time premiums are earned. To convert underwriting expenses to a GAAP basis, policy acquisition expenses are deferred and recognized over the period in which the related premiums are earned. While the combined loss and expense ratio is not defined in GAAP literature, we believe that, using the most directly comparable GAAP measures, it would be defined as the sum of the ratio of losses to premiums earned (loss ratio) plus the ratio of GAAP underwriting expenses, including dividends to policyholders, to premiums earned (expense ratio).

The expense ratio calculated using GAAP measures generally will be higher than the statutory expense ratio. The magnitude of this difference generally will be greater during periods of high premium growth and lesser during periods of low premium growth. However, we do not believe that the differences in any period would affect the analysis of underwriting trends in our insurance businesses.

To demonstrate the differences, the following table shows, for the three months ended March 31, 2003 and 2002, the loss ratio, the expense ratio and the combined loss and expense ratio calculated on a statutory basis and calculated using GAAP measures:

	FOR THE THREE MONTHS ENDED MARCH 31,
	USING GAAP		USING GAAP
	STATUTORY	MEASURES	STATUTORY	MEASURES
	2003	2003	2002	2002
Loss Ratio	64.9%	64.7%	64.4%	64.2%
Expense Ratio	30.4	32.3	31.5	32.7
Combined Loss and Expense Ratio	95.3%	97.0%	95.9%	96.9%

RISK FACTORS

In considering whether to purchase the purchase contracts and senior notes, you should carefully consider all of the information that we have included in or incorporated by reference into this prospectus supplement and the accompanying prospectus. In particular, you should carefully consider the risk factors described below. Because the purchase contracts and senior notes are being offered together as Corporate Units, you are making an investment decision with regard to our common stock and our senior notes. You should carefully review the information in this prospectus supplement and the accompanying prospectus about both of these securities.

RISKS RELATING TO OUR BUSINESS

Payment of obligations under surety bonds could adversely affect our results of operations.

The surety business tends to be characterized by infrequent but potentially high severity losses. Since the end of 2001, we have been reducing our exposure on an absolute basis and by specific bond type. The majority of our obligations are intended to be performance-based guarantees. When losses occur, they are mitigated by the customer’s balance sheet, contract proceeds and bankruptcy recovery.

Notwithstanding our efforts to manage and reduce our surety exposure, we continue to have substantial commercial surety exposure for outstanding bonds. In that regard, we have exposures related to commercial surety bonds issued on behalf of companies that have experienced deterioration in creditworthiness. Given the current economic climate and its impact on these and other companies, there is an increased likelihood that we may experience an increase in filed claims and may incur high severity losses. Such losses would be recorded if and when claims are filed and determined to be valid.

In addition, as a result of disarray in the surety reinsurance market caused by several years of declining prices and high losses, the availability of surety reinsurance in the near term has been significantly reduced. As a result, our future surety results could be more volatile.

We have in force several gas forward purchase surety bonds. The total amount of bonds with one principal, Aquila, Inc., is approximately $540 million. These bonds are uncollateralized. The combined amount of all other gas forward surety bonds is approximately $235 million. Approximately $125 million of these bonds are uncollateralized. There is currently no reinsurance in place covering our obligations under any of these bonds.

These bonds are similar to some of the bonds that we issued on behalf of Enron Corp., on which payment was triggered by Enron’s bankruptcy in December 2001. Under the gas forward purchase surety bond structure, gas suppliers entered into long-term gas purchase agreements pursuant to which they agreed to supply specified quantities of gas to the beneficiaries under our surety bonds. In exchange for the gas purchase agreement, the beneficiaries under our surety bonds made an agreed upon advance payment for the gas. Our surety bonds secure the suppliers’ obligation to supply gas. Under the terms of these bonds, our entire obligation to pay could be triggered if the related supplier failed to provide gas under its forward purchase contracts or was the subject of a bankruptcy filing.

Certain of these suppliers, including Aquila, Inc., have suffered ratings downgrades. Each of the suppliers continues to perform its obligations under the related gas forward purchase agreements. If payment under the Aquila surety bonds were triggered or if payment under all of the other gas forward surety bonds were triggered, such payments would have a material adverse effect on our results of operations.

Results of Chubb financial solutions are subject to volatility from period to period.

Since its inception in 2000, CFS’s non-insurance operations have been primarily in the credit derivatives business, principally as a counterparty in portfolio credit default swap contracts. These contracts generally require CFS to make payment to a counterparty to the extent cumulative losses on a portfolio of securities, loans or other debt obligations exceed a specified threshold. The credit default swaps are carried at estimated fair value in our financial statements, with changes in fair value reflected in income in the period of the change. The fair value of our obligations under our credit default swaps is subject to fluctuations arising from, among other factors, changes in credit spreads, the financial ratings of referenced asset-backed securities, actual credit events reducing subordination, credit correlation within a portfolio, anticipated recovery rates related to potential defaults and changes in interest rates. The non-insurance business of CFS produced a loss before taxes of $69.8 million for the year ended December 31, 2002 and income before taxes of $14.0 million in the first quarter of 2003, mostly due to mark-to-market adjustments. Thus, income/loss from CFS is subject to volatility from period to period and can create volatility in our reported earnings.

In April 2003, we announced that we intend to run-off the financial products portfolio of CFS; nonetheless, we will remain exposed to the potential income statement effects of CFS until substantially all of the portfolio has been run-off, which we expect will take 3 to 5 years. We do not intend to write any new credit derivative transactions but might enter into transactions for hedging and other risk management reasons in the future.

We may incur additional losses if our property-liability loss reserves are insufficient.

The process of establishing loss reserves is complex and imprecise as it is subject to variables that are influenced by significant judgmental factors. This is true because claim settlements to be made in the future will be impacted by changing rates of inflation and other economic conditions, changing legislative, judicial and social environments and any changes in our claim handling procedures.

Our loss reserves include amounts related to short tail and long tail classes of business. Short tail classes consist principally of homeowners, personal valuable articles and commercial property business. For these classes, the estimation of loss reserves is less complex because claims are generally reported and settled quickly and the claims relate to tangible property.

Long tail classes include directors and officers liability and other executive protection coverages, commercial excess liability and other liability classes. Most of our loss reserves relate to long tail liability classes of business. For many liability claims, significant periods of time, ranging up to several years or more, may elapse between the occurrence of the loss, the reporting of the loss and the settlement of the claim. The longer the time span between the incidence of a loss and the settlement of the claim, the more the ultimate settlement amount can vary. For the long tail liability classes, a relatively small proportion of net losses in the more recent accident years are reported claims and an even smaller proportion are paid losses. Therefore, a relatively large proportion of our net losses for these classes are reserves for incurred but not reported losses—claims that have not yet been reported to us, some of which are not yet known to the insured, and future development on reported claims. In fact, approximately 60% of our aggregate net loss reserves at March 31, 2003 were for incurred but not reported losses.

We use a variety of actuarial methods that analyze experience trends and other relevant factors to estimate loss reserves. These methods generally utilize analyses of historical patterns of the development of paid and reported losses by accident year by class of business. This process relies on the basic assumption that past experience, adjusted for the effects of current developments and likely trends, is an appropriate basis for predicting future outcomes. For certain long tail classes of business where anticipated loss experience is less predictable because of the small number of claims and/or erratic claim severity patterns, estimates are based on both expected losses and actual reported losses. These classes include directors and officers liability, errors and omissions liability and commercial excess liability, among others. For these classes, we judgmentally set ultimate losses for each accident year based on our evaluation of loss trends and the current risk environment. The expected ultimate losses are adjusted as the accident years mature.

Judicial decisions and legislative actions continue to broaden liability and policy definitions and to increase the severity of claim payments. As a result of this and other societal and economic developments, the uncertainties inherent in estimating ultimate claim costs on the basis of past experience have been exacerbated, further complicating the already complex loss reserving process.

The uncertainties relating to asbestos and toxic waste claims on insurance policies written many years ago are exacerbated by inconsistent court decisions as well as judicial interpretations and legislative actions that in some cases have tended to broaden coverage beyond the original intent of such policies and in others have expanded theories of liability. The insurance industry as a whole is engaged in extensive litigation over these coverage and liability issues and is thus confronted with a continuing uncertainty in its efforts to quantify these exposures.

Given the factors described above, it is not possible to quantify precisely the ultimate exposure or range of exposures represented by claims and related litigation. We have established reserves that represent our best estimate of ultimate claims and claim adjustment expenses at March 31, 2003 based upon facts currently known and the present state of the law and coverage litigation. However, given the judicial decisions and legislative actions that have broadened the scope of coverage and expanded theories of liability in the past and the possibilities of similar interpretations in the future, additional increases in loss reserves may emerge in future periods in an amount that could be material to our results of operations.

The effects of emerging claim and coverage issues on our business are uncertain.

As industry practices and legal, judicial, social and other environmental conditions change, unexpected and unintended issues related to claim and coverage may emerge. These issues may adversely affect our business by either extending coverage beyond our underwriting intent or by increasing the number or size of claims. Recent examples of emerging claims and coverage issues include:

•       increases in the number and size of water damage claims, including those related to expenses for testing and remediation of mold conditions;

•       the effects of disclosures by and investigations of public companies relating to possible accounting irregularities, practices in the energy and securities industries and other corporate governance issues, which have caused increases in the frequency and severity of claims;

•       changes in interpretation of the named insured provision with respect to the uninsured/underinsured motorist coverage in commercial automobile policies; and

•       a growing trend of plaintiffs targeting property and casualty insurers in purported class action litigation relating to claim-handling and other practices.

The effects of these and other unforeseen emerging claim and coverage issues are extremely hard to predict and could harm our business.

Our loss reserves relating to the September 11 terrorist attack are subject to uncertainty.

We estimate that our gross claims and claim expenses from the September 11 attack were about $3.2 billion. Our net claims and claim expenses were estimated to be $645 million due to various reinsurance agreements. Business interruption claims from the September 11 attack will take some time to resolve, while potential liability claims could take years to settle. Thus, our loss reserves related to the September 11 attack are subject to uncertainty. It is possible that our estimate of ultimate losses related to the September 11 attack may change in the future and that the change in estimate could have a material effect on our results of operations.

Catastrophe losses could materially reduce our profitability.

As a property-liability insurance holding company, our insurance operations expose us to claims arising out of catastrophes. We have experienced, and will in the future experience, catastrophe losses which may materially reduce our profitability or harm our financial condition. Catastrophes can be caused by various natural events, including hurricanes, windstorms, earthquakes, hail, severe winter weather and fires. Catastrophes can also be man-made, such as the terrorist attack of September 11, 2001. Our estimated net costs incurred as a result of the terrorist attack of September 11, 2001 totaled $645 million.

The frequency and severity of catastrophes are inherently unpredictable. It is possible that both the frequency and severity of man-made catastrophic events will increase.

The extent of losses from a catastrophe is a function of both the total amount of insured exposure in the area affected by the event and the severity of the event. Most catastrophes are restricted to small geographic areas; however, hurricanes and earthquakes may produce significant damage in larger areas, especially those that are heavily populated. Claims resulting from natural or man-made catastrophic events could cause substantial volatility in our financial results for any fiscal quarter or year and could materially reduce our profitability or harm our financial condition. Our ability to write new business could also be affected. We believe that increases in the value and geographic concentration of insured property and the effects of inflation could increase the severity of claims from catastrophic events in the future. In addition, states have from time to time passed legislation that has the effect of limiting the ability of insurers to manage catastrophe risk, such as legislation prohibiting insurers from withdrawing from catastrophe-prone areas.

Recent management changes cause uncertainty.

Dean R. O’Hare, who had been our Chief Executive Officer for 14 years, retired as Chairman and Chief Executive Officer on November 30, 2002. John D. Finnegan, formerly Executive Vice President of General Motors Corporation and Chairman and President of General Motors Acceptance Corporation, became our President and Chief Executive Officer and a Director on December 1, 2002.

In addition, since September 26, 2002, Michael O’Reilly, who has been our Chief Investment Officer since 1988, has been our acting Chief Financial Officer.

During the transition of the Chief Executive Officer position and until our permanent Chief Financial Officer is identified, there may be uncertainty among investors, rating agencies and others concerning our future direction and operating philosophy. This uncertainty may increase the volatility of our market price, and may adversely affect (or delay favorable actions with respect to) our credit ratings.

If our real estate assets are not sold or developed as presently contemplated, impairment losses may be recognized.

At March 31, 2003, we owned land with a carrying value of $300 million that we expect will be developed in the future and commercial properties and land parcels under lease with a carrying value of approximately $175 million.

The recoverability of the carrying value of our real estate assets is assessed based on our ability to fully recover costs through a future revenue stream. The assumptions used reflect future improvement in demand for office space, an increase in rental rates and the ability and intent to obtain financing in order to hold and develop such remaining properties and protect our interests over the long term. If the assets are not sold or developed or if leased properties do not perform as presently contemplated, it is possible that impairment losses may be recognized.

We may not be able to recover all of our deferred tax assets relating to losses and foreign taxes incurred by Chubb Europe.

At December 31, 2002, our deferred income tax asset related to the expected future U.S. tax benefit of the losses and foreign taxes incurred by Chubb Insurance Company of Europe (Chubb Europe) was $140 million. To evaluate the realization of this deferred tax asset, we must consider whether it is more likely than not that Chubb Europe will generate sufficient taxable income to realize the future tax benefit of the deferred tax asset. During the fourth quarter of 2002, we established a valuation allowance of $40 million for the portion of the deferred tax asset that we cannot realize for accounting purposes. Results in Chubb Europe were profitable in the first quarter of 2003. As a result, this deferred tax asset was reduced to $130 million at March 31, 2003. We did not adjust the valuation allowance in the first quarter of 2003. If our estimates of future taxable income in Chubb Europe were revised upward or downward, we would need to adjust the valuation allowance accordingly. Depending on the amount of any such adjustment, the effect on our results of operations could be significant.

Cyclicality of the property-liability insurance industry may cause fluctuations in our results.

The property-liability insurance business, especially the commercial lines business, historically has been characterized by periods of intense price competition due to excess underwriting capacity, which has in the past had, and could in the future have, an adverse effect on our results. Periods of intense price competition historically have alternated with periods when shortages of underwriting capacity have permitted attractive premium levels. We expect this cyclicality to continue. The periods of intense price competition in the cycle could harm our financial condition, profitability or cash flows.

A number of factors, including many that are volatile and unpredictable, can have a significant impact on cyclical trends in the property-liability insurance industry and the industry’s profitability. These factors include:

•       an apparent trend of courts to grant increasingly larger awards for certain damages;

•       catastrophic hurricanes, windstorms, earthquakes and other natural disasters, as well as the occurrence of man-made disasters (e.g., the September 11, 2001 terrorist attack);

•       availability, price and terms of reinsurance;

•       fluctuations in interest rates;

•       changes in the investment environment that affect market prices of and income and returns on investments; and

•       inflationary pressures that may tend to affect the size of losses experienced by insurance companies.

We cannot predict whether or when market conditions will improve, remain constant or deteriorate. Negative market conditions may impair our ability to write insurance at rates that we consider appropriate relative to the risk assumed. If we cannot write insurance at appropriate rates, our ability to transact business would be significantly adversely affected.

A downgrade in our ratings could adversely impact the competitive positions of our operating businesses.

In the fourth quarter of 2002, several of the principal credit rating agencies lowered their ratings on our financial strength and securities and S&P placed us on negative outlook. Reasons given by S&P and Moody’s for these ratings actions included concerns about possible prospective capital strains due to a high premium growth rate, current loss experience in certain specialty and personal lines, pending management changes, volatility of our recent operating performance, our continued exposure to catastrophe-related losses and Moody’s continuing concern about property/casualty insurers’ exposure to asbestos liabilities.

On March 24, 2003, S&P lowered our long-term counterparty credit and senior debt ratings from A+ to A and removed them from CreditWatch. In the same action, S&P lowered its counterparty credit and financial strength ratings on our operating insurance companies from AA+ to AA and removed them from CreditWatch. S&P currently has a stable outlook on these ratings.

If our credit ratings were downgraded, we could incur higher borrowing costs. Financial strength ratings can be an important factor in establishing the competitive position of our insurance subsidiaries. There can be no assurance that our ratings will continue for any given period of time or that they will not be changed. Further reductions in our ratings could adversely affect the competitive positions of our operating businesses.

The inability of our subsidiaries to pay dividends to us in sufficient amounts would harm our ability to meet our obligations and pay future dividends.

We are a holding company and rely primarily on dividends from our subsidiaries to meet our obligations for payment of interest and principal on outstanding debt obligations, dividends to shareholders and corporate expenses. The ability of our insurance subsidiaries to pay dividends to us in the future will depend on their statutory surplus, on earnings and on regulatory restrictions. We and our insurance subsidiaries are subject to regulation by some states as an insurance holding company system. Such regulation generally provides that transactions between companies within the holding company system must be fair and equitable. Transfers of assets among affiliated companies, certain dividend payments from insurance subsidiaries and certain material transactions between companies within the system may be subject to prior notice to, or prior approval by, state regulatory authorities. Our insurance subsidiaries are also subject to licensing and supervision by government regulatory agencies in the jurisdictions in which they do business. These regulations may set standards of solvency that must be met and maintained, the nature of and limitations on investments and the nature of and limitations on dividends to policyholders and shareholders. These regulations may affect our subsidiaries’ ability to provide us with dividends.

Our businesses are heavily regulated, and changes in regulation may reduce our profitability and limit our growth.

Our insurance subsidiaries are subject to extensive regulation and supervision in the jurisdictions in which they conduct business. This regulation is generally designed to protect the interests of policyholders, as opposed to insurers and their shareholders and other investors, and relates to authorization for lines of business, capital and surplus requirements, investment limitations, underwriting limitations, transactions with affiliates, dividend limitations, changes in control, premium rates and a variety of other financial and nonfinancial components of an insurance company’s business.

Virtually all states require insurers licensed to do business in that state to bear a portion of the loss suffered by some insureds as the result of impaired or insolvent insurance companies. In addition, in various states, our insurance subsidiaries must participate in mandatory arrangements to provide various types of insurance coverage to individuals or other entities that otherwise are unable to purchase that coverage from private insurers. The effect of these and similar arrangements could reduce our profitability in any given period or limit our ability to grow our business.

In recent years, the state insurance regulatory framework has come under increased federal scrutiny, and some state legislatures have considered or enacted laws that may alter or increase state authority to regulate insurance companies and insurance holding companies. Further, the National Association of Insurance Commissioners, or NAIC, and state insurance regulators are reexamining existing laws and regulations, specifically focusing on modifications to holding company regulations, interpretations of existing laws and the development of new laws. Any proposed or future legislation or NAIC initiatives may be more restrictive than current regulatory requirements or may result in higher costs.

In response to the terrorist attack on September 11, 2001, the United States Congress has enacted legislation designed to ensure, among other things, the availability of insurance coverage for terrorist acts, including by requiring insurers to provide such coverage in certain circumstances. The Terrorism Risk Insurance Act of 2002 (the Terrorism Act) established a program under which the federal government will share the risk of loss from certain acts of international terrorism with the insurance industry. However, while the provisions of the Terrorism Act will serve to mitigate our exposure in the event of a large-scale terrorist attack, our deductible is substantial, approximately $350 million in 2003. This legislation and any further governmental intervention could materially and adversely affect us by, among other things, requiring coverage for terrorist acts to be offered by insurers, benefiting our competitors or reducing the demand for our products.

Intense competition for our products could harm our ability to maintain or increase our profitability and premium volume.

The property and casualty insurance industry is highly competitive. We compete not only with other stock companies but also with mutual companies, other underwriting organizations and alternative risk sharing mechanisms. We compete for business not only on the basis of price, but also on the basis of availability of coverage desired by customers and quality of service, including claim adjustment service. We may have difficulty in continuing to compete successfully on any of these bases in the future.

If competition limits our ability to write new business at adequate rates, our ability to transact business would be materially and adversely affected and our results of operations would be adversely affected.

Our stock price may be volatile.

Factors such as quarterly variations in our financial results, announcements by us or our competitors, developments affecting us and general market volatility could cause the market price of our common stock to fluctuate significantly.

RISKS RELATING TO THE EQUITY UNITS

You assume the risk that the market value of our common stock may decline.

As a holder of Corporate Units or Treasury Units, you will have an obligation to buy shares of our common stock pursuant to the purchase contract that is represented by the Corporate Units or Treasury Units. On the purchase contract settlement date, unless you pay cash to satisfy your obligation under the purchase contract or the purchase contracts are terminated due to our bankruptcy, insolvency or reorganization, (i) in the case of Corporate Units, either (x) the principal of the appropriate applicable ownership interest in the Treasury portfolio when paid at maturity or (y) either the proceeds derived from the successful remarketing of the senior notes or, if no successful remarketing has occurred, the foreclosure of the senior notes, or (ii) in the case of Treasury Units, the principal of the related Treasury securities when paid at maturity, will automatically be used to purchase a specified number of shares of our common stock on your behalf.

The number of shares of our common stock that you will receive upon the settlement of a purchase contract is not fixed but instead will depend on the average of the closing price per share of our common stock on the 20 consecutive trading days ending on the third trading day immediately preceding the purchase contract settlement date, which we refer to as the applicable market value. There can be no assurance that the market value of common stock received by you on the purchase contract settlement date will be equal to or greater than the price per share paid by you for our common stock. If the applicable market value of the common stock is less than $59.50, the market value of the common stock issued to you pursuant to each purchase contract on the purchase contract settlement date (assuming that the market value is the same as the applicable market value of the common stock) will be less than the price per share paid by you for the common stock on the purchase contract settlement date. Accordingly, you assume the risk that the market value of the common stock may decline, and that the decline could be substantial.

The opportunity for equity appreciation provided by an investment in the Equity Units is less than that provided by a direct investment in our common stock.

Your opportunity for equity appreciation afforded by investing in the Equity Units is less than your opportunity for equity appreciation if you directly invested in our common stock. This opportunity is less because the market value of the common stock to be received by you pursuant to the purchase contract on the purchase contract settlement date (assuming that the market value is the same as the applicable market value of the common stock) will only exceed the price per share paid by you for our common stock on the purchase contract settlement date if the applicable market value of the common stock exceeds the threshold appreciation price (which represents an appreciation of 20% over $59.50). If the applicable market value of our common stock exceeds the reference price but does not exceed the threshold appreciation price, you will realize no equity appreciation of the common stock for the period during which you own the purchase contract. Furthermore, if the applicable market value of our common stock exceeds the threshold appreciation price, you would receive on the purchase contract settlement date only approximately 83.32% of the value of the shares of common stock you could have purchased with $25 at the reported last sale price of our common stock on the date of issuance of the Equity Units.

The trading prices for the Corporate Units and Treasury Units will be directly affected by the trading prices of our common stock.

The trading prices of Corporate Units and Treasury Units in the secondary market will be directly affected by the trading prices of our common stock, the general level of interest rates and our credit quality. It is impossible to predict whether the price of the common stock or interest rates will rise or fall. Trading prices of the common stock will be influenced by our operating results and prospects and by economic, financial and other factors. In addition, general market conditions, including the level of, and fluctuations in the trading prices of stocks generally, and sales of substantial amounts of common stock by us in the market after the offering of the Equity Units, or the perception that such sales could occur, could affect the price of our common stock. Fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of the common stock represented by the purchase contracts and of the other components of the Equity Units. Any such arbitrage could, in turn, affect the trading prices of the Corporate Units, Treasury Units, senior notes and our common stock.

If you hold Corporate Units or Treasury Units, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

If you hold Corporate Units or Treasury Units, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on the common stock), but you will be subject to all changes affecting the common stock. You will only be entitled to rights on the common stock if and when we deliver shares of common stock in exchange for Corporate Units or Treasury Units on the purchase contract settlement date, or as a result of early settlement, as the case may be, and the applicable record date, if any, for the exercise of rights occurs after that date. For example, in the event that an amendment is proposed to our articles of incorporation or by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of the common stock, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

We may issue additional shares of common stock and thereby materially and adversely affect the price of our common stock.

The number of shares of common stock that you are entitled to receive on the purchase contract settlement date or as a result of early settlement of a purchase contract, is subject to adjustment for certain events arising from stock splits and combinations, stock dividends and certain other actions by us that modify our capital structure. We will not adjust the number of shares of common stock that you are to receive on the purchase contract settlement date, or as a result of early settlement of a purchase contract for other events, including offerings of common stock for cash by us or in connection with acquisitions. We are not restricted from issuing additional common stock during the term of the purchase contracts and have no obligation to consider your interests for any reason. If we issue additional shares of common stock, it may materially and adversely affect the price of our common stock and, because of the relationship of the number of shares to be received on the purchase contract settlement date to the price of the common stock, such other events may adversely affect the trading price of the Corporate Units or Treasury Units.

The secondary market for the Corporate Units, Treasury Units or senior notes may be illiquid.

It is not possible to predict how Corporate Units, Treasury Units or senior notes will trade in the secondary market or whether the market will be liquid or illiquid. There is currently no secondary market for our Corporate Units, Treasury Units or senior notes. The Corporate Units have been approved for listing on the New York Stock Exchange under the symbol “CBPrB,” subject to official notice of issuance. If the Treasury Units or the senior notes are separately traded to a sufficient extent that applicable exchange listing requirements are met, we will try to list the Treasury Units or the senior notes. There can be no assurance as to the liquidity of any market that may develop for the Corporate Units, the Treasury Units or the senior notes, your ability to sell these securities or whether a trading market, if it develops, will continue. In addition, in the event you were to substitute Treasury securities for senior notes or senior notes for Treasury securities, thereby converting your Corporate Units to Treasury Units or your Treasury Units to Corporate Units, as the case may be, the liquidity of Corporate Units or Treasury Units could be adversely affected. There can be no assurance that the Corporate Units will not be delisted from the New York Stock Exchange or that trading in the Corporate Units will not be suspended as a result of holders electing to create Treasury Units by substituting collateral, which could cause the number of Corporate Units to fall below the requirement for listing securities on the New York Stock Exchange.

Your rights to the pledged securities will be subject to our security interest.

Although you will be the beneficial owner of the related senior notes, Treasury securities or applicable ownership interest in the Treasury portfolio, as applicable, those securities will be held by the collateral agent and pledged to secure your obligations under the related purchase contracts. Thus, your rights to the pledged securities will be subject to our security interest. Additionally, notwithstanding the automatic termination of the purchase contracts, in the event that we become the subject of a case under the U.S. Bankruptcy Code, the delivery of the pledged securities to you may be delayed by the imposition of the automatic stay under Section 362 of the Bankruptcy Code and claims arising out of the senior notes, like all other claims in bankruptcy proceedings, will be subject to the equitable jurisdiction and powers of the bankruptcy court.

The senior notes may be redeemed upon the occurrence of a special event.

We may redeem the senior notes, on not less than 30 days’ nor more than 60 days’ prior written notice, in whole but not in part, at any time before the earlier of the date of a successful remarketing of the senior notes represented by the Corporate Units and the purchase contract settlement date if a special event occurs and continues under the circumstances described in this prospectus supplement. If we exercise this option, we will redeem the senior notes for cash at the redemption amount plus accrued and unpaid interest, if any, which we refer to as the redemption price. Unless the senior notes have been successfully remarketed, if the special event redemption occurs before the purchase contract settlement date, the redemption price payable to you as a holder of the Corporate Units will be distributed to the collateral agent, who in turn will purchase the Treasury portfolio on your behalf, and will remit the remainder of the redemption price, if any, to you, and the Treasury portfolio will be substituted for the senior notes as collateral to secure your obligations under the purchase contracts represented by the Corporate Units. If your senior notes are not represented by Corporate Units, you will receive redemption payments directly. There can be no assurance as to the impact on the market prices for the Corporate Units if the Treasury portfolio is substituted as collateral in place of any senior notes redeemed. A special event redemption will be a taxable event to the holders of the senior notes.

The U.S. federal income tax consequences of the purchase, ownership and disposition of the Equity Units are unclear, and the senior notes are subject to certain unfavorable tax rules.

No statutory, judicial or administrative authority directly addresses the treatment of Equity Units or instruments similar to Equity Units for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of the purchase, ownership and disposition of the Equity Units are unclear.

Under the senior notes indenture, we and each holder will agree to treat the senior notes as contingent payment debt instruments for U.S. federal income tax purposes. As a result, you will be required, subject to some adjustments, to include interest in income based on our comparable yield, which is generally the rate at which we would borrow if we issued non-contingent debt instruments with terms substantially the same as the senior notes, and which we have determined to be 3.10%. Additionally, any gain on the disposition of the senior notes before the interest rate reset (or before the final remarketing date, if earlier) generally will be treated as ordinary interest income; thus, the ability to offset that interest income with a loss, if any, on a purchase contract may be limited. For additional information, see “United States Federal Income Tax—Senior Notes—Original issue discount.”

The purchase contract agreement will not be qualified under the Trust Indenture Act and the obligations of the purchase contract agent are limited.

The purchase contract agreement between us and the purchase contract agent will not be qualified as an indenture under the Trust Indenture Act of 1939, and the purchase contract agent will not be required to qualify as a trustee under the Trust Indenture Act. Thus, you will not have the benefit of the protection of the Trust Indenture Act with respect to the purchase contract agreement or the purchase contract agent. The senior notes that are represented by the Corporate Units will be issued pursuant to an indenture, which will be qualified under the Trust Indenture Act. Accordingly, if you hold Corporate Units, you will have the benefit of the protections of the Trust Indenture Act only to the extent applicable to the senior notes represented by the Corporate Units.

The protections generally afforded the holder of a security issued under an indenture that has been qualified under the Trust Indenture Act include:

•       disqualification of the indenture trustee for “conflicting interests,” as defined under the Trust Indenture Act;

•       provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under such indenture; and

•       the requirement that the indenture trustee deliver reports at least annually with respect to certain matters concerning the indenture trustee and the securities.

The trading price of the senior notes may not fully reflect the value of their accrued but unpaid interest.

The senior notes may trade at a price that does not fully reflect the value of their accrued but unpaid interest. If you dispose of your senior notes between record dates for interest payments, you will be required to include in gross income the daily portions of original issue discount through the date of disposition in income as ordinary income, and to add this amount to your adjusted tax basis in the senior notes disposed of. To the extent the selling price is less than your adjusted tax basis, you will recognize a loss.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

The accompanying prospectus, as supplemented by this prospectus supplement, contains and incorporates by reference “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties and are identified by their use of terms and phrases such as “believe,” “anticipate,” “could,” “estimate,” “intend,” “may,” “plan,” “expect” and similar expressions, including references to assumptions. Such forward-looking statements may be included in, but are not limited to, various filings made by us with the Securities and Exchange Commission, which we refer to as the SEC. These statements relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments and business strategies. You should not place undue reliance on these forward-looking statements, which reflect our management’s analysis, judgment, belief or expectation only as of the date of this prospectus supplement.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for these forward-looking statements. In order to comply with the terms of the safe harbor, we note that a variety of factors could cause our actual results to differ significantly from the results discussed in the forward-looking statements. The factors that could cause actual results to differ materially from those suggested by any such statements include but are not limited to those discussed or identified from time to time in our public filings with the SEC and specifically include risks or uncertainties associated with any one or more of the following:

•       the availability of primary and reinsurance coverage, including the implications relating to terrorism legislation and regulation;

•       global political conditions and the occurrence of any terrorist attacks, including any nuclear, biological or chemical events;

•       the effects of the outbreak of war or hostilities around the world;

•       premium price increases and profitability or growth estimates overall or by lines of business or geographic area, and related expectations with respect to the timing and terms of any required regulatory approvals;

•       our expectations with respect to cash flow projections and investment income and with respect to other income;

•       the adequacy of loss reserves, including:

•       our expectations relating to insurance losses from the September 11 attack and related reinsurance recoverables;

•       our estimates relating to ultimate asbestos liabilities and related reinsurance recoverables;

•       any impact from the bankruptcy protection sought by various asbestos producers and other related businesses;

•       developments in judicial decisions or legislative actions relating to coverage and liability for asbestos and toxic waste claims; and

•       developments in judicial decisions or regulatory or legislative actions relating to coverage and liability for mold claims;

•       the impact of the current economic climate on companies on whose behalf we have issued surety bonds, and in particular, on those companies that have experienced deterioration in creditworthiness;

•       the effects of disclosures by and investigations of public companies relating to possible accounting irregularities, practices in the energy and securities industries and other corporate governance issues, including:

•       the effects on the energy markets and the companies that participate in them, in particular as they may relate to concentrations of risk in our surety business;

•       the effects on the capital markets and the markets for directors and officers and errors and omissions insurance;

•       claims and litigation arising out of accounting and other corporate governance disclosures by other companies;

•       claims and litigation arising out of investment banking practices; and

•       legislative or regulatory proposals or changes, including the changes in law and regulation required under the Sarbanes-Oxley Act of 2002;

•       the impact of Severe Acute Respiratory Syndrome (SARS) on business and our ability and the ability of our agents and brokers to travel and meet with customers and prospective customers;

•       any downgrade in our claims-paying, financial strength or credit ratings; and

•       general economic conditions, including:

•       changes in interest rates, market credit spreads and the performance of the financial markets, both generally and as they relate to credit risks assumed by CFS;

•       changes in domestic and foreign laws, regulations and taxes;

•       changes in competition and pricing environments;

•       regional or general changes in asset valuations;

•       the occurrence of significant weather-related or other natural or man-made disasters;

•       the inability to reinsure certain risks economically;

•       changes in the litigation environment; and

•       general market conditions.

We assume no obligation to update or revise publicly any forward-looking statements set forth in this prospectus supplement or any forward-looking statements incorporated by reference herein, all of which speak as of the respective dates thereof.

ACCOUNTING TREATMENT

General

The proceeds from the sale of the Corporate Units will be allocated between the purchase contracts and the senior notes based on the fair value of each at the date of the offering. We expect the fair value of each purchase contract to be $0.

We will recognize the present value of the quarterly contract adjustment payments as a liability with an offsetting reduction in shareholders’ equity. The quarterly contract adjustment payments will be allocated between the liability recognized at the date of issuance and interest expense based on a constant rate calculation over the term of the purchase contract.

The quarterly interest payments on the senior notes will be recognized as interest expense.

Fees and expenses incurred in connection with this offering will be allocated between the senior notes and the purchase contracts. The amount allocated to the senior notes will be deferred and recognized as interest expense over the term of the senior notes. The amount allocated to the purchase contracts will be charged to shareholders’ equity.

When we settle the purchase contracts, we will issue the requisite number of shares of our common stock, and the amount we receive will be added to shareholders’ equity and allocated between common stock and paid-in surplus.

Earnings Per Share

Before the settlement of the purchase contracts, we will consider the shares to be issued under the purchase contracts in our calculation of diluted earnings per share using the treasury stock method. Under this method, we will increase the number of shares of our common stock used in calculating diluted earnings per share by the excess, if any, of the number of shares we would be required to issue to settle the purchase contracts over the number of shares that we could purchase using the proceeds from the settlement of the purchase contracts. We anticipate that there will be no dilution of our earnings per share except during the periods when the average price of our common stock is above $71.40 per share.

Other Matters

Both the Financial Accounting Standards Board and its Emerging Issues Task Force continue to study the accounting for financial instruments and derivative instruments including instruments such as the purchase contracts. It is possible that our accounting for the purchase contracts and the senior notes could be affected by any new accounting rules that might be issued by these groups.

USE OF PROCEEDS

We estimate that our net proceeds from the sale of purchase contracts and senior notes in this offering, after deducting underwriting discounts and commissions and the estimated expenses of this offering payable by us, will be approximately $388 million, or approximately $446 million if the underwriters exercise their option in full to purchase additional purchase contracts and senior notes. In addition, we expect to receive net proceeds of approximately $771 million from our concurrent common stock offering, or approximately $886 million if the underwriters exercise their option in full to purchase additional shares, based upon a public offering price of $59.50 per share.

We expect to use the aggregate net proceeds from this offering and the concurrent common stock offering for general corporate purposes, including capital contributions to our operating subsidiaries to support growth.

RATIO OF CONSOLIDATED EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of consolidated earnings to fixed charges for the three months ended March 31, 2003. For our consolidated ratios of earnings to fixed charges for each of the five years in the period ended December 31, 2002, see “Ratio of Consolidated Earnings to Fixed Charges” in the accompanying prospectus.

THREE MONTHS ENDED MARCH 31, 2003
Ratio of consolidated earnings to fixed charges	7.92

CAPITALIZATION

The following table sets forth our consolidated capitalization as of March 31, 2003, on an:

•       actual basis;

•       as-adjusted basis to give effect to the repayment of short-term debt in April 2003;

•       as-adjusted basis to give effect to the repayment of short-term debt and the sale of the Equity Units in this offering; and

•       as-adjusted basis to give effect to the repayment of short-term debt, the sale of the Equity Units in this offering and the concurrent common stock offering.

This table should be read in conjunction with our historical financial statements and the notes to those financial statements, which are incorporated by reference into the accompanying prospectus. Neither the Equity Units offering nor the common stock offering is conditioned on the other.

	MARCH 31, 2003
	ACTUAL	AS ADJUSTED FOR THE REPAYMENT OF SHORT-TERM DEBT	AS ADJUSTED FOR THE REPAYMENT OF SHORT-TERM DEBT AND THE OFFERING OF EQUITY UNITS		AS ADJUSTED FOR THE REPAYMENT OF SHORT-TERM DEBT, THE OFFERING OF EQUITY UNITS AND THE OFFERING OF COMMON STOCK
	(UNAUDITED, IN MILLIONS, EXCEPT PER SHARE)
Short-Term Debt	$257.0	$—	$—		$—
Long-Term Debt	2,356.4	2,356.4	2,756.4	(1)	2,756.4	(1)
Shareholders’ Equity	7,118.9	7,118.9	7,051.4	(2)	7,822.5	(2)(	3)
Total Capitalization	$9,732.3	$9,475.3	$9,807.8		$10,578.9
Debt as a Percentage of Total Capitalization	26.9%	24.9%	28.1%		26.1%
Debt as a Percentage of Total Capitalization with Equity Units Excluded from Debt(4)	20.7%	18.5%	17.9%		16.6%
Shareholders’ Equity per Common Share	$41.49	$41.49	$41.09		$42.26

(1)          Assumes the sale of 16,000,000 Equity Units in this offering and no exercise of the underwriters’ option to purchase up to an additional 2,400,000 Equity Units.

(2)          The amounts, as adjusted for the Equity Units offering, reflect an adjustment of $57.5 million representing the approximate present value of the contract adjustment payment payable in connection with the Equity Units and assumes a fair market value of $0 for the purchase contracts. The amounts, as adjusted for the Equity Units offering, also include the effect of issuance costs.

(3)          Assumes the sale of 13,500,000 shares of common stock and no exercise of the underwriters’ option to purchase up to an additional 2,025,000 shares. The amounts, as adjusted for the offering of common stock, also include the effect of issuance costs.

(4)          Excludes the $600 million of senior notes issued in November 2002 as a component of Equity Units and the $400 million of senior notes issued as a component of the Equity Units to be delivered hereunder.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Our common stock is listed on the New York Stock Exchange under the symbol “CB.”

The following table sets forth, for the periods indicated, the range of high and low sale prices of the common stock reported on the New York Stock Exchange, based on published financial sources, as well as dividends declared.

	COMMON STOCK
	HIGH	LOW	DIVIDENDS
2001:
First Quarter	$83.44	$65.27	$0.34
Second Quarter	79.00	64.32	0.34
Third Quarter	76.89	58.59	0.34
Fourth Quarter	77.66	66.02	0.34
2002:
First Quarter	75.32	65.20	0.35
Second Quarter	78.20	69.35	0.35
Third Quarter	70.51	53.91	0.35
Fourth Quarter	62.23	52.20	0.35
2003:
First Quarter	57.60	42.45	0.36
Second Quarter (through June 18, 2003)(1)	65.01	44.81	0.36

(1)          Dividend to be paid on July 8, 2003 to shareholders of record on June 20, 2003.

Shareholders

As of June 4, 2003, approximately 6,050 holders of record held our common stock.

Dividend Policy

As indicated above, Chubb declared quarterly dividends during each of the two most recent fiscal years in the amounts shown. The Board of Directors will review its dividend policy periodically, and the declaration of dividends will necessarily depend upon Chubb’s earnings and financial requirements and other factors within the discretion of the Board of Directors.

The operations of our subsidiaries are subject, in varying degrees, to regulatory rules and restrictions on the payment of dividends. Consequently, our ability to receive dividends from our subsidiaries may be affected from time to time as a result of these rules and restrictions. For further information, see “Risk Factors—Risks Relating to Our Business—The inability of our subsidiaries to pay dividends to us in sufficient amounts would harm our ability to meet our obligations and pay future dividends.”

DESCRIPTION OF THE EQUITY UNITS

The following is a summary of the terms of the Equity Units. This summary, together with the summary of some of the provisions of the related documents described below, contains a description of all of the material terms of the Equity Units but is not necessarily complete. We refer you to the copies of those documents which have been or will be filed and incorporated by reference in the registration statement of which this prospectus supplement and the accompanying prospectus form a part. This summary supplements the description of the stock purchase units in the accompanying prospectus, and, to the extent it is inconsistent, replaces the description in the accompanying prospectus. All references in this prospectus supplement to our common stock include the rights evidenced by such common stock to the extent provided in the Rights Agreement dated as of March 12, 1999 between Chubb and EquiServe Trust Company, N.A.

We will issue the Equity Units under the purchase contract agreement between us and Bank One Trust Company, N.A., which we refer to as the purchase contract agent. Equity Units may be either Corporate Units or Treasury Units. The Equity Units will initially consist of 16,000,000 Corporate Units (or 18,400,000 Corporate Units if the underwriters exercise their option in full to purchase additional Corporate Units), each with a stated amount of $25.

Corporate Units

Each Corporate Unit will represent:

(a)           a purchase contract under which

(1)          the holder will agree to purchase from us, and we will agree to sell to the holder, not later than August 16, 2006, which we refer to as the purchase contract settlement date, for a stated amount of $25 in cash, a number of newly issued shares of our common stock equal to the settlement rate described below under “Description of the Purchase Contracts—Purchase of Common Stock,” subject to anti-dilution adjustments, and

(2)          we will pay the holder quarterly contract adjustment payments at the rate of 4.75% per year on the stated amount of $25 per purchase contract, or $1.1875 per year; and

(b)          either:

(1)          a senior note issued by us having a $25 principal amount on which we will pay quarterly interest payments at a rate of 2.25% per year; or

(2)          following a successful remarketing of the senior notes prior to the third business day immediately preceding the purchase contract settlement date, or the occurrence of a special event redemption, the applicable ownership interest in a portfolio of U.S. Treasury securities, which we refer to as the Treasury portfolio.

“Applicable ownership interest” means, with respect to a Corporate Unit and the U.S. Treasury securities in the Treasury portfolio,

(1)          a 2.5% undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) included in the Treasury portfolio that matures on or prior to August 15, 2006, and

(2)          for the scheduled interest payment date on the senior notes that occurs on the purchase contract settlement date, in the case of a successful remarketing of the senior note represented by that Corporate Unit prior to the third business day immediately preceding the purchase contract settlement date, or for each scheduled interest payment date on the senior notes after the date of a special event redemption and on or before the purchase contract settlement date, in the case of a special event redemption, a 0.0140625% undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) included in the Treasury portfolio that mature on or prior to the business day immediately preceding such payment date.

The purchase price of each Equity Unit will be allocated between the related purchase contract and the related senior note in proportion to their respective fair market values at the time of issuance. We expect that, at the time of issuance, the fair market value of each senior note will be $25 and the fair market value of each purchase contract will be $0. This position generally will be binding on each beneficial owner of each Equity Unit but not on the IRS.

As long as a unit is in the form of a Corporate Unit, your senior note or the appropriate applicable ownership interest in the Treasury portfolio, as applicable, represented by the Corporate Unit will be held by the collateral agent and pledged to secure your obligation to purchase common stock under the related purchase contract.

Creating Treasury Units

Unless the Treasury portfolio has replaced the senior notes as a component of the Corporate Units as a result of a successful remarketing prior to the third business day preceding the purchase contract settlement date or a special event redemption prior to the purchase contract settlement date, each holder of Corporate Units will have the right, at any time on or prior to the fifth business day immediately preceding the purchase contract settlement date, to substitute for the related senior notes held by the collateral agent, zero-coupon Treasury securities that mature on either July 15, 2006 (CUSIP No. 912820BT3) or August 15, 2006 (CUSIP No. 912833CQ1), both of which we refer to as a Treasury security, in a total principal amount at maturity equal to the aggregate principal amount of the senior notes for which substitution is being made. With respect to the Treasury securities maturing on July 15, 2006, during the period between July 15, 2006 and August 15, 2006, any references to the Treasury securities shall mean the cash proceeds paid upon maturity of such Treasury securities.

Because Treasury securities are issued in integral multiples of $1,000, holders of Corporate Units may make this substitution only in integral multiples of 40 Corporate Units.

If the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, holders of Corporate Units will have the right, at any time on or prior to the second business day immediately preceding the purchase contract settlement date, to substitute Treasury securities for the applicable ownership interest in the Treasury portfolio as a component of the Corporate Units, but holders of Corporate Units can only make this substitution in integral multiples of 64,000 Corporate Units. Each of these substitutions will create Treasury Units, and the applicable senior notes or applicable ownership interest in the Treasury portfolio will be released to the holder and be separately tradable from the Treasury Units.

Each Treasury Unit will represent:

(a)           a purchase contract under which

(1)          the holder will agree to purchase from us, and we will agree to sell to the holder, not later than the purchase contract settlement date, for the stated amount, a number of newly issued shares of our common stock equal to the settlement rate, subject to anti-dilution adjustments, and

(2)          we will pay the holder quarterly contract adjustment payments at the rate of 4.75% per year on the stated amount of $25 per purchase contract, or $1.1875 per year; and

(b)          a 2.5% undivided beneficial interest in a Treasury security with a principal amount of $1,000.

To create 40 Treasury Units, unless the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, the Corporate Unit holder will:

•       deposit with the collateral agent a Treasury security that has a principal amount at maturity of $1,000, which must be purchased in the open market at the Corporate Unit holder’s expense; and

•       transfer 40 Corporate Units to the purchase contract agent accompanied by a notice stating that the holder has deposited a Treasury security with the collateral agent and requesting the release to the holder of the senior notes relating to the 40 Corporate Units.

Upon the deposit and receipt of an instruction from the purchase contract agent, the collateral agent will release the related senior notes from the pledge under the pledge agreement, free and clear of our security interest, to the purchase contract agent. The purchase contract agent then will:

•       cancel the 40 Corporate Units;

•       transfer the related senior notes to the holder; and

•       deliver 40 Treasury Units to the holder.

The Treasury security will be substituted for the senior notes and will be held by the collateral agent and pledged to secure the holder’s obligation to purchase common stock under the related purchase contracts. With respect to the Treasury securities maturing on July 15, 2006, the cash proceeds paid upon the maturity of such Treasury securities shall be pledged to secure the Treasury Unit holders’ obligations under the related purchase contracts. Such cash proceeds shall be promptly invested by the collateral agent in certain permitted investments for the benefit of the Treasury Unit holders. The related senior notes released to the holder thereafter will trade separately from the resulting Treasury Units.

If the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, the Corporate Unit holder will follow the same procedure to create a Treasury Unit, except the holder will have to deposit integral multiples of 64,000 Corporate Units.

Recreating Corporate Units

Unless the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, each holder of Treasury Units will have the right, at any time on or prior to the fifth business day immediately preceding the purchase contract settlement date, to substitute for the related Treasury securities held by the collateral agent, senior notes having a principal amount equal to the aggregate principal amount at stated maturity of the Treasury securities for which substitution is being made.

Because Treasury securities are issued in integral multiples of $1,000, holders of Treasury Units may make these substitutions only in integral multiples of 40 Treasury Units.

If the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, holders of Treasury Units will have the right, at any time on or prior to the second business day immediately preceding the purchase contract settlement date, to substitute the applicable ownership interests in the Treasury portfolio for the Treasury securities that were represented by the Treasury Units, but holders of Treasury Units can only make this substitution in integral multiples of 64,000 Treasury Units.

Each of these substitutions will recreate Corporate Units, and the applicable Treasury securities will be released to the holder and be separately tradable from the Corporate Units.

To create 40 Corporate Units, unless the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, the Treasury Unit holder will:

•       deposit with the collateral agent 40 senior notes, which must be purchased in the open market at the holder’s expense unless otherwise owned by the holder; and

•       transfer 40 Treasury Unit certificates to the purchase contract agent accompanied by a notice stating that the Treasury Unit holder has deposited 40 senior notes with the collateral agent and requesting the release to the holder of the Treasury security relating to the Treasury Units.

Upon the deposit and receipt of an instruction from the purchase contract agent, the collateral agent will release the related Treasury securities from the pledge under the pledge agreement, free and clear of our security interest, to the purchase contract agent. The purchase contract agent will then

•       cancel the 40 Treasury Units;

•       transfer the related Treasury security to the holder; and

•       deliver 40 Corporate Units to the holder.

The substituted senior notes or the applicable ownership interests in the Treasury portfolio will be held by the collateral agent and pledged to secure the Corporate Unit holder’s obligation to purchase common stock under the related purchase contracts.

If the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, the Treasury Unit holder will follow the same procedure to create a Corporate Unit, except the holder will have to deposit integral multiples of 64,000 Treasury Units.

Holders that elect to substitute pledged securities, thereby creating Treasury Units or recreating Corporate Units, will be responsible for any fees or expenses payable in connection with the substitution.

Current Payments

Holders of Corporate Units will be entitled to receive quarterly cash distributions consisting of interest payments calculated at the rate of 2.25% per year on senior notes (or distributions on the applicable ownership interest in the Treasury portfolio if the senior notes have been replaced by the Treasury portfolio) and, subject to our right to defer contract adjustment payments until the date on which the purchase contracts are settled, contract adjustment payments payable by us at the rate of 4.75% per year on the stated amount of $25 per purchase contract until the earlier of the purchase contract settlement date and the most recent quarterly payment date on or before any early settlement of the related purchase contracts. Subject to our right to defer contract adjustment payments until the date on which the purchase contracts are settled, holders of Treasury Units will be entitled to receive quarterly contract adjustment payments payable by us at the rate of 4.75% per year on the stated amount of $25 per purchase contract until the earlier of the purchase contract settlement date and the most recent quarterly payment date on or before any early settlement of the related purchase contracts. There will be no distributions in respect of the Treasury securities that are represented by the Treasury Units, but the holders of the Treasury Units will continue to receive the scheduled quarterly interest payments on the senior notes that were released to them when the Treasury Units were created for as long as they hold the senior notes.

Ranking

Our obligations with respect to the senior notes will be senior and unsecured and will rank equally with all of our other unsecured and unsubordinated obligations. The indenture under which the senior notes will be issued will not limit our ability to issue or incur other debt or issue preferred stock. See

“Description of the Senior Notes” below and “Description of Debt Securities” in the accompanying prospectus.

Our obligations with respect to the contract adjustment payments will be subordinate in right of payment to our indebtedness.

Voting and Certain Other Rights

Holders of purchase contracts represented by Corporate Units or Treasury Units, in their capacities as such holders, will have no voting or other rights in respect of the common stock.

Listing of the Securities

The Corporate Units have been approved for listing on the New York Stock Exchange under the symbol “CBPrB,” subject to official notice of issuance. Unless and until substitution has been made as described in “—Creating Treasury Units” or “—Recreating Corporate Units,” neither the senior notes nor the applicable ownership interest in the Treasury portfolio component of a Corporate Unit will trade separately from the Corporate Units. The senior notes or the applicable ownership interest in the Treasury portfolio component will trade as a unit with the purchase contract component of the Corporate Units. If the Treasury Units or the senior notes are separately traded to a sufficient extent that applicable exchange listing requirements are met, we will try to list the Treasury Units or the senior notes on the New York Stock Exchange or any other applicable exchange or market.

Miscellaneous

We or our affiliates may from time to time purchase Corporate Units, Treasury Units or senior notes outstanding by tender, in the open market or by private agreement.

DESCRIPTION OF THE PURCHASE CONTRACTS

This section summarizes some of the terms of the purchase contract agreement, purchase contracts, pledge agreement, remarketing agreement and indenture. The summary should be read together with the purchase contract agreement, pledge agreement, remarketing agreement and indenture, forms of which have been or will be filed and incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

Purchase of Common Stock

Each purchase contract represented by a Corporate Unit or Treasury Unit will obligate the holder of the purchase contract to purchase, and us to sell, on the purchase contract settlement date, for an amount in cash equal to the stated amount, a number of newly issued shares of our common stock equal to the “settlement rate.” The settlement rate will be calculated, subject to adjustment under the circumstances described in “—Anti-Dilution Adjustments,” as follows:

•       If the applicable market value of our common stock is greater than the threshold appreciation price of $71.40, the settlement rate will be 0.3501 shares of our common stock per purchase contract, which is equal to the stated amount divided by the threshold appreciation price.

Accordingly, if the market value for the common stock increases between the date of this prospectus supplement and the period during which the applicable market value is measured and the applicable market value is greater than the threshold appreciation price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be higher than the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

•       If the applicable market value of our common stock is less than or equal to the threshold appreciation price but greater than or equal to the reference price of $59.50, the settlement rate will be a number of shares of our common stock per purchase contract equal to $25 divided by the applicable market value.

Accordingly, if the market value for the common stock does not change or increases between the date of this prospectus supplement and the period during which the applicable market value is measured, but the applicable market value does not exceed the threshold appreciation price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

•       If the applicable market value of our common stock is less than the reference price, the settlement rate will be 0.4202 shares of our common stock per purchase contract, which is equal to the stated amount divided by the reference price.

Accordingly, if the market value for the common stock decreases between the date of this prospectus supplement and the period during which the applicable market value is measured and the applicable market value is less than the reference price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be less than the stated amount, assuming that the market price on the purchase contract settlement date is the same as the applicable market value of the common stock.

“Applicable market value” means the average of the closing price per share of our common stock on each of the twenty consecutive trading days ending on the third trading day immediately preceding the purchase contract settlement date, subject to adjustment under the circumstances set forth in “—Anti-Dilution Adjustments.” The reference price represents approximately a 1.2% discount to the reported last sale price of our common stock on the New York Stock Exchange on June 18, 2003. The threshold appreciation price represents a 20% appreciation over the reference price.

“Closing price” of the common stock on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of the common stock on the New York Stock Exchange on that date or, if the common stock is not listed for trading on the New York Stock Exchange on any such date, as reported in the composite transactions for the principal United States securities exchange on which the common stock is so listed. If the common stock is not so listed on a United States national or regional securities exchange, the closing price means the last closing sale price of the common stock as reported by the Nasdaq National Market, or, if the common stock is not so reported, the last quoted bid price for the common stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization. If the bid price is not available, the closing price means the market value of the common stock on the date of determination as determined by a nationally recognized independent investment banking firm retained by us for this purpose.

A “trading day” means a day on which the common stock

•       is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business, and

•       has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the common stock.

We will not issue any fractional shares of common stock pursuant to the purchase contracts. In lieu of fractional shares otherwise issuable (calculated on an aggregate basis) in respect of purchase contracts being settled by a holder of Corporate Units or Treasury Units, the holder will be entitled to receive an amount of cash equal to the fraction of a share times the applicable market value.

On the business day immediately preceding the purchase contract settlement date, unless:

•       a holder of Corporate Units or Treasury Units has settled the related purchase contracts prior to the purchase contract settlement date through the early delivery of cash to the purchase contract agent in the manner described under “—Early Settlement,” or “—Early Settlement Upon Cash Merger,”

•       a holder of Corporate Units that include senior notes has settled the related purchase contracts with separate cash on the fourth business day immediately preceding the purchase contract settlement date pursuant to prior notice given in the manner described under “—Notice to Settle with Cash,” or

•       an event described under “—Termination” has occurred,

then,

•       in the case of Corporate Units where the Treasury portfolio has replaced the senior notes, proceeds equal to the stated amount of $25 per Corporate Unit when paid at maturity, of the appropriate applicable ownership interest of the Treasury portfolio will automatically be applied to satisfy in full the holder’s obligation to purchase common stock under the related purchase contracts,

•       in the case of Corporate Units where the Treasury portfolio has not replaced the senior notes as a component of the Corporate Units and there has been a successful final remarketing of the senior notes, the portion of the proceeds from the remarketing equal to the principal amount of the senior notes remarketed will automatically be applied to satisfy in full the holder’s obligation to purchase shares of our common stock under the related purchase contracts,

•       in the case of Corporate Units where the Treasury portfolio has not replaced the senior notes as a component of the Corporate Units and there has not been a successful remarketing of the senior notes, we will exercise our rights as a secured party to retain the senior notes pledged as collateral or dispose of them in accordance with applicable law and, following such action, the Corporate Unit holder’s obligations to purchase shares of our common stock under the related purchase contracts on the purchase contract settlement date will be satisfied in full, and

•       in the case of Treasury Units, the principal amount of the related Treasury securities, when paid at maturity, will automatically be applied to satisfy in full the holder’s obligation to purchase common stock under the related purchase contracts.

The common stock will then be issued and delivered to the holder or the holder’s designee, upon presentation and surrender of the certificate evidencing the Corporate Units or Treasury Units and payment by the holder of any transfer or similar taxes payable in connection with the issuance of the common stock to any person other than the holder.

Each holder of Corporate Units or Treasury Units, by acceptance of these securities, will be deemed to have:

•       irrevocably agreed to be bound by the terms and provisions of the related purchase contracts and the pledge agreement and to have agreed to perform its obligations thereunder for so long as the holder remains a holder of the Corporate Units or Treasury Units; and

•       duly appointed the purchase contract agent as the holder’s attorney-in-fact to enter into and perform the related purchase contracts and pledge agreement on behalf of and in the name of the holder.

In addition, each beneficial owner of Corporate Units or Treasury Units, by acceptance of the beneficial interest therein, will be deemed to have agreed to treat

•       itself as the owner of the related senior notes, applicable ownership interests in the Treasury portfolio or the Treasury securities, as the case may be, and

•       the senior notes as our indebtedness for all United States federal, state and local tax purposes.

Remarketing

Pursuant to the remarketing agreement that we will enter into with the purchase contract agent and the remarketing agent, and subject to the terms of the remarketing agreement among the remarketing agent, the purchase contract agent and us, unless a special event redemption has occurred, the senior notes held by Corporate Unit holders as part of a Corporate Unit will be remarketed on the third business day immediately preceding May 16, 2006 (the date three months prior to the purchase contract settlement date), which we refer to as the initial remarketing date. We currently expect the remarketing agent will be one or more of Citigroup Global Markets Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

The remarketing agent will use its reasonable efforts to obtain a price for the remarketed senior notes of approximately (but not less than) 100.50% of the purchase price for the Treasury portfolio described below. To obtain that price, the remarketing agent may reset the interest rate on the senior notes, as described under “Description of the Senior Notes.”

If the remarketing of the senior notes on the initial remarketing date fails or does not settle for any reason, the senior notes will continue to be represented by Corporate Units and the remarketing agent will use its reasonable efforts to remarket the senior notes on the third business day immediately preceding June 16, 2006, which we call the second remarketing date, and on the third business day immediately preceding July 16, 2006, which we call the third remarketing date, in each case at a price of approximately (but not less than) 100.50% of the purchase price of the Treasury portfolio.

Following a successful remarketing of the senior notes on any of these remarketing dates, the portion of the proceeds from the remarketing equal to the Treasury portfolio purchase price will be applied to purchase the Treasury portfolio consisting of:

•       U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to August 15, 2006, in an aggregate amount equal to the principal amount of the senior notes represented by Corporate Units; and

•       U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to August 15, 2006 in an aggregate amount equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been paid to the holders of Corporate Units on the purchase contract settlement date on the aggregate principal amount of the senior notes represented by the Corporate Units.

The Treasury portfolio will be substituted for the senior notes as a component of the Corporate Units and will be held by the collateral agent and pledged to secure the Corporate Unit holders’ obligations under the purchase contracts. On the purchase contract settlement date, a portion of the proceeds from the Treasury portfolio equal to the principal amount of the senior notes represented by the Corporate Units at the time of remarketing will automatically be applied to satisfy the Corporate Unit holders’ obligation to purchase common stock under the purchase contracts and proceeds from the Treasury portfolio equal to the interest payment (assuming no reset of the interest rate) that would have been paid to the holders of Corporate Units on the senior notes represented by the Corporate Units at the time of remarketing on the purchase contract settlement date will be paid to the holders of the Corporate Units.

The remarketing agent will deduct, as a remarketing fee, an amount not exceeding 25 basis points (.25%) of the Treasury portfolio purchase price from any proceeds from the remarketing of the senior notes in excess of the Treasury portfolio purchase price. The remarketing agent will then remit any remaining portion of the proceeds for the benefit of the holders of the senior notes included in the remarketing.

As used in this context, “Treasury portfolio purchase price” means the lowest aggregate ask-side price quoted by a primary U.S. government securities dealer to the quotation agent between 9:00 a.m. and 11:00 a.m., New York City time, on the date of a successful remarketing for the purchase of the Treasury portfolio described above for settlement the third business day immediately following such date. “Quotation agent” means any primary U.S. government securities dealer in New York City selected by us.

If a successful remarketing of the senior notes has not occurred on or prior to the third remarketing date, the remarketing agent will use its reasonable efforts to remarket the senior notes on the third business day immediately preceding the purchase contract settlement date, which we refer to as the final remarketing date, at a price of approximately 100.50% of the principal amount of the senior notes remarketed, but remarketing on the final remarketing date will be considered successful and no further attempts will be made if the resulting proceeds (net of fees and commissions, if any) are at least 100% of the aggregate principal amount of the senior notes.

If the remarketing of the senior notes on the final remarketing date is successful, a portion of the proceeds from this remarketing equal to the aggregate principal amount of the senior notes represented by the Corporate Units at the time of remarketing will automatically be applied to satisfy in full the Corporate Unit holders’ obligations to purchase common stock under the related purchase contracts on the purchase contract settlement date. The remarketing agent will deduct, as a remarketing fee, an amount not exceeding 25 basis points (.25%) of the aggregate principal amount of the remarketed senior notes from any proceeds from the remarketing in excess of the aggregate principal amount of the senior notes remarketed. The remarketing agent will then remit any remaining portion of the proceeds for the benefit of the holders of the senior notes included in the remarketing.

Following a successful remarketing prior to the third business day immediately preceding the purchase contract settlement date, holders of Treasury Units can recreate a Corporate Unit at any time prior to the second business day immediately preceding the purchase contract settlement date as described under “Description of the Equity Units—Recreating Corporate Units.”

We will cause a notice of any failed remarketing to be published on the business day immediately following the applicable remarketing date, by publication in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal. In addition, we will request, not later than seven nor more than 15 calendar days prior to the applicable remarketing date, that the depositary notify its participants holding senior notes, Corporate Units and Treasury Units of the remarketing, including, in the case of a failed remarketing on the final remarketing date, the procedures that must be followed if a senior note holder wishes to exercise its right to put its senior note to us as described in this prospectus supplement. If required, we will use commercially reasonable efforts to ensure that a registration statement covering the full amount of the senior notes to be remarketed will be effective in a form that will enable the remarketing agent to rely on it in connection with the remarketing process.

If a successful remarketing of the senior notes represented by your Corporate Units has not occurred on or prior to the final remarketing date, we will deliver our common stock to you pursuant to the purchase contracts and, unless you have delivered the stated amount in respect of the purchase contracts represented by your Corporate Units to us in cash before the final remarketing date, we will exercise our rights as a secured party with respect to the senior notes that have been pledged to us through the collateral agent to secure your obligation under the related purchase contracts, and your obligation under these purchase contracts will be deemed to be satisfied in full. In addition, holders of senior notes that remain outstanding will have the right to put their senior notes to us for $25 per senior note, plus accrued and unpaid interest, on September 30, 2006, which we call the exercise date, by notifying the indenture trustee on or prior to the fifth business day before the exercise date.

If you hold Corporate Units, you may elect not to participate in any remarketing and to retain the senior notes represented by your Corporate Units by (1) creating Treasury Units at any time on or prior to the second business day prior to any of the remarketing dates or (2) if the first three remarketing attempts have failed, notifying the purchase contract agent of your intention to pay cash to satisfy your obligation under the related purchase contracts on or prior to the fifth business day before the purchase contract settlement date and delivering the cash payment required under the purchase contracts to the collateral agent on or prior to the fourth business day before the purchase contract settlement date.

Early Settlement

Subject to the conditions described below, a holder of Corporate Units or Treasury Units may settle the related purchase contracts in cash at any time on or prior to the fifth business day immediately preceding the purchase contract settlement date by presenting and surrendering the related Corporate Unit or Treasury Units certificate, if they are in certificated form, at the offices of the purchase contract agent with the form of “Election to Settle Early” on the reverse side of such certificate completed and executed as indicated, accompanied by payment to us in immediately available funds of an amount equal to

•        the stated amount times the number of purchase contracts being settled, plus

•        if the delivery is made with respect to any purchase contract during the period from the close of business on any record date next preceding any payment date to the opening of business on such payment date, an amount equal to the contract adjustment payments payable on the payment date with respect to the purchase contract.

If the Treasury portfolio has replaced the senior notes as a component of Corporate Units, holders of the Corporate Units may settle early only in integral multiples of 64,000 Corporate Units. Holders of Treasury Units may settle early only in integral multiples of 40 Treasury Units.

So long as the Equity Units are evidenced by one or more global security certificates deposited with the depositary, procedures for early settlement will also be governed by standing arrangements between the depositary and the purchase contract agent. The early settlement right is also subject to the condition that, if required under the U.S. federal securities laws, we have a registration statement under the Securities Act of 1933 in effect covering the shares of common stock and other securities, if any, deliverable upon settlement of a purchase contract. We have agreed that, if required under the U.S. federal securities laws, we will (1) use commercially reasonable efforts to have a registration statement in effect covering those shares of common stock and other securities to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement right.

Upon early settlement of the purchase contracts represented by any Corporate Units or Treasury Units:

•       except as described below in “—Early Settlement Upon Cash Merger,” the holder will receive 0.3501 newly issued shares of common stock per Corporate Unit or Treasury Unit, subject to adjustment under the circumstances described under “—Anti-Dilution Adjustments,” accompanied by an appropriate prospectus if required by law;

•       the senior notes, the applicable ownership interest in the Treasury portfolio or the Treasury securities, as the case may be, related to the Corporate Units or Treasury Units will be transferred to the holder free and clear of our security interest;

•       the holder’s right to receive future contract adjustment payments will terminate; and

•       no adjustment will be made to or for the holder on account of any amounts accrued in respect of contract adjustment payments.

If the purchase contract agent receives a Corporate Unit certificate or Treasury Unit certificate if they are in certificated form accompanied by the completed “Election to Settle Early” and required immediately available funds, from a holder of Corporate Units or Treasury Units by 5:00 p.m., New York City time, on a business day and all conditions to early settlement have been satisfied, that day will be considered the settlement date. If the purchase contract agent receives the above after 5:00 p.m., New York City time, on a business day or at any time on a day that is not a business day, the next business day will be considered the settlement date.

Upon early settlement of purchase contracts in the manner described above, presentation and surrender of the certificate evidencing the related Corporate Units or Treasury Units if they are in certificated form and payment of any transfer or similar taxes payable by the holder in connection with the issuance of the related common stock to any person other than the holder of the Corporate Units or Treasury Units, we will cause the shares of common stock being purchased to be issued, and the related senior notes, the applicable ownership interest in the Treasury portfolio or the Treasury securities, as the case may be, securing the purchase contracts to be released from the pledge under the pledge agreement described in “—Pledged Securities and Pledge Agreement” and transferred, within three business days following the settlement date, to the purchasing holder or the holder’s designee.

Notice to Settle With Cash

Unless the Treasury portfolio has replaced the senior notes as a component of Corporate Units, a holder of Corporate Units may settle the related purchase contract with separate cash. A holder of a Corporate Unit wishing to settle the related purchase contract with separate cash must notify the purchase contract agent by presenting and surrendering the Corporate Unit certificate evidencing the Corporate Unit at the offices of the purchase contract agent with the form of “Notice to Settle by Separate Cash” on the reverse side of the certificate completed and executed as indicated on or prior to 5:00 p.m., New York City time, on the fifth business day immediately preceding the purchase contract settlement date and delivering the required cash payment to the collateral agent on or prior to 5:00 p.m., New York City time, on the fourth business day immediately preceding the purchase contract settlement date.

If a holder that has given notice of its intention to settle the related purchase contract with separate cash fails to deliver the cash to the collateral agent on the fourth business day immediately preceding the purchase contract settlement date, such holder’s senior notes will be included in the final remarketing of senior notes occurring on the third business day immediately preceding the purchase contract settlement date. If such final remarketing is unsuccessful, we will exercise our rights as a secured party with respect to the senior notes that have been pledged to us through the collateral agent to secure the holder’s obligation under the purchase contracts, and the holder’s obligation under the purchase contract will be deemed to be satisfied in full.

Early Settlement Upon Cash Merger

Prior to the purchase contract settlement date, if we are involved in a merger in which at least 30% of the consideration for our common stock consists of cash or cash equivalents, which we refer to as a cash merger, then following the cash merger, each holder of a purchase contract will have the right to accelerate and settle such purchase contract early at the settlement rate in effect immediately prior to the closing of the cash merger, provided that at such time, if so required under the U.S. federal securities laws, there is in effect a registration statement covering the common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled. We refer to this right as the “merger early settlement right.”

We will provide each of the holders with a notice of the completion of a cash merger within five business days thereof. The notice will specify a date, which shall be 10 days after the date of the notice but no later than five business days prior to the purchase contract settlement date by which each holder’s merger early settlement right must be exercised. The notice will set forth, among other things, the applicable settlement rate and the amount of the cash, securities and other consideration receivable by the holder upon settlement. To exercise the merger early settlement right, you must deliver to the purchase contract agent, three business days before the early settlement date, the certificate evidencing your Corporate Units or Treasury Units if they are held in certificated form, and payment of the applicable purchase price in immediately available funds.

If you exercise the merger early settlement right, we will deliver to you on the early settlement date the kind and amount of securities, cash or other property that you would have been entitled to receive if you had settled the purchase contract immediately before the cash merger at the settlement rate in effect at such time. You will also receive the senior notes, applicable ownership interests in the Treasury portfolio or Treasury securities represented by the Corporate Units or Treasury Units, as the case may be. If you do not elect to exercise your merger early settlement right, your Corporate Units or Treasury Units will remain outstanding and subject to normal settlement on the settlement date. We have agreed that, if required under the U.S. federal securities laws, we will use commercially reasonable efforts to (1) have in effect a registration statement covering the common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement upon a cash merger.

If the Treasury portfolio has replaced the senior notes as a component of Corporate Units, holders of the Corporate Units may exercise the merger early settlement right only in integral multiples of 64,000 Corporate Units. A holder of Treasury Units may exercise the merger early settlement right only in integral multiples of 40 Treasury Units.

Contract Adjustment Payments

Contract adjustment payments will be fixed at a rate per year of 4.75% of the stated amount of $25 per purchase contract. Contract adjustment payments payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Contract adjustment payments will accrue from June 24, 2003 and will be payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, commencing August 16, 2003. We have the right to defer the payment of these contract adjustment payments as described below under “—Option to Defer Contract Adjustment Payments.”

Contract adjustment payments will be payable to the holders of purchase contracts as they appear on the books and records of the purchase contract agent at the close of business on the relevant record dates, which will be on the first day of the month in which the relevant payment date falls. These distributions will be paid through the purchase contract agent, who will hold amounts received in respect of the contract adjustment payments for the benefit of the holders of the purchase contracts relating to the Equity Units. Subject to any applicable laws and regulations, each such payment will be made as described under “—Book-Entry System.”

If any date on which contract adjustment payments are to be made on the purchase contracts represented by the Equity Units is not a business day, then payment of the contract adjustment payments payable on that date will be made on the next succeeding day that is a business day, and no interest or payment will be paid in respect of the delay. However, if that business day is in the next succeeding calendar year, that payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on that payment date. A business day means any day other than a Saturday, Sunday or any other day on which banking institutions and trust companies in the City of New York are permitted or required by any applicable law to close.

Our obligations with respect to contract adjustment payments will be subordinated and junior in right of payment to our obligations under any of our indebtedness.

Option to Defer Contract Adjustment Payments

We may, at our option and upon prior written notice to the holders of Equity Units and the purchase contract agent, defer the payment of contract adjustment payments on each related purchase contract forming a part of an Equity Unit until no later than the purchase contract settlement date or, if applicable, the date of any earlier settlement of the purchase contract. However, deferred contract adjustment payments will bear additional contract adjustment payments at the rate of 7.00% per year (compounding on each succeeding payment date) until paid. If the purchase contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to us), the right to receive future contract adjustment payments will also terminate.

In the event that we elect to defer the payment of contract adjustment payments on the purchase contracts, each holder of Equity Units will receive, on the earlier of the purchase contract settlement date and the date of any earlier settlement of the purchase contract, the aggregate amount of deferred contract adjustment payments on the related purchase contract in cash to the extent such amounts are not deducted from the stated amount payable to us.

In the event we exercise our option to defer the payment of contract adjustment payments, then until the deferred contract adjustment payments have been paid, we will not, and will not permit our subsidiaries to, declare or pay dividends on, make other distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of our capital shares or their capital shares; provided that the foregoing will not restrict any of our subsidiaries from declaring or paying such dividends, or making such distributions, to us or any of our other subsidiaries.

Anti-Dilution Adjustments

The formula for determining the settlement rate will be subject to adjustment, without duplication, upon the occurrence of certain events, including:

(a)    the payment of stock dividends and distributions of shares of common stock on the outstanding shares of common stock;

(b)   the issuance to all holders of outstanding shares of common stock of rights, warrants or options (other than pursuant to any dividend reinvestment or share purchase plans) entitling them, for a period of up to 45 days, to subscribe for or purchase shares of common stock at less than the current market price thereof;

(c)    subdivisions, splits and combinations of shares of common stock;

(d)   distributions to all holders of outstanding shares of common stock of evidences of our indebtedness, shares of capital stock, securities, cash or property (excluding any dividend or distribution covered by clause (a) or (b) above and any dividend or distribution paid exclusively in cash);

(e)    distributions (other than regular quarterly cash distributions) consisting exclusively of cash to all holders of outstanding shares of common stock in an aggregate amount that, together with (1) other all-cash distributions (other than regular quarterly cash distributions) made within the preceding 12 months and (2) any cash and the fair market value, as of the expiration of the tender or exchange offer referred to below, of consideration payable in respect of any tender or exchange offer (other than consideration payable in respect of any odd-lot tender offer) by us or any of our subsidiaries for shares of common stock concluded within the preceding 12 months, exceeds 10% of our aggregate market capitalization (aggregate market capitalization being the product of the current market price of shares of common stock multiplied by the number of shares of common stock then outstanding) on the record date for such distribution; and

(f)    the successful completion of a tender or exchange offer made by us or any of our subsidiaries for shares of common stock which involves an aggregate consideration that, together with (1) any cash and the fair market value of other consideration payable in respect of any tender or exchange offer (other than consideration payable in respect of any odd-lot tender offer) by us or any of our subsidiaries for the common stock concluded within the preceding 12 months and (2) the aggregate amount of any all-cash distributions (other than regular quarterly cash distributions) to all holders of shares of common stock within the preceding 12 months, exceeds 10% of our aggregate market capitalization on the expiration of the tender or exchange offer.

If the rights provided for in our rights agreement dated as of March 12, 1999 have separated from our common stock in accordance with the provisions of the rights agreement so that the holders of the purchase contracts would not be entitled to receive any rights in respect of the common stock issuable on the purchase contract settlement date, the settlement rate will be adjusted as if we distributed to all holders of our common stock, evidences of indebtedness, shares of capital stock, securities, cash or property as described under clause (d) above, subject to readjustment in the event of the expiration, termination or redemption of the rights. In lieu of any such adjustment, we may amend our rights agreement to provide that on the purchase contract settlement date the holders will receive, in addition to the common stock issuable on such date, the rights that would have attached to such shares of common stock if the rights had not become separated from the common stock under our rights agreement. To the extent that we adopt any future rights plan, on the purchase contract settlement date, you will receive, in addition to the common stock, the rights under the future rights plan whether or not the rights have separated from the common stock on the purchase contract settlement date and no adjustment to the settlement rate shall be made in accordance with clause (d) above.

The “current market price” per share of common stock on any day means the average of the daily closing prices on each of the 20 consecutive trading days ending on the earlier of the day in question and the day before the “ex date” with respect to the issuance or distribution requiring the computation. For purposes of this paragraph, the term “ex date,” when used with respect to any issuance or distribution, will mean the first date on which the common stock trades regular way on the applicable exchange or in the applicable market without the right to receive the issuance or distribution.

In the case of certain reclassifications, consolidations, mergers, sales or transfers of assets or other transactions that cause our common stock to be converted into the right to receive other securities, cash or property, each purchase contract then outstanding would, without the consent of the holders of the related Corporate Units or Treasury Units, as the case may be, become a purchase contract with respect to such other securities, cash and property instead of our common stock. Upon the occurrence of any such transaction, on the purchase contract settlement date the settlement rate then in effect will be applied to the value, on the purchase contract settlement date, of the securities, cash or property a holder would have received had it held shares covered by the purchase contract when such transaction occurred.

If at any time we make a distribution of property to our stockholders that would be taxable to the stockholders as a dividend for United States federal income tax purposes (i.e., distributions out of our current or accumulated earnings and profits or distributions of evidences of indebtedness or assets, but generally not stock dividends or rights to subscribe for capital stock) and, pursuant to the settlement rate adjustment provisions of the purchase contract agreement, the settlement rate is increased, this increase may give rise to a taxable dividend to holders of Corporate Units.

In addition, we may make increases in the settlement rate as our board of directors deems advisable to avoid or diminish any income tax to holders of our capital stock resulting from any dividend or distribution of capital stock (or rights to acquire capital stock) or from any event treated as such for income tax purposes or for any other reasons.

Adjustments to the settlement rate will be calculated to the nearest 1/10,000th of a share. No adjustment in the settlement rate will be required unless the adjustment would require an increase or decrease of at least one percent in the settlement rate. However, any adjustments that are not required to be made because they would have required an increase or decrease of less than one percent will be carried forward and taken into account in any subsequent adjustment.

We will be required, within ten business days following the adjustment to the settlement rate, to provide written notice to the purchase contract agent of the occurrence of the adjustment and a statement in reasonable detail setting forth the method by which the adjustment to the settlement rate was determined and setting forth the revised settlement rate.

Each adjustment to the settlement rate will result in a corresponding adjustment to the number of shares of common stock issuable upon early settlement of a purchase contract. Each adjustment to the settlement rate will also result in an adjustment to the applicable market value to determine which of the three clauses in the definition of settlement rate will be applicable on the purchase contract settlement date or any cash merger early settlement date.

Termination

The purchase contracts, and our rights and obligations and the rights and obligations of the holders of the Corporate Units and Treasury Units under the purchase contracts, including the right and obligation to purchase shares of common stock and the right to receive accrued contract adjustment payments, will immediately and automatically terminate, without any further action, upon the termination of the purchase contracts as a result of our bankruptcy, insolvency or reorganization.

Upon a termination of the purchase contracts, the collateral agent will release the securities held by it to the purchase contract agent for distribution to the holders. If a holder would otherwise have been entitled to receive less than $1,000 principal amount at maturity of any Treasury security upon termination of the purchase contract, the purchase contract agent will dispose of the security for cash and pay the cash to the holder. Upon termination, however, the release and distribution may be subject to a delay. If we become the subject of a case under the federal bankruptcy code, a delay in the release of the pledged senior notes or Treasury securities may occur as a result of the automatic stay under the bankruptcy code and continue until the automatic stay has been lifted. The automatic stay will not be lifted until such time as the bankruptcy court agrees to lift it and permit the return of your collateral to you. In such a case under the federal bankruptcy code, claims arising out of the senior notes, like all other claims in bankruptcy proceedings, will be subject to the jurisdiction and equitable powers of the bankruptcy court.

If the holder’s purchase contract is terminated as a result of our bankruptcy, insolvency or reorganization, such holder will have no right to receive any accrued contract adjustment payments.

Pledged Securities and Pledge Agreement

Pledged securities will be held by the collateral agent, for our benefit, pursuant to the pledge agreement and pledged to secure the obligations of holders of Corporate Units and Treasury Units to purchase shares of common stock under the related purchase contracts. The rights of holders of Corporate Units and Treasury Units to the pledged securities represented by such Corporate Units or Treasury Units will be subject to our security interest created by the pledge agreement. The pledge agreement provides that if we are entitled to exercise our rights as a secured party because the senior notes were not successfully remarketed by purchase contract settlement date, we may retain the pledged securities or dispose of them in accordance with applicable law in full satisfaction of the secured obligations.

No holder of Corporate Units or Treasury Units will be permitted to withdraw the pledged securities related to the Corporate Units or Treasury Units from the pledge arrangement except:

•       to substitute Treasury securities for the related senior notes or the applicable ownership interest in the Treasury portfolio, as the case may be, as provided for under “Description of the Equity Units—Creating Treasury Units;”

•       to substitute senior notes or the applicable ownership interest of the Treasury portfolio, as the case may be, for the related Treasury securities, as provided for under “Description of the Equity Units—Recreating Corporate Units;” or

•       upon the termination or early settlement of the related purchase contracts.

Subject to the security interest and the terms of the purchase contract agreement and the pledge agreement, each holder of Corporate Units, unless the Treasury portfolio has replaced the senior notes as a component of Corporate Units, will be entitled through the purchase contract agent and the collateral agent to all of the proportional rights of the related senior notes, including voting and redemption rights. Each holder of Treasury Units and each holder of Corporate Units, if the Treasury portfolio has replaced the senior notes as a component of Corporate Units, will retain beneficial ownership of the related Treasury securities or the applicable ownership interest of the Treasury portfolio, as applicable, pledged in respect of the related purchase contracts. We will have no interest in the pledged securities other than our security interest.

Except as described in “Certain Provisions of the Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement—General,” the collateral agent will, upon receipt, if any, of payments on the pledged securities, distribute the payments to the purchase contract agent, which will in turn distribute those payments, together with contract adjustment payments received from us, to the persons in whose names the related Corporate Units or Treasury Units are registered at the close of business on the record date immediately preceding the date of payment. With respect to the Treasury securities maturing on July 15, 2006, the cash proceeds paid upon maturity shall be pledged to secure the Treasury Unit holders’ obligations under the related purchase contracts. Such cash proceeds shall be promptly invested by the collateral agent in certain permitted investments for the benefit of the Treasury Unit holders.

Book-Entry System

The Depository Trust Company, which we refer to along with its successors in this capacity as the depositary, will act as securities depositary for the Corporate Units and Treasury Units. The Corporate Units and Treasury Units will be issued only as fully registered securities registered in the name of Cede & Co., the depositary’s nominee. One or more fully registered global security certificates, representing the total aggregate number of Corporate Units and Treasury Units, will be issued and will be deposited with the depositary and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Corporate Units or the Treasury Units so long as the Corporate Units or the Treasury Units are represented by global security certificates.

The depositary is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the depositary’s system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly, or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.

In the event that

•       the depositary notifies us that it is unwilling or unable to continue as a depositary for the global security certificates and no successor depositary has been appointed within 90 days after this notice,

•       the depositary at any time ceases to be a clearing agency registered under the Securities Exchange Act of 1934 when the depositary is required to be so registered to act as the depositary and no successor depositary has been appointed within 90 days after we learn that the depositary has ceased to be so registered, or

•       we, in our sole discretion, determine that the global security certificates shall be so exchangeable,

certificates for the Corporate Units or Treasury Units will be printed and delivered in exchange for beneficial interests in the global security certificates. Any global Corporate Unit or Treasury Unit that is exchangeable pursuant to the preceding sentence will be exchangeable for Corporate Unit or Treasury Unit certificates registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all Corporate Units or Treasury Units represented by these certificates for all purposes under the Corporate Units or Treasury Units and the purchase contract agreement. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates

•       will not be entitled to have such global security certificates or the Corporate Units or Treasury Units represented by these certificates registered in their names,

•       will not receive or be entitled to receive physical delivery of Corporate Unit or Treasury Unit certificates in exchange for beneficial interests in global security certificates, and

•       will not be considered to be owners or holders of the global security certificates or any Corporate Units or Treasury Units represented by these certificates for any purpose under the Corporate Units or Treasury Units or the purchase contract agreement.

All payments on the Corporate Units or Treasury Units represented by the global security certificates and all transfers and deliveries of related senior notes, Treasury portfolio, Treasury securities and shares of common stock will be made to you via the depositary or its nominee, as the case may be.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Procedures for settlement of purchase contracts on the purchase contract settlement date or upon early settlement will be governed by arrangements among the depositary, participants and persons that may hold beneficial interests through participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. None of us, the purchase contract agent or any agent of ours or the purchase contract agent will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to these beneficial ownership interests.

Although the depositary has agreed to the foregoing procedures in order to facilitate transfer of interests in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

The information in this section concerning the depositary and its book-entry system has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

CERTAIN PROVISIONS OF THE PURCHASE CONTRACTS, THE PURCHASE CONTRACT AGREEMENT AND THE PLEDGE AGREEMENT

This summary summarizes some of the other provisions of the purchase contract agreement and the pledge agreement. This summary should be read together with the purchase contract agreement and pledge agreement, forms of which have been or will be filed and incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

General

Except as described in “Description of the Purchase Contracts—Book-Entry System,” payments on the purchase contracts and senior notes represented by the Equity Units will be made, purchase contracts (and documents relating to the Corporate Units, Treasury Units and purchase contracts) will be settled, and transfers of the Corporate Units and Treasury Units will be registrable, at the office of the purchase contract agent in the Borough of Manhattan, The City of New York. In addition, if the Corporate Units and Treasury Units do not remain in book-entry form, payment on the purchase contracts and the senior notes represented by the Equity Units may be made, at our option, by check mailed to the address of the holder entitled to payment as shown on the security register or by a wire transfer to the account designated by the holder by a prior written notice.

Shares of common stock will be delivered on the purchase contract settlement date (or earlier upon early settlement), or, if the purchase contracts have terminated, the related pledged securities will be delivered (potentially after a delay as a result of the imposition of the automatic stay under the Bankruptcy Code, see “Description of the Purchase Contracts—Termination”) at the office of the purchase contract agent upon presentation and surrender of the applicable certificate.

If you fail to present and surrender the certificate evidencing the Corporate Units or Treasury Units to the purchase contract agent on or prior to the purchase contract settlement date, the shares of common stock issuable upon settlement of the related purchase contract will be registered in the name of the purchase contract agent. The shares, together with any distributions, will be held by the purchase contract agent as agent for your benefit until the certificate is presented and surrendered or you provide satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the purchase contract agent and us.

If the purchase contracts terminate prior to the purchase contract settlement date, the related pledged securities are transferred to the purchase contract agent for distribution to the holders, and a holder fails to present and surrender the certificate evidencing the holder’s Corporate Units or Treasury Units to the purchase contract agent, the related pledged securities delivered to the purchase contract agent and payments on the pledged securities will be held by the purchase contract agent as agent for the benefit of the holder until the applicable certificate is presented or the holder provides the evidence and indemnity described above.

The purchase contract agent will have no obligation to invest or to pay interest on any amounts held by the purchase contract agent pending payment to any holder.

No service charge will be made for any registration of transfer or exchange of the Corporate Units or Treasury Units, except for any tax or other governmental charge that may be imposed in connection with a transfer or exchange.

Modification

The purchase contract agreement and the pledge agreement will contain provisions permitting us and the purchase contract agent, and in the case of the pledge agreement, the collateral agent, to modify the purchase contract agreement or the pledge agreement without the consent of the holders for any of the following purposes:

•       to evidence the succession of another person to our obligations;

•       to add to the covenants for the benefit of holders or to surrender any of our rights or powers under those agreements;

•       to evidence and provide for the acceptance of appointment of a successor purchase contract agent or a successor collateral agent or securities intermediary;

•       to make provision with respect to the rights of holders pursuant to adjustments in the settlement rate due to consolidations, mergers or other reorganization events;

•       to cure any ambiguity, to correct any error or to correct or supplement any provision that may be inconsistent with any other provision; and

•       to make any other provisions with respect to such matters or questions, provided that such action shall not materially adversely affect the interest of the holders.

The purchase contract agreement and the pledge agreement will contain provisions permitting us and the purchase contract agent, and in the case of the pledge agreement, the collateral agent, with the consent of the holders of not less than a majority of the purchase contracts at the time outstanding, to modify the terms of the purchase contracts, the purchase contract agreement or the pledge agreement. However, no such modification may, without the consent of the holder of each outstanding purchase contract affected by the modification,

•       change any payment date,

•       change the amount or type of pledged securities related to the purchase contract, impair the right of the holder of any pledged securities to receive distributions on the pledged securities or otherwise adversely affect the holder’s rights in or to the pledged securities,

•       change the place or currency of payment or reduce any contract adjustment payments,

•       impair the right to institute suit for the enforcement of the purchase contract or payment of any contract adjustment payments,

•       reduce the number of shares of common stock purchasable under the purchase contract, increase the price to purchase shares of common stock upon settlement of the purchase contract, change the purchase contract settlement date or the right to early settlement or otherwise adversely affect the holder’s rights under the purchase contract, or

•       reduce the above-stated percentage of outstanding purchase contracts the consent of the holders of which is required for the modification or amendment of the provisions of the purchase contracts, the purchase contract agreement or the pledge agreement.

If any amendment or proposal referred to above would adversely affect only the Corporate Units or the Treasury Units, then only the affected class of holders will be entitled to vote on the amendment or proposal, and the amendment or proposal will not be effective except with the consent of the holders of not less than a majority of the affected class or of all of the holders of the affected classes, as applicable.

No Consent to Assumption

Each holder of Equity Units will under the terms of the purchase contract agreement and the Corporate Units or Treasury Units, as applicable, be deemed expressly to have withheld any consent to the assumption (i.e., affirmance) by us or our trustee if we become the subject of a case under the Bankruptcy Code or other similar state or federal law provision for reorganization or liquidation.

Consolidation, Merger, Sale or Conveyance

We will covenant in the purchase contract agreement that we will not merge with and into, consolidate with or convert into any other entity or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to any person or entity, unless (1) the successor entity is an entity organized and existing under the laws of the United States of America or a U.S. state or the District of Columbia and that entity expressly assumes our obligations under the purchase contracts, the purchase contract agreement, the pledge agreement and the remarketing agreement and (2) the successor entity is not, immediately after the merger, consolidation, conversion, sale, assignment, transfer, lease or conveyance, in default of its payment obligations under the purchase contracts, the purchase contract agreement, the pledge agreement and the remarketing agreement or in material default in the performance of any other covenants under these agreements.

Title

We, the purchase contract agent and the collateral agent may treat the registered owner of any Corporate Units or Treasury Units as the absolute owner of the Corporate Units or Treasury Units for the purpose of making payment and settling the related purchase contracts and for all other purposes.

Replacement of Equity Unit Certificates

In the event that physical certificates have been issued, any mutilated Corporate Unit or Treasury Unit certificate will be replaced by us at the expense of the holder upon surrender of the certificate to the purchase contract agent. Corporate Unit or Treasury Unit certificates that become destroyed, lost or stolen will be replaced by us at the expense of the holder upon delivery to us and the purchase contract agent of evidence of their destruction, loss or theft satisfactory to us and the purchase contract agent. In the case of a destroyed, lost or stolen Corporate Unit or Treasury Unit certificate, an indemnity satisfactory to the purchase contract agent and us may be required at the expense of the holder of the Corporate Units or Treasury Units evidenced by the certificate before a replacement will be issued.

Notwithstanding the foregoing, we will not be obligated to issue any Corporate Unit or Treasury Unit certificates on or after the business day immediately preceding the purchase contract settlement date (or after early settlement) or after the purchase contracts have terminated. The purchase contract agreement will provide that, in lieu of the delivery of a replacement Corporate Unit or Treasury Unit certificate following the purchase contract settlement date, the purchase contract agent, upon delivery of the evidence and indemnity described above, will deliver the shares of common stock issuable pursuant to the purchase contracts represented by the Corporate Units or Treasury Units evidenced by the certificate, or, if the purchase contracts have terminated prior to the purchase contract settlement date, transfer the pledged securities represented by the Corporate Units or Treasury Units evidenced by the certificate.

Governing Law

The purchase contract agreement, the pledge agreement and the purchase contracts will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Purchase Contract Agent

Bank One Trust Company, N.A. will be the purchase contract agent. The purchase contract agent will act as the agent for the holders from time to time of the purchase contracts represented by Corporate Units and Treasury Units from time to time. The purchase contract agreement will not obligate the purchase contract agent to exercise any discretionary actions in connection with a default under the terms of the purchase contracts or the purchase contract agreement.

The purchase contract agreement will contain provisions limiting the liability of the purchase contract agent. The purchase contract agreement will contain provisions under which the purchase contract agent may resign or be replaced. This resignation or replacement would be effective upon the acceptance of appointment by a successor.

Bank One Trust Company, N.A. maintains commercial banking relationships with us.

Information Concerning the Collateral Agent

BNY Midwest Trust Company will be the collateral agent. The collateral agent will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any of the holders of the Corporate Units or Treasury Units except for the obligations owed by a pledgee of property to the owner of the property under the pledge agreement and applicable law.

The pledge agreement will contain provisions limiting the liability of the collateral agent. The pledge agreement will contain provisions under which the collateral agent may resign or be replaced. This resignation or replacement would be effective upon the acceptance of appointment by a successor.

Miscellaneous

The purchase contract agreement will provide that we will pay all fees and expenses other than underwriters’ expenses (including counsel) related to the offering of the purchase contracts, the retention of the collateral agent and the enforcement by the purchase contract agent of the rights of the holders of the purchase contracts.

Should you elect to substitute the related pledged securities, create Treasury Units or recreate Corporate Units, you will be responsible for any fees or expenses payable in connection with that substitution, as well as any commissions, fees or other expenses incurred in acquiring the pledged securities to be substituted, and we will not be responsible for any of those fees or expenses.

DESCRIPTION OF THE SENIOR NOTES

The following description is a summary of the terms of our senior notes. The descriptions in this prospectus supplement and the accompanying prospectus contain a description of certain terms of the senior notes and the indenture but do not purport to be complete, and reference is hereby made to the indenture, which is incorporated by reference into the registration statement, and to the Trust Indenture Act. This summary supplements the description of the senior debt securities in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus.

General

The senior notes will be issued under an indenture dated as of October 25, 1989 between us and Bank One Trust Company, N.A., successor in interest to The First National Bank of Chicago, as indenture trustee (the “indenture”).

The senior notes will be senior debt securities that will be our direct, unsecured obligations and will rank without preference or priority among themselves and equally with all of our existing and future unsecured senior indebtedness. The senior notes initially will be issued in an aggregate principal amount equal to $400,000,000. If the option to purchase additional senior notes is exercised in full by the underwriters an additional $460,000,000 of the senior notes will be issued.

We are a holding company that derives all our income from our subsidiaries. Accordingly, our ability to service our debt, including our obligations under the senior notes, and other obligations are primarily dependent on the earnings of our respective subsidiaries and the payment of those earnings to us, in the form of dividends, loans or advances and through repayment of loans or advances from us. In addition, any payment of dividends, loans or advances by those subsidiaries could be subject to statutory or contractual restrictions. Our subsidiaries have no obligation to pay any amounts due on the senior notes.

The senior notes will not be subject to a sinking fund provision and will not be subject to defeasance. Unless a special event redemption occurs prior to the purchase contract settlement date, the entire principal amount of the senior notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on August 16, 2008.

The indenture trustee will initially be the security registrar and the paying agent for the senior notes. Senior notes represented by the Corporate Units will be issued in certificated form, will be in denominations of $25 and integral multiples of $25, without coupons, and may be transferred or exchanged, without service charge but upon payment of any taxes or other governmental charges payable in connection with the transfer or exchange, at the office described below. Payments on senior notes issued as a global security will be made to the depositary or a successor depositary. Principal and interest with respect to certificated notes will be payable, the transfer of the senior notes will be registrable and senior notes will be exchangeable for notes of a like aggregate principal amount in denominations of $25 and integral multiples of $25, at the office or agency maintained by us for this purpose in The City of New York. We have initially designated the corporate trust office of the indenture trustee as that office. However, at our option, payment of interest may be made by check mailed to the address of the holder entitled to payment or by wire transfer to an account appropriately designated by the holder entitled to payment.

The indenture does not contain provisions that afford holders of the senior notes protection in the event we are involved in a highly leveraged transaction or other similar transaction that may adversely affect such holders. The indenture does not limit our ability to issue or incur other debt or issue preferred stock.

Interest

Each senior note will bear interest initially at the rate of 2.25% per year from the original issuance date, payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, commencing August 16, 2003 to the person in whose name the senior note is registered at the close of business on the first day of the month in which the interest payment date falls.

The applicable interest rate on the senior notes may be reset to the reset rate upon successful remarketing as described above under “Description of the Purchase Contracts—Remarketing.” The reset rate will become effective on the reset effective date, which is three business days immediately following a successful remarketing. If the senior notes are not successfully remarketed, the interest rate on the senior notes will not be reset.

The amount of interest payable on the senior notes for any period will be computed (1) for any full quarterly period on the basis of a 360-day year of twelve 30-day months and (2) for any period shorter than a full quarterly period, on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the senior notes is not a business day, then payment of the interest payable on such date will be made on the next day that is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day is in the next calendar year, then such payment will be made on the preceding business day.

Market Reset Rate

The reset rate will be equal to the rate that is sufficient to allow a successful remarketing of the senior notes and will be determined by the remarketing agent. In the case of a reset prior to the third business day immediately preceding the purchase contract settlement date, which rate would be effective on the third business day following the date of such successful remarketing, the reset rate will be the rate determined by the remarketing agent as the rate the senior notes should bear in order for the senior notes represented by Corporate Units to have an aggregate market value on the reset date of approximately (but not less than) 100.50% of the Treasury portfolio purchase price described under “Description of the Purchase Contracts—Remarketing.” In the case of a reset on the third business day immediately preceding the purchase contract settlement date, the reset rate will be the rate determined by the remarketing agent as the rate the senior notes should bear in order for each senior note to have an approximate market value of 100.50% of the principal amount of the senior notes, except that the remarketing on the final remarketing date will be considered successful if the resulting proceeds (net of fees and commissions, if any) are at least 100% of the aggregate principal amount of the senior notes.

Optional Remarketing

On or prior to the fifth business day immediately preceding any remarketing date, but no earlier than the payment date immediately preceding such date, holders of senior notes that are not represented by Corporate Units may elect to have their senior notes remarketed in the same manner and at the same price as senior notes that are represented by Corporate Units by delivering their senior notes along with a notice of this election to the custodial agent. The custodial agent will hold the senior notes in an account separate from the collateral account in which the pledged securities will be held. Holders of senior notes electing to have their senior notes remarketed will also have the right to withdraw the election on or prior to the fifth business day immediately preceding the applicable remarketing date. Holders of Treasury Units that are also holders of senior notes that are not represented by the Corporate Units may also participate in any remarketing by recreating Corporate Units from their Treasury Units at any time on or prior to the second business day immediately prior to any of the remarketing dates.

Put option Upon a Failed Final Remarketing

If the senior notes have not been successfully remarketed by the purchase contract settlement date, the holders of senior notes that remain outstanding and that are not subject to our security interest will have the right to put their senior notes to us for $25 per senior note, plus accrued and unpaid interest, on September 30, 2006, which we call the exercise date, by notifying the indenture trustee on or prior to the fifth business day before the exercise date.

Events of Default

In addition to the events of default described in the accompanying prospectus under “Description of the Debt Securities—Events of Default,” it shall be an event of default under the senior notes if we fail on the date payment is due to pay the put price of any senior notes following the exercise of the put right by any holder of senior notes.

Optional Redemption—Special Event

If a special event, as defined below, occurs and is continuing, prior to the earlier of (1) the date of a successful remarketing or (2) the purchase contract settlement date, we may redeem, at our option on any interest payment date, the senior notes in whole, but not in part, at a price equal to, for each senior note, the redemption amount, as defined below, plus accrued and unpaid interest thereon, which we refer collectively to as the redemption price, to the date of redemption, which we refer to as the “special event redemption date.” The redemption price payable in respect of all senior notes represented by Corporate Units will be distributed to the collateral agent, which in turn will apply an amount equal to the redemption amount of such redemption price to purchase the Treasury portfolio on behalf of the holders of the Corporate Units and remit the remaining portion (net of fees and expenses, if any), if any, of such redemption price to the purchase contract agent for payment to the holders of the Corporate Units. Thereafter, the applicable ownership interest in the Treasury portfolio will be substituted for the senior notes and will be held by the collateral agent and pledged to secure the Corporate Unit holders’ obligations to purchase our shares of common stock under the related purchase contract. Holders of senior notes that are not represented by Corporate Units will directly receive proceeds from the redemption of the senior notes.

“Special event” means either a tax event or an accounting event, each as defined below.

“Accounting event” means the receipt by the audit committee of our Board of Directors of a written report in accordance with Statement on Auditing Standards (“SAS”) No. 97, “Amendment to SAS No. 50—Reports on the Application of Accounting Principles”, from our independent auditors, provided at the request of management, to the effect that, as a result of a change in accounting rules after the date of original issuance of the senior notes, we must either (a) account for the purchase contracts as derivatives under SFAS 133 (or any successor accounting standard) or (b) account for the Equity Units using the if-converted method under SFAS 128 (or any successor accounting standard), and that, in either case, such accounting treatment will cease to apply upon redemption of the senior notes.

“Tax event” means the receipt by us of an opinion of counsel, rendered by a law firm having a recognized national tax practice, to the effect that, as a result of any amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative decision, pronouncement, judicial decision or action interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of issuance of senior notes, there is more than an insubstantial increase in the risk that interest payable by us on the senior notes is not, or within 90 days of the date of such opinion, will not be, deductible by us, in whole or in part, for United States federal income tax purposes.

“Redemption amount” means, for each senior note, the product of the principal amount of such senior note and a fraction, the numerator of which is the Treasury portfolio purchase price, as defined below, and the denominator of which is the applicable principal amount, as defined below.

“Treasury portfolio purchase price” means the lowest aggregate ask-side price quoted by a primary U.S. government securities dealer to the quotation agent between 9:00 a.m. and 11:00 a.m., New York City time, as defined below, on the third business day immediately preceding the special event redemption date for the purchase of the Treasury portfolio described below for settlement on the special event redemption date.

“Applicable principal amount” means the aggregate principal amount of the senior notes that are represented by Corporate Units on the special event redemption date.

“Treasury portfolio” means a portfolio of U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to August 15, 2006 in an aggregate amount at maturity equal to the applicable principal amount and with respect to each scheduled interest payment date on the senior notes that occurs after the special event redemption date, to and including the purchase contract settlement date, U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the business day immediately preceding such scheduled interest payment date in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would be due on the applicable principal amount of the senior notes on such date.

“Quotation agent” means any primary U.S. government securities dealer selected by us.

Agreement By Purchasers to Certain Tax Treatment

Each senior note will provide that, by acceptance of the senior note or a beneficial interest therein, you intend that the senior note constitutes debt and you agree to treat it as debt for United States federal, state and local tax purposes.

Book-Entry System

Senior notes that are released from the pledge following substitution or settlement of the purchase contracts will be issued in the form of one or more global certificates, which are referred to as global securities, registered in the name of the depositary or its nominee. Except under the limited circumstances described below or except upon recreation of Corporate Units, senior notes represented by the global securities will not be exchangeable for, and will not otherwise be issuable as, senior notes in certificated form. The global securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in such a global security.

Except as provided below, owners of beneficial interests in such a global security will not be entitled to receive physical delivery of senior notes in certificated form and will not be considered the holders (as defined in the indenture) thereof for any purpose under the indenture, and no global security representing senior notes shall be exchangeable, except for another global security of like denomination and tenor to be registered in the name of the depositary or its nominee or a successor depositary or its nominee. Accordingly, each beneficial owner must rely on the procedures of the depositary or if such person is not a participant, on the procedures of the participant through which such person owns its interest to exercise any rights of a holder under the indenture.

In the event that

•       the depositary notifies us that it is unwilling or unable to continue as a depositary for the global security certificates and no successor depositary has been appointed within 90 days after this notice,

•       an event of default occurs and is continuing with respect to the senior notes, or

•       we determine in our sole discretion that we will no longer have senior notes represented by global securities,

certificates for the senior notes will be printed and delivered in exchange for beneficial interests in the global security certificates. Any global note that is exchangeable pursuant to the preceding sentence shall be exchangeable for senior note certificates registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

UNITED STATES FEDERAL INCOME TAX

The following is a discussion of the principal U.S. federal income tax consequences of the purchase, ownership and disposition of Equity Units and the senior notes, Treasury securities (including an applicable ownership interest in the Treasury portfolio) and purchase contracts that are or may be the components of Equity Units, and shares of our common stock acquired through a purchase contract. This discussion is addressed only to holders of Equity Units who purchase Equity Units in the initial offering at their original offering price and hold the Equity Units, senior notes, Treasury securities, purchase contracts and shares of our common stock as capital assets. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations and proposed Treasury regulations issued under the Code, Internal Revenue Service (“IRS”) rulings and pronouncements and judicial decisions now in effect, all of which may change, possibly with retroactive effect.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances, such as holders to whom special tax treatment applies, including (1) banks, regulated investment companies, real estate investment trusts, insurance companies, dealers in securities or currencies or tax-exempt organizations, (2) persons holding Equity Units, senior notes or shares of our common stock as part of a straddle, hedge, conversion transaction or other integrated investment, (3) U.S. holders (as defined below) whose functional currency is not the U.S. dollar, or (4) traders in securities that elect to use a mark to market method of accounting for their securities holdings. In addition, this discussion does not address alternative minimum taxes or state, local or foreign taxes.

No statutory, administrative or judicial authority directly addresses the treatment of Equity Units or instruments similar to Equity Units for U.S. federal income tax purposes. As a result, no assurance can be given that the IRS or a court will agree with the tax consequences described in this discussion. A differing treatment from that assumed below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in the Equity Units. Prospective investors are urged to consult their own tax advisors with respect to the U.S. federal income tax consequences of the purchase, ownership and disposition of Equity Units, senior notes, Treasury securities and shares of our common stock acquired under a purchase contract in light of their own particular circumstances, as well as the effect of any state, local or foreign tax laws.

Consequences to U.S. Holders

The following is a discussion of U.S. federal income tax considerations relevant to a “U.S. holder” of Equity Units. For purposes of this discussion, the term U.S. holder means an individual who is a citizen or resident of the United States, a U.S. domestic corporation or any other entity or person generally subject to U.S. federal income tax on a net income basis.

Equity Units

OWNERSHIP OF SENIOR NOTES OR TREASURY SECURITIES.   For U.S. federal income tax purposes, a U.S. holder will be treated as owning the senior notes (or Treasury securities) constituting a part of the holder’s Equity Units. We, under the terms of the Equity Units, and each U.S. holder, by acquiring Equity Units, agree to treat the senior notes (or Treasury securities) constituting a part of the Equity Units as owned by that U.S. holder for all tax purposes, and the remainder of this summary assumes this treatment. The U.S. federal income tax consequences of owning the senior notes or Treasury securities are discussed below under “Senior Notes” and “Treasury Securities Purchased in Connection with Equity Units.”

ALLOCATION OF PURCHASE PRICE.   A U.S. holder’s acquisition of a Corporate Unit will be treated as an acquisition of the senior note and the purchase contract constituting the Corporate Unit for

U.S. federal income tax purposes and, by purchasing a Corporate Unit, you will be deemed to have agreed to that treatment. The remainder of this discussion assumes that the acquisition of a Corporate Unit will be so treated. The purchase price of a Corporate Unit will be allocated between the senior note and the purchase contract constituting the Corporate Unit, in proportion to their respective fair market values at the time of purchase. This allocation will establish the U.S. holder’s initial tax basis in the senior note and the purchase contract. Upon issuance of the Corporate Units, we expect to report the fair market value of each senior note as $25 and the fair market value of each purchase contract as $0. This position will be binding on each U.S. holder unless a U.S. holder explicitly discloses a contrary position on a statement attached to that U.S. holder’s timely filed U.S. federal income tax returns for the taxable year in which that U.S. holder acquires a Corporate Unit, but this position will not be binding on the IRS. Thus, absent disclosure of that kind, a U.S. holder should allocate the purchase price for a Corporate Unit in accordance with the values reported by us. The remainder of this discussion assumes that this allocation of the purchase price of a Corporate Unit will be respected for U.S. federal income tax purposes.

SALES, EXCHANGES OR OTHER TAXABLE DISPOSITIONS OF EQUITY UNITS.   If a U.S. holder sells, exchanges or otherwise disposes of Equity Units in a taxable disposition, the U.S. holder will be treated as having sold, exchanged or disposed of each of the purchase contract and the senior note or Treasury securities that constitute the Equity Units. The proceeds realized on this disposition will be allocated between the purchase contract and the senior note or Treasury securities in proportion to their respective fair market values at the time of disposition. As a result, as to each of the purchase contract and the senior note or Treasury securities, a U.S. holder generally will recognize gain or loss equal to the difference between the portion of the proceeds received by the U.S. holder that is allocable to the purchase contract and the senior note or Treasury securities, respectively, and the U.S. holder’s adjusted tax basis in the purchase contract and the senior note or Treasury securities, respectively, except that amounts received by a taxpayer who uses a cash method of tax accounting with respect to accrued but unpaid interest on Treasury securities will be treated as ordinary interest income to the extent not previously taken into income.

In the case of the purchase contract and the Treasury securities, the gain or loss generally will be capital gain or loss. The gain or loss generally will be long-term capital gain or loss if the U.S. holder held the Equity Unit or, in the case of the Treasury securities, the Treasury security for more than one year immediately before the disposition. Long-term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. We summarize the rules governing the determination of the character of gain or loss on the disposition of a senior note under “Senior notes—Sales, exchanges, remarketing or other taxable dispositions of senior notes.” Because gain or loss on disposition of a senior note may be treated as ordinary income or loss, disposition of a Corporate Unit consisting of a purchase contract and a senior note may give rise to capital gain or loss on the purchase contract and ordinary income or loss on the senior note, which must be reported separately for U.S. federal income tax purposes.

If the sale, exchange or other disposition of an Equity Unit occurs when the purchase contract has a negative value, a U.S. holder should be considered to have received additional consideration for the senior note or Treasury securities in an amount equal to that negative value and to have paid that amount to be released from the U.S. holder’s obligations under the related purchase contract. Because, as discussed below, any gain on the disposition of a senior note before the interest rate reset or final remarketing date (if earlier) generally will be treated as ordinary interest income for U.S. federal income tax purposes, the ability to off-set that interest income with a loss on the purchase contract may be limited. U.S. holders should consult their tax advisors regarding a disposition of an Equity Unit at a time when the purchase contract has a negative value.

Senior Notes

ORIGINAL ISSUE DISCOUNT.   Because of the manner in which the interest rates on the senior notes are reset, we intend to take the position that the senior notes are contingent payment debt instruments subject to the “noncontingent bond method” for accruing original issue discount, as established in the applicable Treasury Regulations and, under the senior indenture, each holder agrees to treat the senior notes as indebtedness subject to the regulations governing contingent payment debt instruments. The remainder of this disclosure assumes that the senior notes are contingent payment debt instruments for U.S. federal income tax purposes.

As discussed more fully below, the effects of applying this method will be (1) to require each U.S. holder, regardless of the holder’s usual method of tax accounting, to use an accrual method with respect to the interest income on senior notes, (2) to require each U.S. holder to accrue interest income in excess of interest payments actually received for all accrual periods through May 16, 2006 and possibly for accrual periods after that date, and (3) generally to result in ordinary, rather than capital, treatment of any gain or loss on the sale, exchange or other disposition of senior notes before the interest rate is reset or the final remarketing date (if earlier). (See “Sales, exchanges, remarketing or other taxable dispositions of senior notes” below).

A U.S. holder will be required to accrue original issue discount on a constant yield to maturity basis based on the “comparable yield” of the senior notes. The comparable yield of the senior notes generally will be the rate at which we would issue a fixed rate noncontingent debt instrument with terms and conditions similar to the senior notes. We have determined that the comparable yield on the senior notes is 3.10%.

The amount of original issue discount on a senior note for each accrual period will be determined by multiplying the comparable yield of the senior note, adjusted for the length of the accrual period, by the senior note’s adjusted issue price at the beginning of the accrual period. Based on the allocation of the purchase price of each Equity Unit described above under “—Equity Units—Allocation of purchase price,” the adjusted issue price of each senior note, per $25 of principal amount, at the beginning of the first accrual period will be $25, and the adjusted issue price of each senior note at the beginning of each subsequent accrual period will be equal to $25, increased by any original issue discount previously accrued by the U.S. holder on the senior note and decreased by the amount of payments received (as described below) on the senior note through that date. The amount of original issue discount so determined will then be allocated on a ratable basis to each day in the accrual period that the U.S. holder holds the senior note.

If, after the date on which the interest rate on the senior notes is reset (or the final remarketing date, if earlier), the remaining amounts of principal and interest payable differ from the payments stated on the applicable projected payment schedule, as described below, negative or positive adjustments reflecting this difference should generally be taken into account by the U.S. holder as adjustments to interest income in a reasonable manner over the period to which they relate.

A projected payment schedule for a senior note subject to the noncontingent bond method must include stated interest and principal payments on the senior note and additional projected payments on the senior note in amounts such that all projected payments produce a yield to maturity on the senior note equal to the senior note’s comparable yield, computed by taking into account the issue price of the senior note. We have determined that the projected payments for the senior notes, per $25 of principal amount, are $0.081 for the quarter ending on August 16, 2003, $0.141 for each quarter ending thereafter on or before May 16, 2006 and $0.268 for each quarter ending after May 16, 2006 and that the projected payment for the senior notes, per $25 of principal amount, at the maturity date is $25.268, which includes the stated principal amount of the senior notes as well as the final projected interest payment.

A U.S. holder is generally bound by the comparable yield and projected payment schedule provided by us under the terms of the Equity Units unless either is unreasonable. If a U.S. holder of senior notes does not use this comparable yield and projected payment schedule to determine interest accruals, such U.S. holder must apply the foregoing rules using its own comparable yield and projected payment schedule. A U.S. holder that uses its own comparable yield and projected payment schedule must explicitly disclose this fact and the reason why it has used its own comparable yield and payment schedule. In general, this disclosure must be made on a statement attached to the timely filed United States federal income tax return of the U.S. holder for the taxable year that includes the date of its acquisition of the Equity Units.

We supply the comparable yield and projected payment schedules solely for computing income under the noncontingent bond method for U.S. federal income tax purposes. These schedules do not constitute projections or representations as to the amounts that a U.S. holder will actually receive as a result of owning senior notes or Equity Units.

TAX BASIS IN SENIOR NOTES.   A U.S. holder’s tax basis in a senior note will be equal to the portion of the purchase price for a Corporate Unit allocated to the senior notes as described above under “—Equity Units—Allocation of purchase price,” increased by the amount of original issue discount included in income with respect to the senior note and decreased by the amount of payments received with respect to the senior note through the computation date.

SALES, EXCHANGES, REMARKETING OR OTHER TAXABLE DISPOSITIONS OF SENIOR NOTES.   A U.S. holder will recognize gain or loss on a disposition of senior notes, including a redemption for cash or upon the remarketing of the senior notes, in an amount equal to the difference between the amount realized by the U.S. holder on the disposition of the senior notes and the U.S. holder’s adjusted tax basis in the senior notes. Selling expenses incurred by the U.S. holder, including the remarketing fee, will reduce the amount of gain or increase the amount of loss recognized by the U.S. holder upon a disposition of senior notes. Gain recognized on the disposition of a senior note before the date on which the interest rate on the senior notes is reset (or the final remarketing date, if earlier) will be treated as ordinary interest income. Loss recognized on the disposition of a senior note before the interest rate reset date (or the final remarketing date, if earlier) will be treated as ordinary loss to the extent of the U.S. holder’s prior inclusions of original issue discount on the senior note reduced by coupon payments received. Any loss in excess of this amount will be treated as a capital loss. In general, gain recognized on the disposition of a senior note on or after the interest rate reset date (or the final remarketing date, if earlier) will be ordinary interest income to the extent attributable to the excess, if any, of the total remaining principal and interest payments due on the senior note over the total remaining payments stated on the projected payment schedule for the senior note. Any gain recognized in excess of this amount and any loss recognized on a disposition of this kind will generally be treated as a capital gain or loss. Long-term capital gains of individuals are eligible for reduced rates of taxation. There are limitations on deductibility of capital losses.

Purchase Contracts

ACQUISITION OF OUR COMMON STOCK UNDER A PURCHASE CONTRACT.   A U.S. holder generally will not recognize gain or loss on the purchase of our common stock under a purchase contract, except with respect to any cash paid to a U.S. holder in lieu of a fractional share of our common stock, which should be treated as paid in exchange for the fractional share. A U.S. holder’s aggregate initial tax basis in our common stock received under a purchase contract should generally equal the $25 payment made to us by the U.S. holder in respect of the purchase contract on the purchase contract settlement date, plus the properly allocable portion of the U.S. holder’s adjusted tax basis, if any, in the purchase contract as described under “—Equity Units—Allocation of purchase price,” less the portion of the purchase price and adjusted tax basis allocable to any fractional shares. The holding period for our common stock received under a purchase contract will commence on the day of the acquisition of the common stock.

EARLY SETTLEMENT OF A PURCHASE CONTRACT.   The purchase of our common stock on early settlement of a purchase contract will be taxed as described above. A U.S. holder of Equity Units will not recognize gain or loss on the return of the senior notes or Treasury securities that are a component of the U.S. holder’s Equity Units upon early settlement of a purchase contract and will have the same adjusted tax basis and holding period in the senior notes or Treasury securities as before the early settlement.

TERMINATION OF A PURCHASE CONTRACT.   If a purchase contract terminates, a U.S. holder of Equity Units will recognize a loss equal to the U.S. holder’s adjusted tax basis, if any, in the purchase contract at the time of the termination. Any loss of this kind will be a capital loss. There are limitations on deductibility of capital losses. A U.S. holder will not recognize gain or loss on the return of the senior notes or Treasury securities that are represented by a U.S. holder’s Equity Units upon termination of the purchase contract, and the U.S. holder will have the same adjusted tax basis and holding period in the senior notes or Treasury securities as before the termination.

ADJUSTMENT TO SETTLEMENT RATE.   A U.S. holder of Equity Units might be treated as receiving a constructive dividend distribution from us if (1) the settlement rate is adjusted and as a result of the adjustment the U.S. holder’s proportionate interest in our assets or earnings and profits is increased and (2) the adjustment is not made under a bona fide, reasonable anti-dilution formula. An adjustment in the settlement rate would not be considered made under a formula of this kind if the adjustment were made to compensate a U.S. holder for certain taxable distributions with respect to the common stock. Thus, under certain circumstances, an increase in the settlement rate might give rise to a taxable dividend to a U.S. holder of Equity Units even though the U.S. holder would not receive any cash related to the increase in the settlement rate.

CONTRACT ADJUSTMENT PAYMENTS AND DEFERRED CONTRACT ADJUSTMENT PAYMENTS.   There is no direct authority addressing the treatment, under current law, of the contract adjustment payments or deferred contract adjustment payments, and such treatment is therefore unclear. Contract adjustment payments and deferred contract adjustment payments may constitute taxable ordinary income to a U.S. holder when received or accrued, in accordance with the U.S. holder’s regular method of tax accounting. We intend to file information returns that report contract adjustment payments and deferred contract adjustment payments as taxable ordinary income to U.S. holders. U.S. holders should consult their tax advisors concerning the treatment of contract adjustment payments and deferred contract adjustment payments, including the possibility that any contract adjustment payments or deferred contract adjustment payments may be treated as a loan, purchase price adjustment, rebate or payment analogous to an option premium, rather than being includible in income on a current basis.

The treatment of contract adjustment payments and deferred contract adjustment payments could affect a U.S. holder’s adjusted tax basis in a purchase contract or shares of our common stock received under a purchase contract or the amount realized by a U.S. holder upon the sale of disposition of an Equity Unit or the termination of a purchase contract. In particular,

•       amounts received on sale or disposition of an Equity Unit or on termination of a purchase contract with respect to any accrued but unpaid contract adjustment payments or deferred contract adjustment payments that have not been included in a U.S. holder’s income may be treated as ordinary income;

•       any contract adjustment payments or deferred contract adjustment payments that have been included in a U.S. holder’s income, but that have not been paid to the U.S. holder, should increase the U.S. holder’s adjusted tax basis in the purchase contract; and

•       any contract adjustment payments or deferred contract adjustment payments that have been paid to a U.S. holder, but that have not been included in the U.S. holder’s income, should either reduce the U.S. holder’s adjusted tax basis in the purchase contract or result in an increase in the amount realized on termination or disposition of the purchase contract.

Common Stock

Any taxable distribution on our common stock paid by us out of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes will constitute a dividend and will be includible in income by a U.S. holder when received. Any dividend of this kind will be eligible for the dividends received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations if the U.S. holder is an otherwise qualifying corporate holder that meets the holding period and other requirements for the dividends received deduction. Recently enacted legislation reduces the effective tax rate on dividends received by individuals through December 31, 2008. Dividends received by individuals after December 31, 2008 will not benefit from this reduction in tax rates. Upon a disposition of our common stock, a U.S. holder will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in our common stock as described under “Purchase contracts—Acquisition of our common stock under a purchase contract.” Long-term capital gains of individuals are eligible for reduced rates of taxation.

Creation of Treasury Units and Recreation of Corporate Units

SUBSTITUTION OF TREASURY SECURITIES TO CREATE TREASURY UNITS. A U.S. holder of Corporate Units who delivers Treasury securities to the collateral agent in substitution for senior notes or other pledged securities generally will not recognize gain or loss upon the delivery of the Treasury securities or the release of the senior notes or other pledged securities to the U.S. holder. The U.S. holder will continue to take into account items of income otherwise includible or deductions otherwise deductible by the U.S. holder with respect to the Treasury securities and senior notes or other pledged securities, and the purchase contract will not be affected by the delivery and release. For a discussion of the tax consequences of holding Treasury securities, see “Treasury Securities Purchased in Connection with Equity Units,” below.

SUBSTITUTION OF SENIOR NOTES TO RECREATE CORPORATE UNITS.   A U.S. holder of Treasury Units who delivers senior notes to the collateral agent in substitution for pledged Treasury securities generally will not recognize gain or loss upon the delivery of the senior notes or the release of the pledged Treasury securities to the U.S. holder. The U.S. holder will continue to take into account items of income otherwise includible or deductions otherwise deductible by the holder with respect to the pledged Treasury securities and the senior notes. The U.S. holder’s tax basis in the senior notes, the pledged Treasury securities and the purchase contract will not be affected by the delivery and release. U.S. holders should consult their own advisors concerning the tax consequences of purchasing, owning and disposing of the Treasury securities so released to them.

Treasury Securities Purchased in Connection with Equity Units

A U.S. holder’s initial basis in the Treasury securities purchased in connection with an Equity Unit will be equal to the amount paid for the Treasury securities.

In general, a U.S. holder will be required for U.S. federal income tax purposes to recognize original issue discount on Treasury securities (other than short-term Treasury securities, as defined below), on a constant yield basis, regardless of the U.S. holder’s method of tax accounting, and to recognize acquisition discount on Treasury securities when it is paid or accrues generally in accordance with the U.S. holder’s normal method of tax accounting. U.S. holders should consult their own tax advisors concerning the tax consequences of purchasing, owning and disposing of the Treasury securities delivered to the collateral agent.

For purposes of this discussion, a short-term Treasury security is any Treasury security with a maturity of one year or less from the date of its issue (or in the case of a Treasury strip, from the date of its purchase by the U.S. holder). If a U.S. holder is on the cash method of accounting, it will generally not include income on short-term Treasury securities until payment is received on them. If a U.S. holder is on the accrual method of accounting, it will be required to include acquisition discount in income over the remaining term of the short-term Treasury securities and will increase its basis in the short-term Treasury securities by the amount of acquisition discount included in income.

A U.S. holder will also be required, for U.S. federal income tax purposes, to include in income any earnings on the investment by the collateral agent of the cash proceeds paid on the maturity of the Treasury securities.

Backup Withholding Tax and Information Reporting

Unless a U.S. holder is an exempt recipient, such as a corporation, payments under Equity Units, senior notes, purchase contracts, Treasury securities or our common stock, the proceeds received with respect to a fractional share of our common stock upon the settlement of a purchase contracts, and the proceeds received from the sale of Equity Units, senior notes, purchase contract, Treasury securities or our common stock, will be subject to information reporting and may also be subject to U.S. federal backup withholding tax if the U.S. holder fails to supply accurate taxpayer identification numbers or otherwise fails to comply with applicable U.S. information reporting or certification requirements. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability provided the U.S. holder provides the required information to the IRS.

Consequences to Non-U.S. Holders

The following discussion is a summary of the principal U.S. federal income tax consequences resulting from the purchase, acquisition and ownership of Equity Units by “non-U.S. holders.” For purposes of this discussion, a “non-U.S. holder” is a holder of an Equity Unit that is not a U.S. person. A “U.S. person” is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision of the United States, an estate to whom income U.S. federal income taxation applies regardless of its source or a trust if (a) a U.S. court is able to exercise primary supervision over the trust’s administration and (b) one or more U.S. persons have the authority to control all of the trust’s substantial decisions.

CURRENT PAYMENTS, DIVIDENDS AND CERTAIN EARNINGS.   The payment of interest, including gain on the disposition of a senior note that is treated as interest, amounts attributable to original issue discount on the senior notes or Treasury securities, and any earnings on the investment by the collateral agent of the cash proceeds paid on the maturity of the Treasury securities, to a non-U.S. holder will not be subject to U.S. federal withholding tax if: (1) in the case of senior notes, the non-U.S. holder does not actually or constructively own 10% or more of the total voting power of all of our voting stock and is not a controlled foreign corporation that is related to us within the meaning of the Code, and (2) the beneficial owner of the senior note or Treasury securities provides a statement signed under penalties of perjury that includes its name and address and certifies that it is a non-U.S. holder in compliance with applicable requirements or satisfies certain documentary evidence requirements for establishing that it is a non-U.S. holder. If the foregoing exceptions do not apply, payments on the senior notes or Treasury securities with an original term longer than 183 days may be subject to gross withholding at the rate of 30% or such lower rate as may be available to a non-U.S. holder under an applicable treaty.

Dividend payments to non-U.S. holders in respect of our common stock will be subject to U.S. withholding tax at a rate of 30% or such lower rate as may be available to a non-U.S. holder under an applicable treaty.

CONTRACT ADJUSTMENT PAYMENTS.   Although the U.S. federal income tax treatment of contract adjustment payments and deferred contract adjustment payments is unclear, we intend to take the position that contract adjustment payments and deferred contract adjustment payments paid to a non-U.S. holder constitute fixed or determinable annual or periodic income, subject to withholding tax at a rate of 30%. A non-U.S. holder should, however, consult its tax advisor concerning the treatment of contract adjustment payments and deferred contract adjustment payments, including the possibility that any contract adjustment payments and deferred contract adjustment payments may be treated as a loan, purchase price adjustment, rebate or payment analogous to an option premium.

GAIN OR LOSS ON DISPOSITION.   A non-U.S. holder will not be subject to U.S. federal income tax on gain (other than gain on the disposition of a senior note that is treated as interest) realized on the sale, exchange, maturity or redemption of either a Corporate Unit, a Treasury Unit, a senior note, a purchase contract, any Treasury securities, or any shares of our common stock unless (1) the gain is effectively connected with the conduct by the holder of a trade or business in the United States or (2) in the case of gain realized by an individual holder, the holder is present in the United States for 183 days or more in the taxable year of the sale and either (A) the gain or income is attributable to an office or other fixed place of business maintained in the United States by the holder or (B) the holder has a tax home in the United States.

INFORMATION REPORTING AND BACKUP WITHHOLDING.   In general, backup withholding and information reporting will not apply to payments made by us or our paying agents, in their capacities as our paying agents, to a non-U.S. holder as long as the income associated with the payments is otherwise exempt from U.S. federal income tax and the holder has provided the required certification that it is a non-U.S. holder, unless either we or our paying agent has actual knowledge that the holder is a U.S. person.

UNDERWRITING

Citigroup Global Markets Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as joint bookrunning managers of this offering, and are acting as representatives of the underwriters named below.

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the number of Corporate Units set forth opposite the underwriter’s name.

UNDERWRITER	NUMBER OF CORPORATE UNITS
Citigroup Global Markets Inc.	4,533,334
Goldman, Sachs & Co.	4,533,333
Merrill Lynch, Pierce, Fenner & Smith Incorporated	4,533,333
ABN AMRO Rothschild LLC.	800,000
BNY Capital Markets, Inc	800,000
HSBC Securities (USA) Inc.	800,000
Total	16,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the Corporate Units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the Corporate Units (other than those covered by the option to purchase additional Corporate Units described below) if they purchase any of Corporate Units.

If the underwriters sell more purchase contracts and senior notes represented by Corporate Units than the total number set forth in the table above, the underwriters have an option to buy purchase contracts and senior notes represented by up to an additional 2,400,000 Corporate Units from us to cover such sales. They may purchase those additional purchase contracts within a 13 day period beginning on the date of first issuance of the Corporate Units. If any purchase contracts and senior notes represented by Corporate Units are purchased pursuant to this option, the underwriters will severally purchase Corporate Units in approximately the same proportion as set forth above.

Corporate Units sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any Corporate Units sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to $0.45 per Corporate Unit. If all the Corporate Units are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

Prior to this offering, there has been no public market for the Corporate Units. The Corporate Units have been approved for listing on the New York Stock Exchange under the symbol “CBPrB,” subject to official notice of issuance. We have been advised by the underwriters that the underwriters intend to make a market in the Corporate Units but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Corporate Units.

We and our executive officers and directors have agreed that, for a period of 90 days from the date of this prospectus supplement, we and they will not, without the prior written consent of the underwriters, dispose of, hedge or file with the SEC a registration statement under the Securities Act with respect to, any equity units, any shares of our common stock or any securities convertible into or exchangeable for our common stock. The foregoing sentence shall not apply to (A) the equity units in this offering and the shares of common stock to be issued to the underwriters in our concurrent common stock offering, and (B)(i) the exercise of options outstanding as of the date of this prospectus supplement, (ii) dispositions of common stock by such executive officers or directors by gift to members of such directors’ or officers’ immediate families or to trusts established for the benefit of members of such directors’ or officers’ immediate families (provided that any such recipient agrees in writing as a condition to receiving such common stock to be bound by the foregoing restrictions), (iii) dispositions of common stock by such executive officers or directors by bona fide gift to charitable organizations, (iv) our issuance of stock options and restricted stock to employees, provided that such options are not exercisable, and such restricted stock grants do not vest, before the expiration of the 90-day period, (v) our issuance and sale of common stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan in effect on the date of this prospectus supplement and (vi) our issuance of common stock issuable upon the conversion of securities or the exercise of warrants outstanding on the date of this prospectus supplement. The underwriters in their sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

Each underwriter has represented, warranted and agreed that:

•       it has not offered or sold and, prior to the expiry of a period of six months from the closing date, will not offer or sell any Corporate Units included in this offering to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

•       it has only communicated and caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of any Corporate Units included in this offering in circumstances in which section 21(1) of the FSMA does not apply to us;

•       it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Corporate Units included in this offering in, from or otherwise involving the United Kingdom; and

•       the offer in The Netherlands of the Corporate Units included in this offering is exclusively limited to persons who trade or invest in securities in the conduct of a profession or business (which include banks, stockbrokers, insurance companies, pension funds, other institutional investors and finance companies and treasury departments of large enterprises).

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional Corporate Units.

	PAID BY CHUBB
	NO EXERCISE	FULL EXERCISE
Per Corporate Unit	$0.75	$0.75
Total	$12,000,000	$13,800,000

In connection with this offering, the underwriters may purchase and sell the Corporate Units in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales in excess of the number of Corporate Units to be purchased by the underwriters in this offering, which creates a syndicate short position. “Covered” short sales are sales made in an amount up to the number of Corporate Units represented by the underwriters’

option to purchase additional Corporate Units. In determining the source of Corporate Units to close out the covered syndicate short position, the underwriters will consider, among other things, the price of Corporate Units available for purchase in the open market as compared to the price at which they may purchase Corporate Units through the option to purchase additional Corporate Units. Transactions to close out the covered syndicate short involve either purchases of Corporate Units in the open market after the distribution has been completed or the exercise of the option to purchase additional Corporate Units. The underwriters may also make “naked” short sales of Corporate Units in excess of the option to purchase additional Corporate Units. The underwriters must close out any naked short position by purchasing Corporate Units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Corporate Units in the open market after pricing that will adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of Corporate Units in the open market while the offering is in progress.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters repurchase Corporate Units originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the Corporate Units. They may also cause the price of the Corporate Units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the New York Stock Exchange or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our portion of the total expenses of this offering will be approximately $500,000.

The underwriters and their affiliates have performed investment banking, commercial lending and advisory services for us from time to time for which they have received customary fees and expenses. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

This prospectus supplement and the accompanying prospectus, as amended or supplemented, may be used in connection with the early settlement of the purchase contracts and the remarketing of the senior notes.

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters. The underwriters may agree to allocate a number of Corporate Units for sale to their online brokerage account holders. The underwriters have advised us that they will allocate Corporate Units for Internet distributions on the same basis as other allocations. In addition, Corporate Units may be sold by the underwriters to securities dealers who resell Corporate Units to online brokerage account holders.

We have agreed to indemnify the underwriters against some liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

LEGAL MATTERS

The validity of the purchase contracts and the senior notes will be passed upon for Chubb by Debevoise & Plimpton, New York, New York and for the underwriters by Davis Polk & Wardwell, New York, New York. Debevoise & Plimpton and Davis Polk & Wardwell will rely as to all matters of New Jersey law upon the opinion of Drinker Biddle & Reath LLP, Florham Park, New Jersey, counsel to Chubb.

PROSPECTUS

The Chubb Corporation

DEBT SECURITIES
JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES
COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
WARRANTS
STOCK PURCHASE CONTRACTS
STOCK PURCHASE UNITS

Chubb Capital Trust I
Chubb Capital Trust II
Chubb Capital Trust III

PREFERRED SECURITIES GUARANTEED
BY THE CHUBB CORPORATION

By this prospectus, we may offer from time to time up to $2,500,000,000 of any combination of the securities described in this prospectus.

We will provide specific terms of the securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. A supplement may also change or update information contained in this prospectus.

We will not use this prospectus to confirm sales of any of our securities unless it is attached to a prospectus supplement.

Unless we state otherwise in a prospectus supplement, we will not list any of these securities on any securities exchange.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION, NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is June 18, 2003

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a shelf registration process. Under this shelf process, we may sell the securities described in this prospectus from time to time. This prospectus provides you with a general description of the securities we may offer. We may also add, update or change information contained in this prospectus through one or more supplements to this prospectus. Any statement that we make in this prospectus will be modified or superseded by any statement made by us in a prospectus supplement. The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See “Incorporation by Reference.”

You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

No person has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Chubb, or any underwriter, agent, dealer or remarketing firm. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of Chubb since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

References to “Chubb,” “we,” “us” and “our” in this prospectus are references to The Chubb Corporation and its consolidated subsidiaries.

Chubb Capital Trust I, Chubb Capital Trust II and Chubb Capital Trust III, each of which is referred to in this prospectus as a trust and which are collectively referred to as the trusts, have no independent function other than to issue preferred securities and common securities and to purchase junior subordinated debentures as described in this prospectus. This prospectus does not contain separate financial statements for the trusts. Chubb files consolidated financial information with the SEC that will include financial information regarding the trusts.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents and information incorporated by reference in them contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. These include statements relating to trends in, or representing management’s beliefs about, our future strategies, operations and financial results, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “should” and other similar expressions. Forward-looking statements are made based upon management’s current expectations and beliefs concerning trends and future developments and their potential effects on the company. They are not guarantees of future performance. Actual results may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others:

•       the availability of primary and reinsurance coverage, including the implications relating to terrorism legislation and regulation;

•      global political conditions and the occurrence of any terrorist attacks, including any nuclear, biological or chemical events;

•       the effects of the outbreak of war or hostilities around the world;

•       premium price increases and profitability or growth estimates overall or by lines of business, or geographic area and related expectations with respect to the timing and terms of any required regulatory approvals;

•       our expectations with respect to cash flow projections and investment income and with respect to other income;

•       the adequacy of loss reserves, including:

•        our expectations relating to insurance losses from the September 11 attack and related reinsurance recoverables;

•        our estimates relating to ultimate asbestos liabilities and related reinsurance recoverables;

•        any impact from the bankruptcy protection sought by various asbestos producers and other related businesses;

•        developments in judicial decisions or legislative actions relating to coverage and liability for asbestos and toxic waste claims; and

•        developments in judicial decisions or regulatory actions relating to coverage and liability for mold claims;

•       the impact of the current economic climate on companies on whose behalf we have issued surety bonds, and in particular, on those companies that have experienced deterioration in creditworthiness;

•       the effects of disclosures by and investigations of public companies relating to possible accounting irregularities, practices in the energy and securities industries and other corporate governance issues, including:

•       the effects on the energy markets and the companies that participate in them, and in particular as they may relate to concentrations of risk in our surety business;

•       the effects on the capital markets and the markets for directors and officers and errors and omissions insurance;

•       claims and litigation arising out of accounting and other corporate governance disclosures by other companies;

•       claims and litigation arising out of investment banking practices; and

•       legislative or regulatory proposals or changes, including the changes in law and regulation required under the Sarbanes-Oxley Act of 2002;

•       the impact of Severe Acute Respiratory Syndrome (SARS) on business and our ability and the ability of our agents and brokers to travel and meet with customers and prospective customers;

•       any downgrade in our claims-paying, financial strength or credit ratings; and

•       general economic conditions, including:

•        changes in interest rates, market credit spreads and the performance of the financial markets, both generally and as they relate to credit risks assumed by our Chubb Financial Solutions unit;

•        changes in domestic and foreign laws, regulations and taxes;

•        changes in competition and pricing environments;

•        regional or general changes in asset valuations;

•        the occurrence of significant weather-related or other natural or human-made disasters;

•        the inability to reinsure certain risks economically;

•        changes in the litigation environment; and

•        general market conditions.

We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

THE CHUBB CORPORATION

The Chubb Corporation is a holding company for a family of property and casualty insurance companies known informally as the Chubb Group of Insurance Companies (“Chubb Group”). Since 1882, the Chubb Group has provided property and casualty insurance to businesses and individuals around the world. At December 31, 2002, we had total assets of $34.1 billion and shareholders’ equity of $6.9 billion. According to A.M. Best, the Chubb Group is the 13th largest U.S. property and casualty insurance group based on 2002 net written premiums. With more than 13,000 employees, the Chubb Group serves commercial and personal customers through 8,000 independent agents and brokers worldwide.

Our property and casualty operations are divided into three strategic business units. Chubb Commercial Insurance offers a full range of commercial customer insurance products, including coverage for multiple peril, casualty, workers’ compensation and property and marine. Chubb Commercial Insurance is known for writing niche business, where our expertise can add value for our agents, brokers and policyholders. Chubb Specialty Insurance offers a wide variety of specialized executive protection and professional liability products for privately and publicly owned companies, financial institutions, professional firms and healthcare organizations. Chubb Personal Insurance offers products for individuals with fine homes and possessions who require more coverage choices and higher limits than standard insurance policies.

As a holding company, our ability to continue to pay dividends to shareholders and to satisfy our obligations, including the payment of interest and principal on debt obligations, relies on the availability of liquid assets at the holding company, which is dependent in large part on the dividend paying ability of our property and casualty insurance subsidiaries. Various state insurance laws restrict our property and casualty insurance subsidiaries as to the amount of dividends they may pay to us without the prior approval of regulatory authorities. The restrictions are generally based on net income and on certain levels of policyholders’ surplus as determined in accordance with statutory accounting practices. Dividends in excess of such thresholds are considered “extraordinary” and require prior regulatory approval. The maximum dividend distribution that may be made by our property and casualty subsidiaries to us during 2003 without prior approval is approximately $445 million.

Our principal executive offices are located at 15 Mountain View Road, Warren, New Jersey 07061-1615, and our telephone number is (908) 903-2000.

THE CHUBB CAPITAL TRUSTS

We created each trust as a Delaware statutory trust pursuant to a trust agreement. We will enter into an amended and restated trust agreement for each trust, which will state the terms and conditions for the trust to issue and sell its preferred securities and common securities. We will amend and restate each trust agreement in its entirety substantially in the form filed as an exhibit to the registration statement which includes this prospectus. Each trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended, which we refer to in this prospectus as the “Trust Indenture Act.”

Each trust exists for the exclusive purposes of:

•       issuing and selling to the public preferred securities, representing undivided beneficial interests in the assets of the trust;

•       issuing and selling to us common securities, representing undivided beneficial interests in the assets of the trust;

•       using the proceeds from the sale of the preferred securities and common securities to acquire a corresponding series of our junior subordinated deferrable interest debentures, which we refer to in this prospectus as the corresponding junior subordinated debentures;

•       distributing the cash payments it receives from the corresponding junior subordinated debentures it owns to you and the other holders of preferred securities and to us as the holder of common securities; and

•       engaging in other activities that are necessary, convenient, or incidental to these purposes.

Accordingly, the corresponding junior subordinated debentures will be the sole assets of each trust, and payments under the corresponding junior subordinated debentures and a related expense agreement will be the sole revenue of each trust.

We will own all of the common securities of each trust. The common securities of a trust will rank equally with and payments will be made pro rata with the preferred securities of the trust, except that if an event of default under a trust agreement then exists, our rights as holder of the common securities to payment of distributions and payments upon liquidation or redemption will be subordinated to your rights as a holder of the preferred securities of the trust. See “Description of Preferred Securities—Subordination of Common Securities.”

Unless we state otherwise in a prospectus supplement, each trust has a term of approximately 45 years. A trust may also terminate earlier. The trustees of each trust will conduct its business and affairs. As holder of the common securities we will appoint the trustees. Initially, the trustees will be:

•       Bank One Trust Company, N.A., which will act as property trustee; and

•       Bank One Delaware, Inc., which will act as Delaware trustee; and

•       Two of our employees or officers, who will act as administrative trustees.

Bank One Trust Company, N.A., as property trustee, will act as sole indenture trustee under each trust agreement for purposes of compliance with the provisions of the Trust Indenture Act. Bank One Trust Company, N.A. will also act as trustee under the guarantee and the junior subordinated indenture pursuant to which we will issue the corresponding junior subordinated debentures. See “Description of Junior Subordinated Debentures” and “Description of Guarantee.”

The holder of the common securities of a trust, or the holders of a majority in liquidation preference of the preferred securities, if an event of default under the trust agreement has occurred and is continuing, will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee of the trust.

You will not have the right to vote to appoint, remove or replace the administrative trustees. Only we, as the holder of the common securities, will have those voting rights. The duties and obligations of the trustees are governed by the applicable trust agreement. We will pay all fees and expenses related to the trusts and any offering of the preferred securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the trusts, except for payments made on the preferred securities or the common securities, subject to the guarantee.

The principal executive office of each trust is c/o The Chubb Corporation, 15 Mountain View Road, Warren, New Jersey 07061-1615, Attention: Secretary, and the telephone number of each trust is (908) 903-2000.

USE OF PROCEEDS

Unless we state otherwise in a prospectus supplement, we intend to use the proceeds from the sale of the securities offered by this prospectus for general corporate purposes. We will include a more detailed description of the use of proceeds of any specific offering of securities in the prospectus supplement relating to that offering.

RATIO OF CONSOLIDATED EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of consolidated earnings to fixed charges for each of the five years in the period ended December 31, 2002 and for the quarter ended March 31, 2003:

	FOR THE THREE MONTHS	FOR THE YEAR ENDED DECEMBER 31,
	ENDED MARCH 31, 2003	1998	1999	2000	2001		2002
Ratio of Earnings to Fixed Charges	7.92	16.03	10.40	11.48	0.49	(1)	2.59	(2)

(1)          For the year ended December 31, 2001, consolidated earnings were not sufficient to cover fixed charges by $46.0 million. Consolidated earnings for the period, as defined, reflect a $635.0 million loss before income taxes from the September 11 attack in the United States and net surety bond losses before income taxes of $220.0 million arising from the bankruptcy of Enron Corp.

(2)          Consolidated earnings, as defined, for the year ended December 31, 2002 reflect net losses of $700.0 million before income taxes recognized in the third and fourth quarters related to asbestos and toxic waste claims and a reduction in net surety losses of $88.0 million before income taxes resulting from the settlement of litigation related to Enron.

For the purpose of computing the above ratios of consolidated earnings to fixed charges, consolidated earnings consist of income from continuing operations before income taxes excluding income or loss from equity investees, plus those fixed charges that were charged against income and distributions from equity investees. Fixed charges consist of interest expense before reduction for capitalized interest and the portion of rental expense (net of rental income from subleased properties) which is considered to be representative of the interest factors in the leases.

DESCRIPTION OF DEBT SECURITIES

We may offer unsecured senior debt securities or subordinated debt securities. We refer to the senior debt securities and the subordinated debt securities together in this prospectus as the debt securities. We will issue the senior debt securities in one or more series under an indenture, which we refer to as the senior indenture, as supplemented from time to time between us and Bank One Trust Company, N.A., as successor in interest to the First National Bank of Chicago, as trustee. We will issue the subordinated debt securities in one or more series under an indenture, which we refer to as the subordinated indenture, as supplemented from time to time between us and Bank One Trust Company, N.A., as successor in interest to the First National Bank of Chicago, as trustee. We refer to the senior indenture and the subordinated indenture together as the indentures.

The following description of the terms and provisions of the debt securities and the indentures is a summary. It summarizes only those terms of the debt securities and portions of the indentures which we believe will be most important to your decision to invest in our debt securities. You should keep in mind, however, that it is the indentures, and not this summary, which define your rights as a debtholder. There may be other provisions in the indentures which are also important to you. You should read the indentures for a full description of the terms of the debt. The senior indenture and the subordinated indenture are incorporated by reference as exhibits to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of the senior indenture and the subordinated indenture.

For purposes of this section, “Chubb”, “we”, “us”, and “our”, refer solely to The Chubb Corporation and not to any of its subsidiaries.

RANKING

Our debt securities will be unsecured obligations. Our senior debt securities will rank equally with all of our other unsecured and unsubordinated obligations. Our subordinated debt securities will be subordinate and junior in right of payment to all of our senior debt. See “—Subordination Under the Subordinated Indenture.”

Since we are a non-operating holding company, most of our operating assets are owned by our subsidiaries. We rely primarily on dividends from these subsidiaries to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, the debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, and you should rely only on our assets for payments on the debt securities. The amount of dividend distributions to us from our insurance subsidiaries may be restricted by state insurance laws and regulations as administered by state insurance departments. See “The Chubb Corporation.”

Unless we state otherwise in the applicable prospectus supplement, the indentures do not limit us from incurring or issuing other secured or unsecured debt under either of the indentures or any other indenture that we may have entered into or enter into in the future. See “—Subordination Under the Subordinated Indenture” and the prospectus supplement relating to any offering of subordinated debt securities.

TERMS OF THE DEBT SECURITIES

We may issue debt securities in one or more series, through an indenture that supplements the senior indenture or the subordinated indenture or through a resolution of our board of directors or an authorized committee of our board of directors.

You should refer to the applicable prospectus supplement for the specific terms of the debt securities. These may include the following:

•       classification as senior or subordinated debt securities;

•       the title, designation and purchase price;

•       any limit upon the aggregate principal amount;

•       maturity date(s) or the method of determining maturity date(s);

•       the interest rate(s), if any, and the method for calculating the interest rate(s), if any;

•       the interest payment dates and the record dates for the interest payments;

•       circumstances, if any, in which interest may be deferred;

•       dates from which interest will accrue and the method of determining those dates;

•       dates on which premium, if any, will be paid;

•       place(s) where we will pay principal, premium, if any, and interest and where you may present the debt securities for registration of transfer or exchange;

•       place(s) where notices and demands relating to the debt securities and the indentures may be made;

•       authorized denominations, if other than denominations of $1,000;

•       currency or currencies, if other than the currency of the United States, in which principal, premium, if any, and interest will be paid or in which the debt securities will be denominated;

•       if the amount of payments of principal, premium, if any, and interest on the debt securities may be determined with reference to an index and how such amounts will be determined;

•       any special United States federal income tax consequences of the debt securities;

•       any special accounting considerations applicable to the debt securities;

•       any mandatory or optional redemption terms or prepayment or sinking fund provisions;

•       any additions, modifications or deletions, in the events of default or covenants specified in the indenture relating to the debt securities;

•       if other than the principal amount of debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity;

•       whether the debt securities will be issued in whole or in part in the form of one or more global securities;

•       whether a temporary global security is issued and the terms upon which temporary debt securities may be exchanged for definitive debt securities;

•       appointment of any trustees, authenticating or paying agent(s), transfer agent(s) or any other agents with respect to a series of debt securities;

•       in the case of the subordinated indenture, the terms and conditions of any right we would have or any option you would have to convert or exchange the debt securities into other securities, cash or property of Chubb;

•       in the case of the subordinated indenture, any provisions regarding subordination; and

•       other specific terms, not inconsistent with the provisions of the indentures.

(Section 2.3 of each indenture)

Debt securities may also be issued under the indentures upon exercise of warrants or delivery upon settlement of Stock Purchase Contracts. See “Description of Warrants.”

SPECIAL PAYMENT TERMS OF THE DEBT SECURITIES

We may issue one or more series of debt securities at a substantial discount below their stated principal amount. These may bear no interest or interest at a rate which at the time of issuance is below market rates. We will describe United States federal income tax consequences and special considerations relating to any series in the applicable prospectus supplement.

The purchase price of any of the debt securities may be payable in one or more foreign currencies or currency units. The debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest on any debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, United States federal income tax considerations, specific terms and other information relating to the debt securities and any foreign currencies or foreign currency units in the applicable prospectus supplement.

If we use any index to determine the amount of payments of principal of, premium, if any, or interest on any series of debt securities, we will also describe in the applicable prospectus supplement the special United States federal income tax, accounting and other considerations applicable to the debt securities.

DENOMINATIONS, REGISTRATION AND TRANSFER

Unless we state otherwise in the applicable prospectus supplement, we will issue the debt securities in fully registered form without coupons and in denominations of $1,000 and integral multiples of $1,000. (Section 2.7 of each indenture)

Except as we may describe in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same series, in any authorized denominations, of a like aggregate principal amount and bearing the same interest rate. You may present debt securities for exchange as described above, or for registration of transfer, at the office of the securities registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge but you will be required to pay any taxes and other governmental charges as described in the indentures. We will appoint the trustees as securities registrar under the indentures. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents. (Sections 2.7 and 2.8 of each indenture)

REDEMPTION

Unless we state otherwise in the applicable prospectus supplement, debt securities will not be subject to any sinking fund. (Section 12.1 of each indenture)

If a series of debt securities is redeemable, we will specify the terms of redemption with respect to the series in the applicable prospectus supplement. Unless we state otherwise in the applicable prospectus supplement, we may redeem debt securities in denominations larger than $1,000 but only in integral multiples of $1,000 (or such other authorized denomination thereof). (Section 12.2 of each indenture)

We will mail notice of any redemption of your debt securities at least 30 days but not more than 60 days before the redemption date to you at your registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities or the portions called for redemption. (Section 12.2 of each indenture)

CONSOLIDATION, MERGER AND SALE OF ASSETS

We may not consolidate with, merge into or sell, convey or lease all or substantially all of our assets to any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, nor permit any such entity to consolidate with, merge into or sell, convey or lease all or substantially all of its assets to us unless:

•       we are the surviving corporation or the successor corporation is a corporation organized under the laws of any domestic jurisdiction and assumes our obligations on the debt securities and under the indentures;

•       after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default will have occurred and be continuing; and

•       Chubb or the surviving entity will have delivered to the trustee an officers’ certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the indenture relating to the transaction or series of transactions have been satisfied.

This covenant would not apply to the direct or indirect conveyance, transfer or lease of all or any portion of the stock, assets or liabilities of any of our wholly owned subsidiaries to us or to our other wholly owned subsidiaries. This covenant also would not apply to any recapitalization transaction, a change of control of Chubb or a highly leveraged transaction unless such transaction or change of control were structured to include a merger of consolidation by us or the conveyance, transfer or lease of our assets substantially as an entirety. (Sections 9.1, 9.2 and 9.3 of each indenture)

EVENTS OF DEFAULT

These are “Events of Default” under the indentures with respect to each series of debt securities:

(1)         failure to pay principal, or premium, if any, when due;

(2)         failure to pay any interest when due, continued for 30 days;

(3)         default in the payment of any sinking fund installment when due and payable;

(4)         failure to perform, or breach of, any covenant or warranty of Chubb contained in the applicable indentures for 60 days under the senior debt indenture, and 90 days under the subordinated debt indenture, after written notice from the trustee or the holders of at least 25% in principal amount of the relevant series of outstanding debt securities;

(5)         certain events of bankruptcy, insolvency or reorganization of Chubb; and

(6)         any other event of default described in the applicable board resolution or supplemental indenture under which the series of debt securities is issued.

If an Event of Default occurs and is continuing, the trustee may, and at the written request of holders of a majority in aggregate principal amount of the securities of each series affected by the Event of Default and upon the trustee’s receipt of indemnification to its satisfaction will, proceed to protect and enforce its rights and those of the holders of such securities.

If an Event of Default, other than an Event of Default specified in clause (5) (or an event of default specified in clause (4) with respect to less than all series of debt securities then outstanding), occurs and is continuing, with respect to the debt securities of any series, then the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series (each series acting as a separate class) may require us to repay immediately the entire principal amount of the outstanding debt securities of that series, or such lesser amount as may be provided in the terms of the securities, together with all accrued and unpaid interest and premium, if any. (Sections 5.1 and 5.10 of each indenture)

If an Event of Default under an indenture specified in clause (4) occurs and is continuing with respect to all series of debt securities then outstanding under the relevant indenture or an Event of Default specified in clause (5) occurs and is continuing, then the trustee or the holders of at least 25% in aggregate principal amount of all of the debt securities then outstanding under the relevant indenture (treated as one class) may require us to repay immediately the entire principal amount of the outstanding debt securities, or such lesser amount as may be provided in the terms of the securities, together with all accrued and unpaid interest, if any. (Sections 5.1 and 5.10 of each indenture)

Any Event of Default with respect to a particular series of debt securities under the relevant indenture may be waived by the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series, or of all the outstanding debt securities under the relevant indenture, as the case may be, except in each case a failure to pay principal of or premium, if any, or interest on such debt security. (Sections 5.1 and 5.10 of each indenture)

The trustee will, within 90 days of the occurrence of an Event of Default that has not been cured, provide notice to the holders of any series of debt securities effected. The trustee may withhold notice to the holders of any default, except in the payment of principal of or interest or premium on, or sinking fund payment in respect of, the securities, if the trustee considers it in the interest of the holders to do so. (Section 5.11 of each indenture)

We are required to furnish to the trustee an annual statement as to compliance with all conditions and covenants under the indenture. (Section 3.5 of each indenture)

MODIFICATION OF THE INDENTURES

We may generally amend the indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the amendment. However, we may not amend the indentures without the consent of each holder affected, in order to, among other things:

•       extend the final maturity of any debt security;

•       reduce the principal amount of any debt security;

•       reduce the rate or extend the time of payment of interest on any debt security;

•       reduce the amount payable on redemption of any debt security, or reduce the amount of principal of an original issue discount debt security that would be due and payable on an acceleration of the maturity of such debt security or the amount of such debt security provable in bankruptcy;

•       change the currency of payment of principal of or interest on any debt security;

•       extend the time or reduce the amount of any payment to any sinking fund or analogous obligation relating to any debt security;

•       impair or affect the right of any security holder to institute suit for payment on such security or any right of repayment at the option of the security holder;

•       reduce the percentage of debt securities of any series that must consent to an amendment to an indenture;

•       reduce the percentage of debt securities of any series necessary to consent to waive any past default under an indenture to less than a majority; or

•       modify any of the provisions of the sections of such indenture relating to supplemental indentures with the consent of the holders of debt securities, except to increase the percentage of holders or to provide that provisions of the indenture cannot be modified or waived without the consent of the holder of each affected debt security. (Section 8.2 of each indenture)

A supplemental indenture which changes or eliminates any covenant or other provision of an indenture which has expressly been included solely for the benefit of one or more particular series of debt securities, or which modifies the rights of the holders of debt securities of such series with respect to such covenant or other provision, will not affect the rights under the indenture of the holders of the debt securities of any other series. (Section 8.2 of each indenture)

We and the trustee may amend the indentures without the consent of any holder of debt securities in order to:

•       secure any debt securities issued under such indenture;

•       evidence the succession of another corporation and assumption of our obligations in the case of a merger or consolidation;

•       add to the covenants of Chubb or add additional events of default;

•       cure ambiguities, defects or inconsistencies, provided that such action does not adversely affect any holders of securities issued under such indenture;

•       establish the form and terms of debt securities of any series;

•       provide for a successor trustee with respect to one or more series of securities issued under such indenture or to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•       permit or facilitate the issuance of securities in bearer form or provide for uncertificated securities to be issued under such indenture; or

•       change or eliminate any provision of such indenture, provided that any such change or elimination will become effective only when there is no security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision. (Section 8.1 of each indenture)

SATISFACTION AND DISCHARGE

Each indenture provides that when, among other things, all debt securities of any outstanding series not previously delivered to the trustee for cancellation:

•       have become due and payable; or

•       will become due and payable at their stated maturity within one year; or

•       are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee,

and we deposit or cause to be deposited with the trustee, in trust, an amount in cash or United States government obligations sufficient to pay and discharge the entire indebtedness on the debt securities of that series not previously delivered to the trustee for cancellation, for the principal, premium, if any, and interest to the date of the deposit or to the stated maturity, as the case may be, then the indenture will cease to be of further effect with respect to all debt securities of that series, other than as to certain transfers and exchanges and other rights identified in the indenture, and we will be deemed to have satisfied and discharged the indenture with respect to all debt securities of that series. However, we will continue to be obligated to pay all other sums due under the indenture and to provide the officers’ certificates and opinions of counsel described in the indenture. (Section 10.1 of each indenture)

DEFEASANCE

Unless we state otherwise in the applicable prospectus supplement, the senior indenture provides that we will be deemed to have paid and discharged the entire indebtedness with respect to all outstanding debt securities of any series, other than as to certain transfers and exchanges, if, among other things:

•       we irrevocably deposit with the trustee money in an amount in the currency or currencies in which the debt securities of that series are payable or cash or United States government obligations, or a combination thereof, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, all outstanding debt securities of such series;

•       we deliver to the trustee an opinion of counsel to the effect that:

•        the holders of the senior debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance; and

•        the defeasance will not otherwise alter those holders’ United States federal income tax treatment of principal and interest payments on the senior debt securities of such series; this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law; and

•       no event of default under the senior indenture with respect to the debt securities of such series has occurred and is continuing.

(Section 10.1 of the senior indenture)

GLOBAL SECURITIES

The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that will be deposited with a depositary identified in a prospectus supplement. Unless it is exchanged for debt securities in definitive form, a global certificate may generally be transferred only as a whole unless it is being transferred to certain nominees of the depositary. Unless otherwise stated in the prospectus supplement the Depository Trust Company, New York, New York, or DTC, will act as depositary.

We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

BENEFICIAL INTERESTS IN A GLOBAL SECURITY

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture. Except as described below, you:

•       will not be entitled to have the securities represented by the registered global security registered in your names;

•       will not receive or be entitled to receive physical delivery of the securities in definitive form; and

•       will not be considered the owners or holders of the securities under the indenture.

PAYMENTS OF PRINCIPAL, PREMIUM AND INTEREST

We will make principal, premium, if any, and interest payments on a registered global security to the depositary that is the registered holder of the global security or its nominee. The depositary for the global security will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the registered global security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

We expect that the depositary or its nominee, upon receipt of principal, premium, if any, or interest payment in respect of a global security, immediately will credit participants’ accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in a registered global security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of those participants.

PAYMENT AND PAYING AGENTS

Unless we state otherwise in an applicable prospectus supplement, we will pay principal of, premium, if any, and interest on your debt securities at the office of the trustee in the City of New York or at the office of any paying agent that we may designate.

Unless we state otherwise in the applicable prospectus supplement, we will pay any interest on debt securities to the registered owner of the debt security at the close of business on the regular record date for the interest, except in the case of defaulted interest. (Section 2.7 of each indenture) We may at any time designate additional paying agents or rescind the designation of any paying agent. We must maintain a paying agent in each place of payment for the debt securities. (Section 3.2 of each indenture)

Any moneys or government obligations deposited with, or paid to, the trustee or any paying agent, or then held by us in trust, for the payment of the principal of, and interest on, any debt security that remain unclaimed for three years after the principal or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor. (Section 10.4 of each indenture)

CONVERSION OR EXCHANGE

The subordinated indenture permits us to issue debt securities that we may convert or exchange into common stock or other securities of Chubb. We will describe the specific terms on which the subordinated debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option, or at our option, as specified in the applicable prospectus supplement. The applicable prospectus supplement will describe the manner in which the shares of common stock or other securities you would receive would be converted or exchanged.

SUBORDINATION UNDER THE SUBORDINATED INDENTURE

The debt securities we issue under the subordinated indenture will constitute part of the subordinated debt of Chubb. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated indenture, to all “senior indebtedness” of Chubb. The subordinated indenture defines “senior indebtedness” as the principal of, premium, if any, and unpaid interest on the following, whether outstanding at the date of the subordinated indenture or later incurred or created:

•       indebtedness of Chubb for money borrowed, including purchase money obligations, evidenced by notes or other written obligations;

•       indebtedness of Chubb evidenced by notes, debentures, bonds or other securities issued under the provisions of an indenture or similar instrument;

•       obligations of Chubb as lessee under capitalized leases and leases of property made as part of any sale and leaseback transactions;

•       indebtedness of others of any of the kinds described in the preceding clauses assumed or guaranteed by Chubb; and

•       renewals, extensions and refundings of, and indebtedness and obligations of a successor corporation issued in exchange for, or in replacement of, indebtedness and obligations described in the preceding clauses unless such indebtedness, obligation, renewal, extension or refunding expressly provides that it is not superior in right of payment to the subordinated debt securities;

provided, that senior indebtedness does not include any indebtedness issued under the subordinated indenture or any indebtedness or obligation if the terms of such indebtedness or obligation expressly provide that such indebtedness or obligation is not senior in right of payment to the debt securities issued under the subordinated indenture or expressly provide that such indebtedness or obligation is pari passu with or junior to the debt securities issued under the subordinated indenture.

The subordinated indenture does not limit the amount of senior indebtedness that we may incur. (Subordinated indenture section 14.1)

No payment of the principal or interest on the indebtedness evidenced by the subordinated debt securities may be made if, at the time of such payment or immediately after giving effect thereto, there exists any default with respect to any senior indebtedness and the default is the subject of judicial proceedings or if Chubb receives notice of the default from any holder of senior indebtedness or a trustee for such senior indebtedness.

Upon any acceleration of the maturity of any series of subordinated debt securities resulting from an event of default, Chubb must give notice of the acceleration to holders of the senior indebtedness and may not pay holders of such series of subordinated debt securities until 120 days after the acceleration and then only if all principal of, premium, if any, and interest on senior indebtedness due at that time (whether by acceleration or otherwise) is first paid in full. In the event of any payment or distribution of assets or securities upon any dissolution, winding up, total or partial liquidation or reorganization or similar proceeding relating to Chubb, all principal of, premium, if any, and interest due on all senior indebtedness must be paid in full before holders of the subordinated debt securities are entitled to receive or retain any payment. As a result of such subordination, in the event of insolvency, creditors of Chubb who are holders of senior indebtedness and general creditors of Chubb, may recover more, ratably, than holders of the subordinated debt securities. (Subordinated indenture sections 14.1, 14.2, 14.3)

If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

GOVERNING LAW

The debt securities and each indenture will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE TRUSTEES

The trustee under each indenture will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. Neither trustee is required to expend or risk its own funds or otherwise incur personal financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity. (Section 6.1 of each indenture.)

Bank One Trust Company, N.A. is the trustee under the senior indenture and will be the trustee under the subordinated indenture. The trustee’s current address is 153 West 51st Street, New York, New York 10019. Bank One is acting as the successor to the original trustee, The First National Bank of Chicago.

DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

We will issue the junior subordinated deferrable interest debentures, which we refer to as the junior subordinated debentures, in one or more series under an indenture, which we refer to as the junior subordinated indenture, as supplemented from time to time, between us and Bank One Trust Company, N.A., as debenture trustee.

The following description of the terms of the junior subordinated debentures and the junior subordinated indenture is a summary. It summarizes only those terms of the junior subordinated debentures and the junior subordinated indenture which we believe will be most important to your decision to invest in our junior subordinated debentures. You should keep in mind, however, that it is the junior subordinated indenture, and not this summary, which defines your rights as a holder of our junior subordinated debentures. There may be other provisions in the junior subordinated indenture which are also important to you. You should read the junior subordinated indenture for a full description of the terms of the junior subordinated debentures. The junior subordinated indenture is filed as an exhibit to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain a copy of the junior subordinated indenture.

For purposes of this section, “Chubb”, “we”, “us” and “our” refer solely to The Chubb Corporation and not to any of its subsidiaries.

RANKING

Our junior subordinated debentures will be unsecured obligations. Each series of junior subordinated debentures will rank equally with all other series of junior subordinated debentures. Our junior subordinated debentures will be subordinate and junior in right of payment, as described in the junior subordinated indenture, to all of our debt other than debt which ranks equally with or junior to the junior subordinated debentures. See “—Subordination under the Junior Subordinated Indenture.”

Since we are a non-operating holding company, most of our operating assets are owned by our subsidiaries. We rely primarily on dividends from these subsidiaries to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, the junior subordinated debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries, and you should rely only on our assets for payments on the junior subordinated debentures. The amount of dividend distributions to us from our insurance subsidiaries may be restricted by state insurance laws and regulations as administered by state insurance departments. See “The Chubb Corporation.”

Unless we state otherwise in the applicable prospectus supplement, the junior subordinated indenture does not limit us from incurring or issuing other secured or unsecured debt under the junior subordinated indenture or any other indenture that we may have entered into or enter into in the future. See
“—Subordination under the Junior Subordinated Indenture” and the prospectus supplement relating to any offering of junior subordinated debentures.

TERMS OF THE JUNIOR SUBORDINATED DEBENTURES

We may issue the junior subordinated debentures in one or more series, through an indenture that supplements the junior subordinated indenture or through a resolution of our board of directors or an authorized committee of our board of directors.

You should refer to the applicable prospectus supplement for the specific terms of the junior subordinated debentures. These may include the following:

•       the title, designation and purchase price;

•       any limit upon the aggregate principal amount;

•       maturity date(s) or the method of determining the maturity date(s);

•       the interest rate(s), if any, and the method for calculating the interest rate(s) if any;

•       the interest payment dates, and the record dates for the interest payments;

•       circumstances, if any, in which interest may be deferred;

•       dates from which interest will accrue and the method of determining those dates;

•       dates on which premium, if any, will be paid;

•       place(s) where we may pay principal, premium, if any, and interest and where you may present the junior subordinated debentures for registration of transfer or exchange;

•       place(s) where notices and demands relating to the junior subordinated debentures and the junior subordinated indenture may be made;

•       authorized denominations, if other than denominations of $25;

•       currency or currencies, if other than the currency of the United States, in which principal, premium, if any, and interest will be paid or in which the junior subordinated debentures will be denominated;

•       any index or indices used to determine the amount of payments of principal of and premium, if any, on the junior subordinated debentures of any series or the manner in which such amounts will be determined;

•       any special United States federal income tax consequences of the junior subordinated debentures;

•       any special accounting considerations applicable to the junior subordinated debentures;

•       any mandatory or optional redemption terms or prepayment or sinking fund provisions;

•       any additions, modifications or deletions, in the events of default or covenants specified in the junior subordinated indenture;

•       if other than the principal amount of the junior subordinated debentures, the portion of the principal amount of junior subordinated debentures that is payable upon declaration of acceleration of maturity;

•       whether the junior subordinated debentures will be issued in whole or in part in the form of one or more global securities;

•       whether a temporary global security is issued and the terms upon which temporary junior subordinated debentures may be exchanged for definitive junior subordinated debentures;

•       appointment of any trustees, authenticating or paying agent(s), transfer agent(s) or any other agents with respect to a series of junior subordinated debentures;

•       the terms and conditions of any right we would have or any option you would have to convert or exchange the junior subordinated debentures into any other securities or property of Chubb;

•       the form(s) of the Trust Agreement, Amended and Restated Trust Agreement and Guarantee Agreement, if different from the forms attached hereto;

•       the relative degree, if any, to which the junior subordinated debentures will be senior to or be subordinated to other series of junior subordinated debentures in right of payment; and

•       other specific terms, not inconsistent with the provisions of the junior subordinated indenture.

(Section 301)

Junior subordinated debentures may also be issued under the junior subordinated indenture upon the exercise of warrants. See “Descriptions of Warrants.”

SPECIAL PAYMENT TERMS OF THE JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES

We may issue one or more series of junior subordinated debentures at a substantial discount below their stated principal amount. These may bear no interest or interest at a rate which at the time of issuance is below market rates. We will describe United States federal income tax consequences and special considerations relating to any series in the applicable prospectus supplement.

The purchase price of any of the junior subordinated debentures may be payable in one or more foreign currencies or currency units. The junior subordinated debentures may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest on any junior subordinated debentures may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, United States federal income tax considerations, specific terms and other information relating to the junior subordinated debentures and any foreign currencies or foreign currency units in the applicable prospectus supplement.

If we use any index to determine the amount of payments of principal of, premium, if any, or interest on any series of junior subordinated debentures, we will also describe in the applicable prospectus supplement the special United States federal income tax, accounting and other considerations applicable to the junior subordinated debentures.

DENOMINATIONS, REGISTRATION AND TRANSFER

Unless we state otherwise in the applicable prospectus supplement, we will issue the junior subordinated debentures in fully registered form without coupons in denominations of $25 and integral multiples of $25. (Section 302)

Except as we may describe in the applicable prospectus supplement, junior subordinated debentures of any series will be exchangeable for other junior subordinated debentures of the same series, in any authorized denominations, of a like aggregate principal amount, of the same original issue date and stated maturity and having the same terms. You may present junior subordinated debentures for exchange as described above, or for registration of transfer, at the office of the securities registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge but you will be required to pay any taxes and other governmental charges as described in the junior subordinated indenture. We will appoint the debenture trustee as securities registrar under the junior subordinated indenture. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents. (Section 305)

If we redeem any junior subordinated debentures, neither we nor the debenture trustee will be required to:

•       issue, transfer or exchange junior subordinated debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of the junior subordinated debentures and ending at the close of business on the day of mailing of the relevant notice of redemption; or

•       transfer or exchange any junior subordinated debentures selected for redemption in whole or in part, except for any portion not redeemed of any junior subordinated debenture that is being redeemed in part. (Section 305)

REDEMPTION

Unless we state otherwise in the applicable prospectus supplement, junior subordinated debentures will not be subject to any sinking fund. (Section 1201)

Unless we state otherwise in the applicable prospectus supplement, we may, at our option and at any time, redeem any series of junior subordinated debentures, in whole or in part, at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest to the redemption date. We may redeem junior subordinated debentures in part only in the amount of $25 or integral multiples of $25 (or such other authorized denomination thereof). (Sections 1101 and 1107)

NOTICE OF REDEMPTION

We will mail notice of any redemption of your junior subordinated debentures not less than 30, nor more than 60 days before the redemption date to you at your registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the junior subordinated debentures or the portions called for redemption. (Section 1104)

OPTION TO EXTEND INTEREST PAYMENT DATE

If provided in the applicable prospectus supplement, we will have the right during the term of any series of junior subordinated debentures to extend the interest payment period for a specified number of interest payment periods, subject to the terms, conditions and covenants specified in the applicable prospectus supplement. However, we may not extend these interest payments beyond the maturity of the junior subordinated debentures. We will describe the United States federal income tax consequences and special considerations relating to any junior subordinated debentures in the applicable prospectus supplement.

If we exercise this right, during the extension period we and our subsidiaries may not:

•       declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment on, any of our capital stock; or

•       make any payment of principal of, premium, if any, or interest on, or repay, repurchase or redeem any debt securities that rank equally with or junior in interest to the junior subordinated debentures or make any related guarantee payments, other than:

•       dividends or distributions in our common stock;

•       redemptions or purchases of any rights pursuant to our rights plan, or any successor to our rights plan, and the declaration of a dividend of these rights in the future; and

•       payments under any Chubb guarantee of distributions on preferred securities of a Chubb trust under the applicable guarantee agreement.

(Section 311)

CONSOLIDATION, MERGER AND SALE OF ASSETS

We may not consolidate with or merge into any other corporation or convey, transfer or lease all or substantially all of our properties and assets to any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, nor permit any such entity to consolidate with or merge into us or convey, transfer or lease all or substantially all of its properties and assets to us unless:

•       we are the surviving corporation or the successor corporation is a corporation organized under the laws of any domestic jurisdiction and assumes our obligations on the junior subordinated debentures and under the junior subordinated indenture;

•       after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default will have occurred and be continuing;

•       in the case of corresponding junior subordinated debentures, the transaction is permitted under the related trust agreement and guarantee and does not give rise to any breach or violation of the related trust agreement or guarantee; and

•       other conditions described in the junior subordinated indenture are met.

This covenant would not apply to the direct or indirect conveyance, transfer or lease of all or any portion of the stock, assets or liabilities of any of our wholly owned subsidiaries to us or to our other wholly owned subsidiaries. This covenant also would not apply to any recapitalization transaction, a change of control of Chubb or a highly leveraged transaction unless such transaction or change of control were structured to include a merger of consolidation by us or the conveyance, transfer or lease of our assets substantially as an entirety. (Section 801)

DEBENTURE EVENTS OF DEFAULT

These are “Events of Default” under the junior subordinated indenture with respect to each series of junior subordinated debentures:

(1)         failure to pay principal, or premium, if any, when due;

(2)         failure to pay any interest when due, continued for 30 days;

(3)         default in the payment of any sinking fund installment when due and payable;

(4)         failure to perform, or breach, of specified covenants or warranties of Chubb contained in the indenture for 90 days, after written notice from the debenture trustee or the holders of at least 25% in principal amount of the relevant series of outstanding junior subordinated debentures;

(5)         certain events of bankruptcy, insolvency or reorganization of Chubb; and

(6)         any other event of default described in the applicable board resolution or supplemental indenture under which the series of junior subordinated debentures is issued.

If an Event of Default occurs and is continuing, the trustee may, and at the written request of holders of a majority in aggregate principal amount of the securities of each series affected by the Event of Default and upon the trustee’s receipt of indemnification to its satisfaction will, proceed to protect and enforce its rights and those of the holders of such junior subordinated debentures.

If an Event of Default, other than an Event of Default specified in clause (5) (or an event of default specified in clause (4) with respect to less than all series of junior subordinated debentures then outstanding), occurs and is continuing, with respect to the junior subordinated debentures of any series, then the trustee or the holders of at least 25% in aggregate principal amount of the outstanding junior subordinated debentures of that series (each series acting as a separate class) may require us to repay immediately the entire principal amount of the outstanding junior subordinated debentures of that series, or such lesser amount as may be provided in the terms of the junior subordinated debentures, together with all accrued and unpaid interest and premium, if any. In the case of corresponding junior subordinated debentures, if the debenture trustee or the holders of the corresponding junior subordinated debentures fail to make this declaration, the holders of at least 25% in aggregate liquidation preference of the corresponding series of preferred securities will have that right. (Section 502)

If an Event of Default specified in clause (4) occurs and is continuing with respect to all series of junior subordinated debentures then outstanding under the junior subordinated indenture or an Event of Default specified in clause (5) occurs and is continuing, then the trustee or the holders of at least 25% in aggregate principal amount of all of the junior subordinated debentures then outstanding under the junior subordinated indenture (treated as one class) may require us to repay immediately the entire principal amount of the outstanding junior subordinated debentures, or such lesser amount as may be provided in the terms of the junior subordinated debentures, together with all accrued and unpaid interest, if any. In the case of corresponding junior subordinated debentures, if the debenture trustee or the holders of the corresponding junior subordinated debentures fail to make this declaration, the holders of at least 25% in aggregate liquidation preference of the corresponding series of preferred securities will have that right. (Section 502)

Any Event of Default with respect to a particular series of junior subordinated debentures under the junior subordinated indenture may be waived by the holders of a majority of the aggregate principal amount of the outstanding junior subordinated debentures of such series, or of all the outstanding junior subordinated debentures under the junior subordinated indenture, as the case may be, except in each case a failure to pay principal of or premium, if any, or interest on such junior subordinated debenture. (Section 502)

The debenture trustee will, within 90 days after actual knowledge of the debenture trustee of the occurrence of an Event of Default that has not been cured, provide notice to the holders of any series of junior subordinated debentures effected. The debenture trustee may withhold notice to the holders of any default, except in the payment of principal of or interest or premium on, or sinking fund payment in respect of, the junior subordinated debentures, if the debenture trustee considers it in the interest of the holders to do so. (Section 602)

We are required to furnish to the debenture trustee an annual statement as to compliance with all conditions and covenants under the junior subordinated indenture. (Section 1004)

DIRECT ACTIONS BY PREFERRED SECURITY HOLDERS

If a debenture event of default is attributable to our failure to pay interest or principal on the corresponding junior subordinated debentures on the date the interest, premium, if any, or principal is payable, you, as a holder of preferred securities, may institute a legal proceeding directly against us, which we refer to in this prospectus as a “direct action,” for enforcement of payment to you of the principal, of, premium, if any, or interest on the corresponding junior subordinated debentures having a principal amount equal to the aggregate liquidation preference of your related preferred securities. (Section 508)

We may not amend the junior subordinated indenture to remove the right to bring a direct action without the prior written consent of the holders of all of the preferred securities. If the right to bring a direct action is removed, the applicable issue may become subject to the reporting obligations under the Securities Exchange Act of 1934. We have the right under the junior subordinated indenture to set-off any payment made to you as a holder of preferred securities by us in connection with a direct action. You will not be able to exercise directly any other remedy available to holders of the corresponding junior subordinated debentures.

You will not be able to exercise directly any remedies other than those described in the preceding paragraph available to holders of the junior subordinated debentures unless there has been an event of default under the trust agreement.

MODIFICATION OF THE JUNIOR SUBORDINATED INDENTURE

We and the debenture trustee may, without the consent of the holders of junior subordinated debentures, amend, waive or supplement the junior subordinated indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies. However, no action may materially adversely affect the interests of holders of any series of junior subordinated debentures or, in the case of corresponding junior subordinated debentures, the holders of the related series of preferred securities so long as they remain outstanding. We may also amend the junior subordinated indenture to maintain the qualification of the junior subordinated indenture under the Trust Indenture Act. (Section 901)

We and the debenture trustee may modify and amend the junior subordinated indenture in a manner affecting the rights of the holders of junior subordinated debentures with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding junior subordinated debentures of each series affected. However, no modification or amendment may, without the consent of the holder of each outstanding junior subordinated debenture affected:

•       change the stated maturity of the junior subordinated debentures;

•       reduce the principal amount of the junior subordinated debentures;

•       reduce the rate or, except as permitted by the junior subordinated indenture and the terms of the series of junior subordinated debentures, extend the time of payment of interest on the junior subordinated debentures; or

•       reduce the percentage of the holders of outstanding junior subordinated debentures necessary to modify or amend the junior subordinated indenture.

(Section 902)

In the case of corresponding junior subordinated debentures, so long as any of the related series of preferred securities remain outstanding:

•       no such modification may be made that adversely affects the holders of the related series of preferred securities;

•       no termination of the junior subordinated indenture may occur; and

•       no waiver of any debenture event of default or compliance with any covenant under the junior subordinated indenture may be effective,

without the prior consent of the holders of at least a majority of the aggregate liquidation preference of the related series of preferred securities unless the principal of, and premium, if any, on, the corresponding junior subordinated debentures and all accrued and unpaid interest on the corresponding junior subordinated debentures have been paid in full and other conditions are satisfied.

In addition, we and the debenture trustee may execute, without your consent, any supplemental indenture for the purpose of creating any new series of junior subordinated debentures. (Section 902)

SATISFACTION AND DISCHARGE

The junior subordinated indenture provides that when, among other things, all junior subordinated debentures not previously delivered to the debenture trustee for cancellation:

•       have become due and payable; or

•       will become due and payable at their stated maturity within one year of the date of deposit; or

•       are to be called for redemption within one year under arrangements satisfactory to the debenture trustee for the giving of notice of redemption by the debenture trustee;

and we deposit or cause to be deposited with the debenture trustee, in trust, an amount in cash or United States government obligations sufficient to pay and discharge the entire indebtedness on the junior subordinated debentures not previously delivered to the debenture trustee for cancellation, for the principal, premium, if any, and interest to the date of the deposit or to the stated maturity, as the case may be, then the junior subordinated indenture will cease to be of further effect and we will be deemed to have satisfied and discharged the junior subordinated indenture. However, we will continue to be obligated to pay all other sums due under the junior subordinated indenture and to provide the officers’ certificates and opinions of counsel described in the junior subordinated indenture. (Section 401)

DEFEASANCE

Unless we state otherwise in the applicable prospectus supplement, the junior subordinated indenture provides that we will be deemed to have paid and discharged the entire indebtedness, other than as to certain transfers and exchanges, with respect to all outstanding junior subordinated debentures of any series if, among other things:

•       we irrevocably deposit with the trustee cash or United States government obligations or a combination thereof, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, all outstanding junior subordinated debentures of such series;

•       we deliver to the trustee an officers’ certificate and an opinion of counsel to the effect that all conditions precedent in the junior subordinated indenture relating to the satisfaction and discharge of the entire indebtedness on the outstanding securities of such series have been complied with. (Section 403)

GLOBAL JUNIOR SUBORDINATED DEBENTURES

The junior subordinated debentures of a series may be issued in whole or in part in the form of one or more global junior subordinated debentures that will be deposited with a depositary identified in a prospectus supplement. Unless it is exchanged for junior subordinated debentures in definitive form, a global junior subordinated debenture may not be transferred unless it is being transferred to certain nominees of the depositary. Unless otherwise stated in the prospectus supplement, the Depositary Trust Company, New York, New York, or DTC, will act as depositary. We will issue global junior subordinated debentures only in registered form and in either temporary or permanent form.

We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

BENEFICIAL INTERESTS IN A GLOBAL JUNIOR SUBORDINATED DEBENTURE

Ownership of beneficial interests in a registered global junior subordinated debenture will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global junior subordinated debenture, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the debentures beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the debentures will designate the accounts to be credited, or we will designate such accounts if the junior subordinated debentures are issued directly by us. Ownership of beneficial interests in a registered global junior subordinated debenture will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of debentures take physical delivery of these debentures in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global junior subordinated debenture.

So long as the depositary or its nominee is the registered owner of a global junior subordinated debenture, the depositary or nominee will be considered the sole owner or holder of the junior subordinated debentures represented by the global junior subordinated debenture for all purposes under the junior subordinated indenture. Except as provided below, you

•       will not be entitled to have any of the individual junior subordinated debentures represented by the global junior subordinated debenture registered in your name;

•       will not receive or be entitled to receive physical delivery of any junior subordinated debentures in definitive form; and

•       will not be considered the owner or holder of the junior subordinated debentures under the junior subordinated indenture.

PAYMENTS OF PRINCIPAL, PREMIUM AND INTEREST

We will make principal, premium, if any, and interest payments on a registered global junior subordinated debenture to the depositary that is the registered holder of the global junior subordinated debenture or its nominee. The depositary for the global junior subordinated debentures will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the registered global junior subordinated debenture and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

We expect that the depositary or its nominee, upon receipt of principal, premium, if any, or interest payment in respect of a global junior subordinated debenture, immediately will credit participants’ accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global junior subordinated debenture as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in a registered global junior subordinated debenture held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of those participants.

PAYMENT AND PAYING AGENTS

Unless we state otherwise in the applicable prospectus supplement, we will pay principal of, premium, if any, and interest on your junior subordinated debentures at the office of the debenture trustee in the City of New York or at the office of any paying agent that we may designate.

Unless we state otherwise in the applicable prospectus supplement, we will pay any interest on junior subordinated debentures to the registered owner of the junior subordinated debenture at the close of business on the regular record date for the interest, except in the case of defaulted interest. (Section 307) We may at any time designate additional paying agents or rescind the designation of any paying agent. We must maintain a paying agent in each place of payment for the junior subordinated debentures. (Section 1002)

Any moneys deposited with the debenture trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, and interest on any junior subordinated debenture that remain unclaimed for two years after the principal, premium, if any, or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor. (Section 1003)

CONVERSION OR EXCHANGE

The junior subordinated indenture permits us to issue junior subordinated debentures that we may convert or exchange into preferred securities or other securities or property of Chubb. We will describe the specific terms on which junior subordinated debentures may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option or at our option. The applicable prospectus supplement will state the manner in which the preferred securities or other securities you would receive would be converted or exchanged.

SUBORDINATION UNDER THE JUNIOR SUBORDINATED INDENTURE

The junior subordinated debentures we issue under the junior subordinated indenture will constitute part of the subordinated debt of Chubb. These junior subordinated debentures will be subordinate and junior in right of payment, to the extent and in the manner set forth in the junior subordinated indenture, to all “senior indebtedness” of Chubb. The junior subordinated indenture defines “senior indebtedness” as the principal of, premium, if any, and unpaid interest on the following, whether outstanding at the date of the junior subordinated indenture or later incurred or created:

•       indebtedness of Chubb for money borrowed, including purchase money obligations, evidenced by notes or other written obligations;

•       indebtedness of Chubb evidenced by notes, debentures, bonds or other securities issued under the provisions of an indenture or similar instrument;

•       obligations of Chubb as lessee under capitalized leases and leases of property made as part of any sale and leaseback transactions;

•       indebtedness of others of any of the kinds described in the preceding clauses assumed or guaranteed by Chubb; and

•       renewals, extensions and refundings of, and indebtedness and obligations of a successor corporation issued in exchange for, or in replacement of, indebtedness and obligations described in the preceding clauses unless such indebtedness, obligation, renewal, extension or refunding expressly provides that it is not superior in right of payment to the subordinated debt securities;

provided, that senior indebtedness does not include any indebtedness issued under the junior subordinated indenture or any indebtedness or obligation if the terms of such indebtedness or obligation expressly provide that such indebtedness or obligation is not senior in right of payment to junior subordinated debentures issued under the junior subordinated indenture or expressly provide that such indebtedness or obligation is pari passu with or junior to junior subordinated debentures issued under the junior subordinated indenture.

The junior subordinated indenture does not limit the amount of senior indebtedness that we may incur.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to us, the holders of senior debt will first be entitled to receive payment in full of principal of, premium, if any, and interest on the senior debt before the holders of junior subordinated debentures or, in the case of corresponding junior subordinated debentures, the property trustee on behalf of the holders, will be entitled to receive or retain any payment of the principal, premium, if any, or interest on the junior subordinated debentures.

If the maturity of any junior subordinated debentures is accelerated, the holders of all senior debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before you will be entitled to receive any payment of the principal of, premium, if any, or interest on the junior subordinated debentures.

No payment of the principal or interest on the indebtedness evidenced by the junior subordinated debentures may be made if, at the time of such payment or immediately after giving effect thereto, there exists any default with respect to any senior indebtedness and the default is the subject of judicial proceedings or if Chubb receives notice of the default from any holder of senior indebtedness or a trustee for such senior indebtedness. (Section 1304)

If this prospectus is being delivered in connection with a series of junior subordinated debentures, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

GOVERNING LAW

The junior subordinated indenture and the junior subordinated debentures will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

The trustee under the junior subordinated indenture will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. The debenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

Bank One Trust Company, N.A. is the debenture trustee under the junior subordinated indenture. The trustee’s current address is 153 West 51st Street, New York, New York 10019.

DESCRIPTION OF CAPITAL STOCK

GENERAL

Our restated certificate of incorporation, as amended, authorizes us to issue 600,000,000 shares of common stock, par value $1.00 per share, and 4,000,000 shares of preferred stock, par value $1.00 per share. As of December 31, 2002 there were issued 180,296,834 shares of common stock, of which 9,095,162 were treasury shares and 171,201,672 were outstanding, and we had no preferred stock issued or outstanding. Holders of common stock have received a right entitling them, when the right becomes exercisable to purchase shares of Series B Participating Cumulative Preferred Stock. See “—Shareholders Rights Plan.”

In November 2002, we issued 24 million mandatorily exercisable warrants to purchase shares of our common stock. The warrants were issued as part of our 7% equity units and must be exercised on or prior to November 16, 2005. For further discussion of the warrants and equity units, including the number of common shares issuable thereunder, see our Annual Report on Form 10-K for the year ended December 31, 2002, incorporated herein by reference.

The following description of our capital stock is a summary. It summarizes only those aspects of our capital stock which we believe will be most important for your decision to invest in our capital stock. You should keep in mind, however, that it is our restated certificate of incorporation, as amended, our bylaws, as amended, and the New Jersey Business Corporation Act, and not this summary, which define your rights as a holder of our capital stock. There may be other provisions in these documents which are also important to you. You should read these documents for a full description of the terms of our capital stock. Our restated certificate of incorporation, as amended, and our bylaws, as amended, are incorporated by reference as exhibits to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

COMMON STOCK

The holders of common stock, subject to the provisions of New Jersey law and the preferential rights of the holders of any shares of preferred stock, are entitled to dividends when and as declared by the board of directors. The holders of common stock have one vote per share on all matters submitted to a vote of the shareholders, and the right to the net assets of Chubb in liquidation after payment of any amounts due to creditors and in respect of our preferred stock. Holders of shares of common stock are not entitled as a matter of right to any preemptive or subscription rights and are not entitled to cumulative voting for directors. All outstanding shares of common stock are, and the shares of common stock issued under this prospectus, will be, fully paid and non-assessable.

Our common stock is listed on the New York Stock Exchange under the symbol “CB”.

Under New Jersey law, the affirmative vote of two-thirds of the votes cast is required for shareholder approval of any merger or any plan of consolidation as well as for any sale, lease, exchange or other disposition of all, or substantially all, of the assets of Chubb, if not in the usual and regular course of its business, and for any liquidation, dissolution or amendment of the certificate of incorporation. All other shareholder action is decided by a majority of the votes cast at a meeting of shareholders.

Our bylaws, as amended, provide that the annual meeting of shareholders will be held on such date and at such time as shall be designated by the board of directors and as stated in a written notice which is mailed or delivered to each shareholder at least ten days, but not more than sixty days, prior to any shareholder meeting. Our bylaws, as amended, provide that shareholder meetings may be held in the State of New Jersey or at such other place as may be designated by the board of directors and stated in the written notice of meeting.

Our restated certificate of incorporation, as amended, further provides that the board of directors has the power, except as provided by statute, in its discretion, to use or apply any funds of Chubb lawfully available for that purpose to purchase or acquisition of shares of the capital stock or bonds or other securities of Chubb:

•       in the market or otherwise, at such price as may be fixed by the board;

•       to such extent and in such manner and for such purposes and upon such terms as the board may deem expedient; and

•       as may be permitted by law.

The transfer agent and registrar for the common stock is EquiServe Trust Company, N.A., 525 Washington Boulevard, Jersey City, New Jersey 07303.

PREFERRED STOCK

Under our restated certificate of incorporation, as amended, we are authorized to issue up to 4,000,000 shares of preferred stock.

Shares of preferred stock of Chubb may be issued in one or more series and the shares of all series will rank pari passu and be identical in all respects, except that with respect to each series the board of directors may fix, among other things:

•       the rate of dividends payable on the preferred stock;

•       the time and prices of redemption;

•       the amount payable upon voluntary redemption;

•       the retirement or sinking fund, if any;

•       the conversion rights, if any;

•       the voting rights, if any (in addition to the voting right described below);

•       the restrictions, if any, on:

•        the creation of indebtedness of Chubb or any subsidiary of Chubb; or

•        the issuance of stock ranking on a parity with or senior to the shares of preferred stock either as to dividends or on liquidation;

•       the restrictions, if any, on:

•        the payment of dividends on common stock;

•        the acquisition of common stock; or

•        any other class or classes of stock of Chubb, other than preferred stock, ranking on a parity with or junior to the shares of preferred stock either as to dividends or on liquidation; and

•       the number of shares to comprise such series.

Each series of preferred stock will be entitled to receive an amount payable on liquidation, dissolution or winding up, fixed for each series, plus all dividends accumulated to the date of final distribution, before any payment or distribution of assets of Chubb is made on common stock. Shares of preferred stock that have been issued and reacquired in any manner by Chubb, including shares redeemed, shares purchased and retired and shares that have been converted into shares of another series or class, may be reissued as part of the same or another series of preferred stock. In accordance with our restated certificate of incorporation, as amended, the 4,000,000 authorized but unissued shares of preferred stock may be issued pursuant to resolution of the board of directors without the vote of the holders of any capital stock of Chubb.

SHAREHOLDERS RIGHTS PLAN

We have a shareholder rights agreement under which each shareholder has a right for each share of common stock held. Each right entitles the registered holder to purchase from Chubb a unit consisting of one one-thousandth of a share of Series B Participating Cumulative Preferred Stock, par value $1.00 per share, at a purchase price of $240 per unit. The rights are subject to adjustment to prevent dilution of the interests represented by each right. The description and terms of the rights are set forth in a rights agreement between Chubb and EquiServe Trust Company, N.A., as rights agent. We have summarized portions of the rights agreement. The summary is not complete. The rights agreement has been filed as an exhibit to the registration statement that we have filed with the SEC and that includes this prospectus. You should read the rights agreement for the provisions that may be important to you.

The shareholder rights plan is reviewed and evaluated at least once each year by a committee of independent directors to determine if the maintenance of the shareholder rights plan continues to be in the best interest of Chubb, its shareholders and any other relevant constituencies of Chubb. Following a review, the committee of independent directors will communicate its conclusions to the full board of directors, including any recommendation as to whether the shareholder rights plan should be modified or the rights should be redeemed.

DISTRIBUTION DATE

The rights are attached to all outstanding shares of common stock and trade with the common stock until the rights become exercisable, and no separate rights certificates will be distributed. The rights will separate from the common stock and a distribution date will occur upon the earlier of either of the following:

•       10 days following the date of any public announcement that a person or group of affiliated or associated persons, referred to in this prospectus as an acquiring person, has acquired beneficial ownership of 20% or more of the outstanding shares of common stock; or

•       10 business days following the commencement of a tender offer or exchange offer that would result in a person or group becoming an acquiring person.

The rights are not exercisable until the distribution date and will expire at the close of business on March 12, 2009 unless previously redeemed by Chubb as described below.

EVIDENCE OF RIGHTS

Until the distribution date, or earlier redemption or expiration of the rights:

•       the rights will be evidenced by the common stock certificates and will be transferred with and only with such common stock certificates;

•       new common stock certificates issued after March 31, 1999 will contain a notation incorporating the rights agreement by reference; and

•       the surrender for transfer of any certificates for common stock will also constitute the transfer of the rights associated with the common stock represented by such certificates.

As soon as practicable after the distribution date, rights certificates will be mailed to holders of record of common stock as of the close of business on the distribution date and, thereafter the separate rights certificates alone will represent the rights. Except as otherwise determined by the board of directors, only shares of common stock issued prior to the distribution date will be issued with rights.

TRIGGERING EVENT AND EFFECT OF TRIGGERING EVENT

If any person becomes an acquiring person:

•       proper provision will be made so that each holder of a right, other than rights that are, or (under the circumstances specified in the rights agreement) were, beneficially owned by an acquiring person (which will thereafter be void), will have the right to receive upon exercise the number of shares of common stock having a market value of two times the exercise price of the right; or

•       at the option of our board of directors, at any time until such acquiring person becomes the beneficial owner of 50% or more of the shares of common stock, Chubb may exchange the rights, other than rights that are, or (under the circumstances specified in the rights agreement) were, beneficially owned by an acquiring person (which will thereafter be void), for shares of common stock at an exchange ratio of one share of common stock per right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction. If, at any time following the date of any public announcement that an acquiring person has acquired beneficial ownership of 20% or more of the outstanding shares of common stock, Chubb is acquired in a merger or other business combination transaction, or 50% or more of Chubb’s assets or earning power is sold, each holder of a right shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the right. The events described in this paragraph are referred to as triggering events.

ADJUSTMENTS

The purchase price payable, and the number of units of preferred stock or other securities or property issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution upon the occurrence of one of the following:

•       in the event of a stock dividend on, or a subdivision, combination or reclassification of, the preferred stock;

•       if holders of the preferred stock are granted rights or warrants to subscribe for preferred stock, or convertible securities at less than the current market price of the preferred stock; or

•       upon the distribution to holders of the preferred stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

No adjustment in the purchase price will be required until cumulative adjustments amount to at least 1% of the purchase price. No fractional units will be issued and, in lieu of fractional units, an adjustment in cash will be made based on the market price of the preferred stock on the last trading date prior to the date of exercise.

REDEMPTION

The rights may be redeemed in whole, but not in part, at a price of $.01 per right by the board of directors at any time prior to the earlier of:

•       a person or group of persons becoming an acquiring person; and

•       March 12, 2009.

Immediately upon the action of the board of directors ordering redemption of the rights, the rights will terminate and thereafter the only right of the holders of rights will be to receive the redemption price.

Until a right is exercised, the holder will have no rights as a shareholder of Chubb (beyond those as an existing shareholder), including the right to vote or to receive dividends. As long as the rights are attached to the common stock, Chubb will issue one right with each new share of common stock issued.

DESCRIPTION OF DEPOSITARY SHARES

We may elect to offer depositary shares representing receipts for fractional interests in debt securities, junior subordinated debentures or preferred stock. In this case, we will issue receipts for depositary shares, each of which will represent a fraction of a debt security, junior subordinated debenture or share of a particular series of preferred stock, as the case may be.

We will deposit the debt securities, junior subordinated debentures or shares of any series of preferred stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a debt security, junior subordinated debenture or share of preferred stock represented by the depositary share, to all the rights and preferences of the debt security, junior subordinated debenture or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

The following description of the terms of the deposit agreement is a summary. It summarizes only those terms of the deposit agreement which we believe will be most important to your decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines your rights as a holder of depositary shares. There may be other provisions in the deposit agreement which are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. The form of the deposit agreement is filed as an exhibit to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain a copy of the deposit agreement.

INTEREST, DIVIDENDS AND OTHER DISTRIBUTIONS

The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities, junior subordinated debentures or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own.

In the event of a payment of interest or distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case the depositary may sell the property and distribute the net proceeds from the sale to you.

REDEMPTION OF DEPOSITARY SHARES

If we redeem a series of debt securities, junior subordinated debentures or preferred stock represented by depositary shares, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security, junior subordinated debenture or share of preferred stock, as the case may be, payable in relation to the redeemed series of debt securities, junior subordinated debentures or preferred stock. Whenever we redeem debt securities, junior subordinated debentures or shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, the debt securities, junior subordinated debentures or shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

VOTING THE PREFERRED STOCK OR EXERCISE OF RIGHTS UNDER THE INDENTURES OR THE JUNIOR SUBORDINATED INDENTURE

Upon receipt of notice of any meeting at which you are entitled to vote, or of any request for instructions or directions from you as holder of debt securities, junior subordinated debentures or preferred stock, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to vote the amount of the preferred stock represented by that holder’s depositary shares or how to give instructions or directions with respect to the debt securities, junior subordinated debentures or preferred stock, as the case may be, represented by that holder’s depository shares. The record date for the depositary shares will be the same date as the record date for the debt securities, junior subordinated debentures or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to vote the amount of the preferred stock, or to give instructions or directions with respect to the debt securities or junior subordinated debentures, as the case may be, represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock or giving instructions or directions with respect to the debt securities or junior subordinated debentures, as the case may be, if it does not receive specific instructions from you.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

The deposit agreement will terminate if:

•       all outstanding depositary shares have been redeemed; or

•       there has been a final distribution in respect of the preferred stock, including in connection with our liquidation, dissolution or winding up, or a complete repayment or redemption of the debentures or junior subordinated debentures and the distribution, repayment or redemption proceeds, as the case may be, have been distributed to you.

RESIGNATION AND REMOVAL OF DEPOSITARY

The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

CHARGES OF DEPOSITARY

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the debt securities, junior subordinated debentures or preferred stock, as the case may be, and issuance of depositary receipts, all withdrawals of shares of debt securities, junior subordinated debentures or preferred stock, as the case may be, by you and any repayment or redemption of the debt securities, junior subordinated debentures or preferred stock, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

MISCELLANEOUS

The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of debt securities, junior subordinated debentures or preferred stock, as the case may be.

Neither we nor the depositary will be liable under the deposit agreement to you other than for the depositary’s gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities, junior subordinated debentures or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities, junior subordinated debentures or preferred stock for deposit, you or other persons believed to be competent and on documents which we and the depositary believe to be genuine.

DESCRIPTION OF WARRANTS

We may issue warrants, including warrants to purchase debt securities, preferred stock or common stock. We may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the warrants under warrant agreements between us and a bank or trust company, as warrant agent, that we will describe in the prospectus supplement relating to the warrants that we offer.

The following description of the terms of the warrants is a summary. It summarizes only those terms of the warrants and the warrant agreement which we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines your rights as a warrantholder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants. Forms of these documents are filed as exhibits to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

DEBT WARRANTS

We will describe in the applicable prospectus supplement the specific terms of warrants to purchase debt securities that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants.

You should refer to the applicable prospectus supplement for the specific terms of the warrants. These may include the following:

•       the title of the debt warrants;

•       the debt securities for which the debt warrants are exercisable;

•       the aggregate number of the debt warrants;

•       the principal amount of debt securities that you may purchase upon exercise of each debt warrant, and the price or prices at which we will issue the debt warrants;

•       the procedures and conditions relating to the exercise of the debt warrants;

•       the designation and terms of any related debt securities issued with the debt warrants, and the number of debt warrants issued with each debt security;

•       the date, if any, from which you may separately transfer the debt warrants and the related securities;

•       the date on which your right to exercise the debt warrants commences, and the date on which your right expires;

•       the maximum or minimum number of the debt warrants which you may exercise at any time;

•       any special United States federal income tax consequences of the debt warrants;

•       any special accounting considerations applicable to the debt warrants;

•       any terms providing for the mandatory exercise of the debt warrants;

•       any other terms of the debt warrants and terms, procedures and limitations relating to your exercise of the debt warrants; and

•       the terms of the securities you may purchase upon exercise of the debt warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the debt warrants and the kind, frequency and timing of any notice to be given. You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may exercise debt warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, you will not have any of the rights of holders of the debt securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest on the debt securities purchasable upon the exercise.

OTHER WARRANTS

We may issue other warrants. You should refer to the applicable prospectus supplement for the specific terms of those warrants. These may include the following:

•       the title of the warrants;

•       the securities, which may include preferred stock or common stock, for which you may exercise the warrants;

•       the aggregate number of the warrants;

•       the number of securities that you may purchase upon exercise of each warrant, and the price or prices at which we will issue the warrants;

•       the procedures and conditions relating to the exercise of the warrants;

•       the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security;

•       the date, if any, from which you may separately transfer the warrants and the related securities;

•       the date on which your right to exercise the warrants commences, and the date on which your right expires;

•       the maximum or minimum number of the warrants which you may exercise at any time;

•       any special United States federal income tax consequences of the warrants;

•       any special accounting considerations applicable to the warrants;

•       any other terms of the warrants and terms, procedures and limitations relating to your exercise of the warrants; and

•       the designation and terms of the common stock, preferred stock or other securities you may purchase upon exercise of the warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to the exercise of your warrants, you will not have any of the rights of holders of the preferred stock, common stock or other securities purchasable upon that exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or other securities purchasable upon the exercise.

EXERCISE OF WARRANTS

We will describe in the applicable prospectus supplement the principal amount or the number of our securities that you may purchase for cash upon exercise of a warrant, and the exercise price. You may exercise a warrant as described in the applicable prospectus supplement at any time up to the close of business on the expiration date stated in the prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date, or any later expiration date that we determine.

We will forward the securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If you exercise less than all of the warrants represented by the warrant certificate, we will issue you a new warrant certificate for the remaining warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating you to purchase from us, and us to sell to you, a specific number of shares of common stock or preferred stock at a future date or dates. The price per share of preferred stock or common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula described in the stock purchase contracts. We may issue stock purchase contracts separately or as a part of units each consisting of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including United States Treasury securities, securing your obligations to purchase the preferred stock or the common stock under the stock purchase contract. The stock purchase contracts may require us to make periodic payments to you or vice versa and the payments may be unsecured or prefunded on some basis. The stock purchase contracts may require you to secure your obligations in a specified manner. We will describe in the applicable prospectus supplement the terms of any stock purchase contracts or stock purchase units.

DESCRIPTION OF PREFERRED SECURITIES

The trustees of each trust will issue on behalf of the trust preferred securities and common securities of the trust. The preferred securities will represent preferred undivided beneficial interests in the assets of the related trust. As a holder of preferred securities of the trust, you will generally be entitled to a preference with respect to distributions and amounts payable on redemption or liquidation over the common securities of the trust, as well as other benefits as described in the corresponding trust agreement. Each of the trusts is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others.

The following description of the terms of the preferred securities and form of trust agreement is a summary. It summarizes only those features of the preferred securities and terms of the form of trust agreement which we believe will be most important to your decision to invest in the preferred securities. You should keep in mind, however, that it is the applicable trust agreement and form of amended and restated trust agreement and not this summary, which define your rights as a holder. There may be other provisions in the trust agreement and form of amended and restated trust agreement which are also important to you. You should read these documents for a full description of the terms of the preferred securities. They are filed as exhibits to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

Each trust agreement will be qualified under the Trust Indenture Act. The terms of the preferred securities of each trust will include those stated in the applicable trust agreement and those made part of the trust agreement by reference to the Trust Indenture Act. The amended and restated trust agreement for each trust will be executed at the time the trust issues any preferred securities and will be filed with the Securities and Exchange Commission on Form 8-K or by a post-effective amendment to the registration statement that includes this prospectus. You should also read the applicable prospectus supplement, which will contain additional information and may update or change some of the information below.

GENERAL

The trust agreement for each trust authorizes the administrative trustees to issue on behalf of the trust preferred securities that have the terms described in this prospectus and in the applicable prospectus supplement. The preferred securities will represent undivided beneficial interests in the assets of the applicable trust. The proceeds from the sale of each trust’s preferred and common securities will be used by the trust to purchase a series of corresponding junior subordinated debentures that we issue. The corresponding junior subordinated debentures will be held in trust by the property trustee for the benefit of the holders of the preferred and common securities of the applicable trust.

The terms of the preferred securities of each trust will mirror the terms of the corresponding junior subordinated debentures held by the applicable trust. If interest payments on the corresponding junior subordinated debentures held by the applicable trust are deferred as described below, distributions on the preferred securities will also be deferred. The assets of the trust available for distribution to the holders of its preferred securities generally will be limited to payments under the series of corresponding junior subordinated debentures held by the trust.

Under the guarantee agreement related to each trust, we will agree to make payments of distributions and payments on redemption or liquidation with respect to the trust’s preferred securities, but only to the extent the trust has funds available to make those payments and has not made the payments. Our obligations under the applicable guarantee, expense agreement, trust agreement, junior subordinated indenture and corresponding junior subordinated debentures will provide a full, irrevocable and unconditional commitment by us regarding amounts due on the preferred securities issued by each trust. See “Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures and the Guarantees.”

RANKING OF PREFERRED SECURITIES

The preferred securities of a trust will rank equally, and we will make payments proportionately with the common securities of the trust except as described under “—Subordination of Common Securities.” The preferred securities of each trust represent preferred undivided beneficial interests in the assets of the trust. The property trustee will hold legal title to the corresponding junior subordinated debentures in trust for the benefit of the holders of the related preferred securities and common securities.

Each guarantee agreement that we execute for your benefit, as a holder of preferred securities of a trust, will be a guarantee on a subordinated basis with respect to the related preferred securities. However, our guarantee will not guarantee payment of distributions or amounts payable on redemption or liquidation of the preferred securities when the related trust does not have funds on hand available to make such payments. See “Description of Guarantee.”

DISTRIBUTIONS ON THE PREFERRED SECURITIES

Each trust will pay the distributions on the preferred securities and common securities at a rate specified in the applicable prospectus supplement.

The amount of distributions the trust must pay for any period will be computed on the basis of a 360-day year of twelve 30-day months unless we otherwise specify in the applicable prospectus supplement. Distributions that are in arrears may bear interest at the rate per annum specified in the applicable prospectus supplement. The term “distributions” as we use it in this prospectus includes any additional amounts provided in the trust agreement.

Distributions on the preferred securities will be cumulative, will accrue from the date of original issuance and will be payable on the dates specified in the applicable prospectus supplement. If any date on which distributions are payable on the preferred securities is not a business day, the trust will instead make the payment on the next succeeding day that is a business day, and without any interest or other payment on account of the delay. However, if that business day is in the next succeeding calendar year, the trust will make the payment on the immediately preceding business day. In each case payment will be made with the same force and effect as if made on the date the payment was originally due. When we use the term “business day” in this prospectus, we mean any day other than a Saturday or a Sunday, or a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the property trustee or the debenture trustee is closed for business.

If provided in the applicable prospectus supplement, we have the right under the junior subordinated indenture, which is the contract that provides the terms for the corresponding junior subordinated debentures, to extend the interest payment period for a specified number of periods. However, we may not extend these interest payments beyond the maturity of the corresponding junior subordinated debentures. As a consequence of any extension, distributions on the related preferred securities would be deferred by the trust during the extension period. These distributions would continue to accumulate additional distributions at the rate per annum set forth in the prospectus supplement.

If we exercise this right, during the extension period we and our subsidiaries may not:

•       declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment on, any of our capital stock; or

•       make any payment of principal, premium, if any, or interest on or repay, repurchase or redeem any debt securities that rank equally with or junior in interest to the corresponding junior subordinated debentures or make any related guarantee payments, other than:

•       dividends or distributions in our common stock;

•       redemptions or purchases of any rights pursuant to our rights plan, or any successor to our rights plan, and the declaration of a dividend of these rights in the future; and

•       payments under any guarantee.

We anticipate that the revenue of each trust available for distribution to you, as a holder of preferred securities, will be limited to payments under the corresponding junior subordinated debentures in which the trust will invest the proceeds from the issuance and sale of its preferred securities and its common securities. See “Description of Junior Subordinated Debentures.”

If we do not make interest payments on the corresponding junior subordinated debentures, the property trustee will not have funds available to pay distributions on the related preferred securities. The payment of distributions, if and to the extent the trust has funds legally available for the payment of these distributions is guaranteed by us on a limited basis as set forth under “Description of Guarantees.”

The trust will pay distributions on the preferred securities to you provided you are entered in the register of the trust on the relevant record dates. As long as the preferred securities remain in book-entry form, the record date will be one business day prior to the relevant distribution date. If any preferred securities are not in book-entry form, the record date for the preferred securities will be the date 15 days prior to the relevant distribution date.

REDEMPTION AND VOLUNTARY DISTRIBUTION

REDEMPTION UPON REPAYMENT OR REDEMPTION OF THE CORRESPONDING JUNIOR SUBORDINATED DEBENTURES

Upon the repayment or redemption, in whole or in part, of any corresponding junior subordinated debentures, the property trustee must apply the proceeds from that repayment or redemption to redeem a like amount of the preferred securities and common securities of the related trust. This redemption must be made upon not less than 30 nor more than 60 days’ notice to you. Unless we state otherwise in the applicable prospectus supplement, the redemption price will be equal to 100% of the aggregate liquidation amount of the preferred and common securities redeemed, plus accumulated and unpaid distributions on the preferred and common securities redeemed up to but not including the date of redemption. See “Description of Junior Subordinated Debentures—Redemption.”

If less than all of any series of corresponding junior subordinated debentures are repaid or redeemed, then the proceeds from the repayment or redemption will be allocated to redeem a proportionate amount of each of the preferred securities and the common securities. The amount of premium, if any, paid by us upon the redemption of all or any part of any series of any corresponding junior subordinated debentures repaid or redeemed will be allocated proportionately to the redemption of the preferred securities and the common securities.

We must repay the principal of the corresponding junior subordinated debentures when they are due. In addition, unless we state otherwise in the applicable prospectus supplement, we may, at our option and at any time, redeem any series of corresponding junior subordinated debentures

•       in whole or in part, subject to the conditions we describe under “Description of Junior Subordinated Debentures—Redemption”; or

•       as we may otherwise specify in the applicable prospectus supplement.

When we use the term “like amount,” we mean:

•       with respect to a redemption of any series of preferred securities, preferred securities having a liquidation amount equal to that portion of the principal amount of corresponding junior subordinated debentures to be contemporaneously redeemed, the proceeds of which will be used to pay the redemption price of the preferred securities; and

•       with respect to a distribution of corresponding junior subordinated debentures to you, as a holder of preferred securities in connection with a dissolution or liquidation of the related trust, corresponding junior subordinated debentures having a principal amount equal to the liquidation amount of your preferred securities.

When we use the term “liquidation amount,” we mean the stated amount of $25 per preferred security and common security.

VOLUNTARY DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

Unless we provide otherwise in the applicable prospectus supplement, we may elect, at any time, to terminate the trust and cause the corresponding junior subordinated debentures to be distributed to you, as a holder of the preferred securities, and us, as the holder of the common securities, in liquidation of the trust.

After the liquidation date fixed for any distribution of corresponding junior subordinated debentures for any series of preferred securities:

•       the series of preferred securities will no longer be deemed to be outstanding;

•       DTC or its nominee, as the record holder of the series of preferred securities, will receive a registered global certificate or certificates representing the corresponding junior subordinated debentures to be delivered upon that distribution; and

•       any certificates representing the series of preferred securities not held by DTC or its nominee will be deemed to represent the corresponding junior subordinated debentures having a principal amount equal to the stated liquidation preference of the series of preferred securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on the series of preferred securities until you present the certificates to the administrative trustees or their agent for transfer or reissuance.

We can make no assurance as to what the market prices would be for the preferred securities or the corresponding junior subordinated debentures that may be distributed to you in exchange for your preferred securities if a dissolution and liquidation of a trust were to occur. Accordingly, the preferred securities that you purchase, or the corresponding junior subordinated debentures that you receive on dissolution and liquidation of a trust, may trade at a discount to the price that you paid to purchase the preferred securities.

REDEMPTION PROCEDURES

The trust will redeem the preferred securities and common securities on each redemption date at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debentures. The trust will make redemptions of the preferred securities and pay the redemption price only to the extent that it has funds available for the payment of the redemption price. See “—Subordination of Common Securities.”

If a trust gives notice to you of redemption of your preferred securities, then by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will irrevocably deposit with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to you. See “—Global Preferred Securities.”

If the preferred securities are no longer in book-entry form, the trust, to the extent funds are available, will irrevocably deposit with the paying agent for the preferred securities funds sufficient to pay the applicable redemption price to you and will give the paying agent irrevocable instructions and authority to pay the redemption price to you upon surrender of your certificates.

The trust will pay any distributions payable on or prior to the redemption date for any preferred securities called for redemption to you on the relevant record dates for the distribution. If the trust has given notice of redemption and has deposited the required funds, then upon the date of the deposit, all your rights will cease, except your right to receive the redemption price, without interest on that redemption price, and your preferred securities will cease to be outstanding. If any date fixed for redemption of preferred securities is not a business day, then the trust will pay the redemption price on the next succeeding day which is a business day, and without any interest or other payment on account of the delay. However, if the business day falls in the next calendar year, the trust will make the payment on the immediately preceding business day. If payment of the redemption price is improperly withheld or refused and not paid either by the trust or by us pursuant to the guarantee as described under “Description of Guarantees,” distributions on the preferred securities will continue to accrue at the then applicable rate, from the redemption date originally established by the trust for the preferred securities to the date the redemption price is actually paid. In this case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

Subject to applicable law, including the United States federal securities laws, we or our subsidiaries may at any time purchase outstanding preferred securities by tender, in the open market or by private agreement.

The trust will make payment of the redemption price on the preferred securities and any distribution of corresponding junior subordinated debentures to the applicable record holders as they appear on the register for the preferred securities on the relevant record date. This date will generally be one business day prior to the relevant redemption date or liquidation date. However, if any preferred securities are not in book-entry form, the relevant record date for the preferred securities will be the date 15 days prior to the redemption date or liquidation date.

If less than all of the preferred securities and common securities issued by a trust are to be redeemed on a redemption date, then the aggregate liquidation amount of the preferred securities and common securities to be redeemed will be allocated proportionately among the preferred securities and the common securities. The property trustee will select the particular preferred securities to be redeemed on a proportionate basis not more than 60 days prior to the redemption date from the outstanding preferred securities not previously called for redemption, by any method that the property trustee deems fair and appropriate. This method may provide for the selection for redemption of portions, equal to $25 or an integral multiple of $25, of the liquidation amount of preferred securities. The property trustee will promptly notify the trust registrar in writing of the preferred securities selected for redemption and, in the case of any preferred securities selected for partial redemption, the liquidation amount of the preferred securities to be redeemed.

SUBORDINATION OF COMMON SECURITIES

The trust will make payment of distributions, any additional amounts and the redemption price on the preferred securities and common securities proportionately based on the liquidation amount of the preferred securities and common securities. However, if on any distribution date or redemption date a debenture event of default exists, the trust will not make any payment on the common securities unless payment in full in cash of all accumulated and unpaid distributions, any additional amounts and the full amount of the redemption price on all of the outstanding preferred securities of the trust, has been made or provided for. The property trustee will apply all available funds first to the payment in full in cash of all distributions on the preferred securities then due and payable.

If any event of default resulting from a debenture event of default exists, we, as holder of the common securities of the trust, will be deemed to have waived any right to act with respect to the event of default under the trust agreement until the effect of all those events of default with respect to the preferred securities has been cured, waived or otherwise eliminated. Until any events of default under the trust agreement with respect to the preferred securities have been so cured, waived or otherwise eliminated, the property trustee will act solely on your behalf, as a holder of the preferred securities, and not on our behalf as holder of the common securities, and only you acting with the other holders will have the right to direct the property trustee to act on your behalf.

LIQUIDATION DISTRIBUTION UPON TERMINATION

Each trust will automatically terminate upon expiration of its term or the redemption of all of the preferred securities of the trust. In addition, we will terminate the trust on the first to occur of:

•       our bankruptcy, dissolution or liquidation;

•       a tax event or an investment company event, as described in the trust agreement, or the trust is not or will not be taxed as a grantor trust but a tax event has not occurred, and written direction is given to the property trustee within 45 days of such event to terminate the trust;

•       the redemption of all of the preferred securities; and

•       the entry of an order for the dissolution of the trust by a court of competent jurisdiction.

If an early termination occurs as described in the clauses above, the trustees will liquidate the trust as expeditiously as the trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the trust as provided by applicable law, to the holders of the preferred securities and common securities a like amount of corresponding junior subordinated debentures. If the property trustee determines that this distribution is not practical, you will be entitled to receive out of the assets of the trust available for distribution, after satisfaction of liabilities to creditors of the trust as provided by applicable law, an amount equal to the aggregate of the liquidation amount plus accrued and unpaid distributions to the date of payment. We refer to this liquidation amount in this prospectus as the “liquidation distribution.” If the trust can make the liquidation distribution only in part because it has insufficient assets available to pay the full aggregate liquidation distribution, then it will pay the amounts on a proportionate basis. We, as the holder of the common securities, will be entitled to receive distributions upon any liquidation proportionately with you, and the other holders of the preferred securities, except that if an event exists that constitutes an event of default under the corresponding series of junior subordinated debentures, the preferred securities will have a priority over the common securities. A supplemental indenture may provide that if an early termination occurs as described in the third clause above, the corresponding junior subordinated debentures may be subject to optional redemption in whole, but not in part.

EVENTS OF DEFAULT; NOTICE

Under the terms of the trust agreements, each of the following constitutes an event of default for a series of preferred securities:

•       the occurrence of an event of default under the corresponding series of junior subordinated debentures (see “Description of Junior Subordinated Debentures—Debenture Events of Default”);

•       default by the property trustee in the payment of any distribution when it becomes due and payable, and continuation of that default for a period of 30 days;

•       default by the property trustee in the payment of any redemption price of the preferred securities or common securities when it becomes due and payable;

•       default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees in the trust agreement, other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in the second and third clauses above, and continuation of the default or breach for a period of 60 days after there has been given to the defaulting trustee or trustees by the holders of at least 10% in aggregate liquidation amount of the outstanding preferred securities, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a notice of default under such trust agreement; or

•       the bankruptcy or insolvency of the property trustee and our failure to appoint a successor property trustee within 60 days of that event.

Within five business days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of the event of default to you, the administrative trustees and us, as depositor, unless the event of default has been cured or waived. We, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we are and they are in compliance with all the conditions and covenants applicable to them and to us under the trust agreement.

If an event of default under the corresponding series of junior subordinated debentures then exists, the preferred securities will have a preference over the common securities upon termination of the trust. See “—Liquidation Distribution upon Termination.”

The existence of an event of default does not entitle you to accelerate the maturity of the corresponding junior subordinated debentures.

MODIFICATION OF THE JUNIOR SUBORDINATED INDENTURE

In the case of corresponding junior subordinated debentures, so long as any of the related series of preferred securities remain outstanding:

•       no modification of the junior subordinated indenture may be made that adversely affects the holders of the preferred securities;

•       no termination of the junior subordinated indenture may occur; and

•       no waiver of any event of default or compliance with any covenant under the junior subordinated indenture with respect to the corresponding series of junior subordinated debentures may be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation preference of the related preferred securities unless the principal of, and premium, if any on, the corresponding junior subordinated debentures and all accrued and unpaid interest on the corresponding junior subordinated debentures have been paid in full and other conditions are satisfied.

REMOVAL OF TRUSTEES

Unless an event of default under the corresponding series of junior subordinated debentures exists, the holder of the common securities may remove any trustee. If a debenture event of default exists, the holders of a majority in liquidation amount of the outstanding preferred securities may remove the property trustee and the Delaware trustee. In no event will you have the right to vote to appoint, remove or replace the administrative trustees. These voting rights are vested exclusively in us as the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

Unless an event of default then exists, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may be located, we, as the holder of the common securities, and the administrative trustees will have power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of the trust property, or to act as separate trustee. These persons will have the powers provided in the instrument of appointment, and we may vest in that person or persons any property, title, right or power deemed necessary or desirable, subject to the provisions of the trust agreement. If an event of default under the corresponding series of junior subordinated debentures exists, the property trustee alone will have power to make that appointment.

MERGER OR CONSOLIDATION OF TRUSTEES

Any corporation into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the trustee is a party, or any corporation succeeding to all or substantially all the corporate trust business of the trustee, will be the successor of such trustee under the trust agreements, provided that the corporation is otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUSTS

A trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described below.

A trust may, at our request, with the consent of the administrative trustees and without your consent, merge with or into, consolidate, amalgamate, or be replaced by a trust organized under the laws of any state. However, the following conditions must be satisfied:

•        the successor entity must either:

•       expressly assume all of the obligations of the trust relating to the preferred securities; or

•       substitute for the preferred securities other securities having substantially the same terms and the same ranking as the preferred securities;

•        we must expressly appoint a trustee of the successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding junior subordinated debentures;

•        the successor securities must be listed upon notification of issuance, on any national securities exchange or other organization on which the preferred securities are then listed;

•        the merger, consolidation, amalgamation or replacement must not cause the preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

•        the merger, consolidation, amalgamation or replacement must not adversely affect the rights, preferences and privileges of holders of the preferred securities, including any successor securities, in any material respect;

•        the successor entity must have a purpose identical to that of the trust;

•        prior to the merger, consolidation, amalgamation or replacement, we must have received an opinion from independent counsel to the trust experienced in such matters to the effect that:

•       the merger, consolidation, amalgamation or replacement, does not adversely affect the rights, preferences and privileges of holders of the preferred securities, including any successor securities, in any material respect; and

•       following the merger, consolidation, amalgamation or replacement, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act; and

•        we or any permitted successor or assignee must own all of the common securities of the successor entity and guarantee the obligations of such successor entity under the successor securities at least to the extent provided by the guarantee.

However, a trust may not, except with the consent of holders of 100% in liquidation amount of the preferred securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if it would cause the trust or the successor entity to be classified as other than a grantor trust for federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF TRUST AGREEMENT

Except as provided below and under “Description of Guarantees-Amendments and Assignment” and as otherwise required by law and the applicable trust agreement, you will have no voting rights.

We and the trustees may amend a trust agreement without your consent:

•       to cure any ambiguity, correct or supplement any provisions in the trust agreement which may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which are not inconsistent with the other provisions of the trust agreement; or

•       to modify, eliminate or add to any provisions of the trust agreement to the extent necessary to ensure that the trust will be classified for federal income tax purposes as a grantor trust at all times that any preferred securities and common securities are outstanding, or to ensure that the trust will not be required to register as an investment company under the Investment Company Act.

However, in the case of the first clause above, the action may not adversely affect in any material respect the interests of the holders of the preferred securities or our interests, as the holder of the common securities. Any amendments of the trust agreement will become effective when notice is given to you and us.

We and the trustees may also amend a trust agreement with:

•       the consent of holders representing not less than a majority, based upon liquidation amounts, of the outstanding preferred securities and common securities; and

•       receipt by the trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the trustees under the amendment will not affect the status of the trust as a grantor trust for federal income tax purposes or its exemption from the status of an “investment company” under the Investment Company Act.

Without both your and our consent a trust agreement may not be amended to:

•       change the amount or timing of any distribution on the preferred securities and common securities or otherwise adversely affect the amount of any distribution of the preferred securities and common securities as of a specified date; or

•       restrict your or our right to institute suit for the enforcement of any payment on or after that date.

So long as any corresponding junior subordinated debentures are held by the property trustee, the trustees may not:

•       direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or for executing any trust or power conferred on the debenture trustee with respect to the corresponding junior subordinated debentures;

•       waive any past default that is waivable under specified sections of the junior subordinated indenture;

•       exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debentures is due and payable; or

•       consent to any amendment, modification or termination of the junior subordinated indenture or the corresponding junior subordinated debentures, where that consent is required without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding preferred securities. However, where a consent under the junior subordinated indenture would require the consent of each holder of corresponding junior subordinated debentures affected by the consent, no consent may be given by the property trustee without the prior consent of each holder of the related preferred securities.

The trustees may not revoke any action previously authorized or approved by a vote of the preferred securities except by subsequent vote of the holders of the preferred securities. The property trustee will notify you of any notice of default with respect to the corresponding junior subordinated debentures. In addition to obtaining the approval of the holders of the preferred securities prior to taking any of these actions, the trustees must obtain an opinion of counsel experienced in these matters to the effect that the trust will not be classified as a corporation or partnership for United States federal income tax purposes on account of the action.

Any required approval of holders of preferred securities may be given at a meeting of holders of preferred securities convened for that purpose or through a written consent. The property trustee will cause a notice of any meeting at which you are entitled to vote, or of any matter upon which action by written consent is to be taken, to be given to each holder of record of preferred securities in the manner set forth in the trust agreement.

Your vote or consent is not required for a trust to redeem and cancel the preferred securities under the applicable trust agreement.

Any preferred securities that are owned by us, the trustees or any of our affiliates or any affiliate of the trustees, will, for purposes of a vote or consent, be treated as if they were not outstanding.

GLOBAL PREFERRED SECURITIES

Each trust may issue a series of preferred securities in the form of one or more global preferred securities that will be deposited with a depositary identified in a prospectus supplement. Unless otherwise stated in the applicable prospectus supplement, the Depositary Trust Company, New York, New York, or DTC, will act as depositary. The trusts will issue global preferred securities only in fully registered form and in either temporary or permanent form. Unless it is exchanged for individual preferred securities, a global preferred security may not be transferred unless it is being transferred to certain nominees of the depositary.

We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

BENEFICIAL INTERESTS IN A GLOBAL PREFERRED SECURITY

If a trust issues a global preferred security, the depositary for the global preferred security or its nominee will credit on its book-entry registration and transfer system the aggregate liquidation amounts of the individual preferred securities represented by the global preferred securities to the accounts of participants. The accounts will be designated by the dealers, underwriters or agents for the preferred securities, or by us if the preferred securities are offered and sold directly by the trust. Ownership of beneficial interests in a global preferred security will be limited to participants or persons that may hold the trust interests through participants. Ownership and transfers of beneficial interests in the global preferred security will be shown on, and effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states may require that you take physical delivery of the securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global preferred security.

So long as the depositary or its nominee is the registered owner of the global preferred security, the depositary or nominee will be considered the sole owner or holder of the preferred securities represented by the global preferred security for all purposes under the trust agreement. Except as provided below, you:

•       will not be entitled to have any of the individual preferred securities represented by the global preferred security registered in your name;

•       will not receive or be entitled to receive physical delivery of any preferred securities in definitive form; and

•       will not be considered the owner or holder of the preferred security under the trust agreement.

PAYMENTS OF DISTRIBUTIONS

The trust will pay distributions on global preferred securities to the depositary that is the registered holder of the global security, or its nominee. The depositary for the preferred securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global preferred security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

We expect that the depositary or its nominee, upon receipt of any payment of liquidation amount, premium or distributions, immediately will credit participants’ accounts with amounts in proportion to their respective beneficial interests in the aggregate liquidation amount of the global preferred security as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global preferred security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of those participants.

Further, the trust may specify that you may, on terms acceptable to us, the property trustee and the depositary for the global preferred security, receive definitive preferred securities in exchange for your beneficial interests in a global preferred security, subject to any limitations described in the prospectus supplement relating to the preferred securities. In that instance, you will be entitled to physical delivery of definitive preferred securities equal in liquidation amount to that beneficial interest and to have the preferred securities registered in your name. Unless otherwise provided in the applicable prospectus supplement, those definitive preferred securities will be issued in denominations of $25 and integral multiples of $25.

PAYMENT AND PAYING AGENTS

Unless otherwise provided in the applicable prospectus supplement, each trust will make payments on the preferred securities to DTC, which will credit the relevant accounts at DTC on the applicable distribution dates. However, if any preferred securities are not held by DTC, the trust will make the payments by check mailed to the address of the holder entitled to the payment as shown on the register. Unless otherwise provided in the applicable prospectus supplement, the paying agent will initially be the property trustee, together with any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and us. The paying agent may resign as paying agent upon 30 days’ written notice to the property trustees and us. If the property trustee ceases to be the paying agent, the administrative trustees will appoint a successor to act as paying agent. The successor must be a bank or trust company acceptable to the administrative trustees and us.

REGISTRAR AND TRANSFER AGENT

Unless otherwise provided in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the preferred securities.

The trust will register transfers of preferred securities without charge, but upon your payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trust will not be required to register the transfer of its preferred securities after the preferred securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

The property trustee, unless an event of default then exists, will be required to perform only those duties that are specifically set forth in the applicable trust agreement. After an event of default, the property trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. However, the property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at your request unless you offer reasonable indemnity against the costs, expenses and liabilities that it might incur. If no event of default then exists and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in a trust agreement or is unsure of the application of any provision of a trust agreement, and the matter is not one on which holders are entitled under the trust agreement to vote, then the property trustee will take such action as is directed by us. If it is not so directed, the property trustee will take such action as it deems advisable and in the best interests of the holders of the preferred securities and the holder of the common securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

Each trust agreement authorizes and directs the administrative trustees to operate the trust in such a way that the trust will not be deemed to be an investment company required to be registered under the Investment Company Act or taxed as a corporation or partnership for federal income tax purposes, and in such a way that the corresponding junior subordinated debentures will be treated as our indebtedness for United States federal income tax purposes. We and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the trust agreement, that we and the administrative trustees determine in our discretion to be necessary or desirable for these purposes, as long as the action does not materially adversely affect the interests of the holders of the preferred securities.

You have no preemptive or similar rights as a holder of preferred securities. No trust may borrow money or issue debt or mortgage or pledge any of its assets.

DESCRIPTION OF GUARANTEES

At the same time as the issuance by a trust of its preferred securities, we will execute and deliver a guarantee for your benefit as a holder of the preferred securities. Bank One Trust Company, N.A. will act as indenture trustee under each guarantee for the purposes of compliance with the Trust Indenture Act. Each guarantee will be qualified as an indenture under the Trust Indenture Act.

The following description of the terms of the guarantees is a summary. It summarizes only those portions of the guarantees which we believe will be most important to your decision to invest in the preferred securities. You should keep in mind, however, that it is the guarantees, and not this summary, which define your rights. There may be other provisions in the guarantees which are also important to you. You should read each guarantee itself for a full description of its terms. The form of the guarantees are filed as exhibits to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of the guarantees. The terms of each guarantee will include those stated in the applicable guarantee and those made part of the guarantee by reference to the Trust Indenture Act. Each guarantee will be executed at the time the related trust issues any preferred securities and will be filed with the SEC on a Form 8-K or by a post-effective amendment to the registration statement that includes this prospectus. When we refer in this summary to preferred securities, we mean the preferred securities issued by a trust to which a guarantee relates.

GENERAL TERMS OF THE GUARANTEES

We will irrevocably agree to pay in full on a subordinated basis, to the extent described below, the guarantee payments, as defined below, to you, as and when due, regardless of any defense, right of set-off or counterclaim that the trust may have or assert other than the defense of payment.

The following payments, which we refer to in this prospectus as the “guarantee payments,” to the extent not paid by or on behalf of the related trust, will be subject to the guarantees:

•       any accrued and unpaid distributions required to be paid to you on the related preferred securities, to the extent that the trust has funds available for the payments;

•      the redemption price, including all accrued and unpaid distributions to the date of redemption with respect to any preferred securities called for redemption by the trust, to the extent that the trust has funds available for the payments; or

•       upon a voluntary or involuntary dissolution, winding-up or liquidation of the trust, unless the corresponding junior subordinated debentures are distributed to you, the lesser of:

•       the liquidation distribution; and

•       the amount of assets of the trust remaining available for distribution to you.

Our obligation to make a guarantee payment may be satisfied by us directly paying to you the required amounts or by causing the trust to pay the amounts to you.

Each guarantee will be an irrevocable guarantee on a subordinated basis of the related trust obligations under the preferred securities, but will apply only to the extent that the related trust has funds sufficient to make the payments. It is not a guarantee of collection.

If we do not make interest payments on the corresponding junior subordinated debentures held by the trust, we expect that the trust will not pay distributions on the preferred securities and will not have funds legally available for those payments. The guarantees will rank subordinate and junior in right of payment to all of our debt other than debt which ranks equally with or junior to the guarantees. See “—Status of the Guarantees.”

As a non-operating holding company, most of our operating assets and the assets of our consolidated subsidiaries are owned by our subsidiaries. We rely primarily on dividends from our subsidiaries to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, our obligations under the guarantees will be effectively subordinated to all existing and future liabilities of our subsidiaries. You should rely only on our assets for payments we owe. The payment of dividends by our insurance company subsidiaries may be restricted by state insurance laws and regulations as administered by state insurance departments. See “The Chubb Corporation.”

Unless we state otherwise in the applicable prospectus supplement, the guarantees do not limit the amount of secured or unsecured debt that we may incur. We expect from time to time to incur additional senior debt.

We have, through the guarantees, the trust agreements, the junior subordinated debentures, the junior subordinated indenture and related expense agreements, taken together, fully, irrevocably and unconditionally guaranteed all of the obligations of the trusts under the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the obligations of the trust under the preferred securities. See “Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures and the Guarantees.”

STATUS OF THE GUARANTEES

The guarantees will constitute unsecured obligations of Chubb and will rank subordinate and junior in right of payment to all “senior indebtedness” of Chubb. Senior indebtedness for this purpose has the same meaning as for the junior subordinated debentures.

Unless we state otherwise in the applicable prospectus supplement, the guarantee of a series of preferred securities will rank equally with the guarantees relating to all other series of preferred securities that we may issue. A guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity. The property trustee of the related trust will hold the guarantees for your benefit. The guarantees will not be discharged except by payment of the guarantee payments in full to the extent not paid by the trust or upon distribution of the corresponding junior subordinated debentures to you.

AMENDMENTS AND ASSIGNMENT

We may not amend a guarantee without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of the outstanding related preferred securities, except for any changes which do not materially adversely affect the rights of the holders of the preferred securities, in which case no vote will be required. The manner of obtaining any approval will be as set forth under “Description of Preferred Securities—Voting Rights; Amendment of Trust Agreement.”

All guarantees and agreements contained in a guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the related preferred securities then outstanding.

EVENTS OF DEFAULT

An event of default under a guarantee will occur when we fail to perform any of our payment or other obligations under the guarantee. The holders of not less than a majority in aggregate liquidation amount of the related preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee under the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

You may institute a legal proceeding directly against us to enforce your rights under a guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

We, as guarantor, are required to file annually with each guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

The guarantee trustee, unless a default by us in the performance of the guarantee then exists, is required to perform only those duties that are specifically set forth in the guarantee. After a default under the guarantee, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. However, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at your request unless you offer reasonable indemnity against the costs, expenses and liabilities that it might incur.

TERMINATION OF THE GUARANTEES

Each guarantee will terminate and be of no further force and effect upon:

•       full payment of the redemption price of the related preferred securities;

•       full payment of the amounts payable upon liquidation of the related trust; or

•       the distribution of corresponding junior subordinated debentures to the holders in exchange for the related preferred securities.

The guarantee will continue to be effective or will be reinstated if at any time you must restore payment of any sums paid under the preferred securities or the guarantees.

GOVERNING LAW

The guarantees will be governed by and construed in accordance with the laws of the State of New York.

EXPENSE AGREEMENTS

We will enter into an expense agreement with each trust. Under each expense agreement, we will irrevocably and unconditionally guarantee to each person or entity to whom the relevant trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the trust, other than obligations of the trust to pay to you the amounts due to you under the terms of the preferred securities.

DESCRIPTION OF CORRESPONDING JUNIOR SUBORDINATED DEBENTURES

The corresponding junior subordinated debentures are to be issued in one or more series under the junior subordinated indenture, with terms corresponding to the terms of the related preferred securities. The terms of the junior subordinated debentures and the junior subordinated indenture are generally described under “Description of Junior Subordinated Debentures.” The following summary describes the terms of the corresponding junior subordinated debentures and the junior subordinated indenture that will apply in the specific case of our issuing junior subordinated debentures to a trust in the context of that trust issuing related preferred securities to you.

The following description of the terms of the corresponding junior subordinated debentures and the junior subordinated indenture is a summary. It summarizes only those portions of the junior subordinated indenture which we believe will be most important to your decision to invest in the preferred securities. You should keep in mind, however, that it is the junior subordinated indenture, and not this summary, which defines your rights. There may be other provisions in the junior subordinated indenture which are also important to you. You should read the form of the junior subordinated indenture itself for a full description of its terms. The junior subordinated indenture is filed as an exhibit to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain a copy of the junior subordinated indenture.

GENERAL TERMS OF THE CORRESPONDING JUNIOR SUBORDINATED DEBENTURES

At the same time a trust issues preferred securities, the trust will invest the proceeds from the sale of the preferred securities and the consideration paid by us for the common securities in a series of corresponding junior subordinated debentures issued by us to the trust. Each series of corresponding junior subordinated debentures will be in the principal amount equal to the aggregate stated liquidation amount of the related preferred securities plus our investment in the common securities and, unless we state otherwise in the applicable prospectus supplement, will rank equally with all other series of corresponding junior subordinated debentures. The corresponding junior subordinated debentures will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the junior subordinated indenture to all our senior debt. See “Description of Junior Subordinated Debentures—Subordination” and the prospectus supplement relating to any offering of related preferred securities.

REDEMPTION

Unless we state otherwise in the applicable prospectus supplement, we may, at our option and at any time, redeem any series of corresponding junior subordinated debentures, in whole or in part, at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest to the redemption date. We may redeem corresponding junior subordinated debentures in denominations larger than $25 but only in integral multiples of $25.

We will mail notice of any redemption of your junior subordinated debentures at least 30 days but not more than 60 days before the redemption date to you at your registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities or the portions called for redemption.

For so long as the applicable trust is the holder of all the outstanding series of corresponding junior subordinated debentures, the trust will use the proceeds of any redemption to redeem the corresponding preferred securities. We may not redeem a series of corresponding junior subordinated debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding corresponding junior subordinated debentures of the series for all interest periods terminating on or prior to the redemption date.

COVENANTS OF THE CHUBB CORPORATION

We will covenant in the junior subordinated indenture for each series of corresponding junior subordinated debentures that we will pay additional sums to the trust if:

•       the trust that has issued the corresponding series of preferred securities and common securities is the holder of all of the corresponding junior subordinated debentures;

•       a tax event, as defined therein, exists; and

•       we have not redeemed the corresponding junior subordinated debentures or terminated the trust.

We will also covenant, for each series of corresponding junior subordinated debentures, that we and our subsidiaries will not:

•       declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment on any of our capital stock; or

•       make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities, including other corresponding junior subordinated debentures, that rank equally with or junior in interest to the corresponding junior subordinated debentures or make any related guarantee payments, other than:

•       dividends or distributions in our common stock;

•       redemptions or purchases of any rights pursuant to our rights plan, or any successor to our rights plan, and the declaration of a dividend of these rights in the future; and

•       payments under any guarantee of preferred securities,

if at that time:

•       there has occurred any event of which we have actual knowledge that with the giving of notice or the lapse of time, or both, would constitute an event of default under the junior subordinated indenture for that series of corresponding junior subordinated debentures which we have not taken reasonable steps to cure;

•       we are in default on our payment of any obligations under the related guarantee; or

•       we have given notice of our selection of an extension period as provided in the junior subordinated indenture for that series of corresponding junior subordinated debentures and have not rescinded that notice, or the extension period, or any extension, is continuing.

We will also covenant, for each series of corresponding junior subordinated debentures:

•       to maintain, by ourselves or our permitted successors, directly or indirectly 100% ownership of the common securities of the trust to which corresponding junior subordinated debentures have been issued;

•       not to voluntarily terminate, wind-up or liquidate any trust, except in connection with a distribution of corresponding junior subordinated debentures to you in liquidation of the trust, or in connection with mergers, consolidations or amalgamations permitted by the related trust agreement; and

•       to use our reasonable efforts, consistent with the terms and provisions of the related trust agreement, to cause the trust to remain a statutory trust and not to be classified as an association taxable as a corporation for United States federal income tax purposes.

When we use the term “additional sums,” we mean the additional amounts that may be necessary in order that the amount of distributions then due and payable by a trust on its outstanding preferred securities and common securities will not be reduced as a result of any additional taxes, duties and other governmental charges to which the trust has become subject as a result of a tax event.

RIGHTS OF PREFERRED SECURITYHOLDERS

If a debenture event of default is attributable to our failure to pay interest or principal on the corresponding junior subordinated debentures on the date the interest or principal is payable, you, as a holder of related preferred securities may institute a legal proceeding directly against us, which we refer to in this prospectus as a direct action, for enforcement of payment to you of the principal of or interest on the corresponding junior subordinated debentures having a principal amount equal to the aggregate liquidation preference of your related preferred securities.

We may not amend the junior subordinated indenture to remove the right to bring a direct action without the prior written consent of the holders of all of the related preferred securities. If the right to bring a direct action is removed, the applicable issue may become subject to the reporting obligations under the Securities Exchange Act of 1934. We have the right under the junior subordinated indenture to set-off any payment made to you as a holder of preferred securities by us in connection with a direct action.

If an event of default under the junior subordinated indenture with respect to an outstanding series of junior subordinated debentures occurs and is continuing, and if the debenture trustee or the holders of not less than 25% in aggregate principal amount of the outstanding junior subordinated debentures of that series fail to declare the principal amount of all of the junior subordinated debentures of that series to be due and payable immediately, the holders of 25% in aggregate liquidation amount of the related series of preferred securities may by written notice thereof to us and to the debenture trustee declare the principal amount of the junior subordinated debentures of that series to be due and payable.

You will not be able to exercise directly any remedies other than those described in the preceding three paragraphs available to holders of a series of the junior subordinated debentures unless there has been an event of default under the corresponding trust agreement.

DISTRIBUTION OF THE CORRESPONDING JUNIOR SUBORDINATED DEBENTURES

If provided in the applicable prospectus supplement, we will have the right to extend or shorten the maturity of any series of corresponding junior subordinated debentures at the time that we exercise our right to elect to terminate the related trust and cause the corresponding junior subordinated debentures to be distributed to the holders of the preferred securities and common securities in liquidation of the trust.

RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE CORRESPONDING
JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEES

As long as payments of interest and other payments are made when due on each series of corresponding junior subordinated debentures, these payments will be sufficient to cover distributions and other payments due on the related preferred securities, primarily because:

•       the aggregate principal amount of each series of corresponding junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the corresponding preferred securities and corresponding common securities;

•       the interest rate and interest and other payment dates on each series of corresponding junior subordinated debentures will match the distribution rate and distribution and other payment dates for the corresponding preferred securities;

•       we will pay for all and any costs, expenses and liabilities of the trust except the obligations of the trust to holders of its preferred securities under the preferred securities; and

•       each trust agreement further provides that the trust will not engage in any activity that is not consistent with the limited purposes of the trust.

We will irrevocably guarantee payments of distributions and other amounts due on the preferred securities, to the extent the trust has funds available for the payment of such distributions, as set forth under “Description of Guarantees.”

Taken together, our obligations under each series of junior subordinated debentures, the junior subordinated indenture, the related trust agreement, the related expense agreement and the related guarantee provide a full, irrevocable and unconditional guarantee by us of payments of distributions and other amounts due on the related series of preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the obligations of the trust under the preferred securities. If and to the extent that we do not make payments on any series of corresponding junior subordinated debentures, the related trust will not pay distributions or other amounts due on its preferred securities.

Notwithstanding anything to the contrary in the junior subordinated indenture, we have the right to set-off any payment we are otherwise required to make under the junior subordinated indenture with and to the extent we have made or are making a payment under the related guarantee.

You may institute a legal proceeding directly against us to enforce your rights under the related guarantee without first instituting a legal proceeding against the guarantee trustee, the related trust or any other person or entity.

The preferred securities of each trust evidence your rights to the benefits of the trust. Each trust exists for the sole purpose of issuing its preferred securities and common securities, investing the proceeds from the sale of such securities in corresponding junior subordinated debentures and related purposes.

A principal difference between your rights as a holder of a preferred security and the rights of a holder of a corresponding junior subordinated debenture is that a holder of a corresponding junior subordinated debenture will accrue, and, subject to the permissible extension of the interest period, is entitled to receive, interest on the principal amount of corresponding junior subordinated debentures held, while you are only entitled to receive distributions if and to the extent the trust has funds available for the payment of those distributions.

Upon any voluntary or involuntary termination, winding-up or liquidation of any trust involving the liquidation of the corresponding junior subordinated debentures, you will be entitled to receive, out of assets held by the trust, the liquidation distribution in cash. See “Description of Preferred Securities—Liquidation Distribution upon Termination.”

Upon any voluntary or involuntary liquidation or bankruptcy of Chubb, the property trustee, as holder of the corresponding junior subordinated debentures, would be a subordinated creditor. In this case, the property trustee would be subordinated in right of payment to all senior indebtedness of Chubb, but entitled to receive payment in full of principal and interest, before any of our stockholders receive payments or distributions. Since we are the guarantor under each guarantee and have agreed to pay for all costs, expenses and liabilities of each trust, your position as a holder of the preferred securities and the position of a holder of the corresponding junior subordinated debentures relative to other creditors and to our stockholders in the event of liquidation or bankruptcy of our company would be substantially the same.

A default or event of default under any senior indebtedness of Chubb would not constitute a default or event of default under the junior subordinated indenture. However, in the event of payment defaults under, or acceleration of, senior indebtedness, the subordination provisions of the junior subordinated indenture provide that we may not make payments on the corresponding junior subordinated debentures until the senior indebtedness has been paid in full or any payment default under the senior indebtedness has been cured or waived. Our failure to make required payments on any series of corresponding junior subordinated debentures would constitute an event of default under the junior subordinated indenture.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus through agents, underwriters or dealers, or directly to purchasers.

We may use agents who we designate to solicit offers to purchase the securities.

•       We will name any agent involved in offering or selling securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.

•       Unless we indicate otherwise in the applicable prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

•       Our agents may be deemed to be underwriters under the Securities Act of 1933, as amended, of any of the securities that they offer or sell.

We may use an underwriter or underwriters in the offer or sale of our securities.

•       If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of the securities.

•       We will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

•       The underwriters will use the applicable prospectus supplement to sell the securities.

We may use a dealer to sell the securities.

•       If we use a dealer, we, as principal, will sell the securities to the dealer.

•       The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells our securities.

•       We will include the name of the dealer and the terms of our transactions with the dealer in the applicable prospectus supplement.

We may solicit directly offers to purchase the securities, and we may directly sell the securities to institutional or other investors. We will describe the terms of our direct sales in the applicable prospectus supplement.

We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.

We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

We may authorize our agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.

•       If we use delayed delivery contracts, we will disclose that we are using them in the applicable prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

•       These delayed delivery contracts will be subject only to the conditions that we describe in the applicable prospectus supplement.

•       We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.

LEGAL MATTERS

Unless we state otherwise in the applicable prospectus supplement, the validity of any securities offered by us under this prospectus, other than any preferred securities, will be passed upon for us by Debevoise & Plimpton, New York, New York. Such counsel may rely on the opinion of Drinker Biddle & Reath LLP, Florham Park, New Jersey, as to matters of New Jersey law. The validity of any preferred securities will be passed upon for the trusts by Richards, Layton & Finger, P.A., Wilmington, Delaware. The validity of any securities will be passed upon for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and schedules of The Chubb Corporation appearing in The Chubb Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2002 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us and the trusts. The rules of the SEC allow us to omit from this prospectus some of the information included in the registration statement. This information may be inspected and copied at, or obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of these public reference facilities. The SEC maintains an Internet site, http://www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. This URL is intended to be an inactive textual reference only. It is not intended to be an active hyperlink to the SEC’s website. The information on the SEC’s website, which might be accessible through a hyperlink resulting from this URL, is not and is not intended to be part of this prospectus and is not incorporated into this prospectus by reference.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. We fulfill our obligations with respect to such requirements by filing periodic reports and other information with the SEC. These reports and other information are available as provided above and may also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below:

•       our Annual Report on Form 10-K for the year ended December 31, 2002;

•       our amendment to our Annual Report on Form 10-K for the year ended December 31, 2002 on Form 10-K/A filed with the SEC on March 13, 2003;

•       our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;

•       our amendment to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 on Form 10-Q/A filed with the SEC on June 12, 2003;

•       our Current Reports on Form 8-K filed on January 21, 2003, March 14, 2003 and June 6, 2003;

•       the information under the captions indicated in Part III of our Annual Report on Form 10-K on pages 3 through 11, 14 through 25 and 38 of our Proxy Statement dated March 28, 2003; and

•       all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus. You should direct requests for those documents to The Chubb Corporation, 15 Mountain View Road, P.O. Box 1615, Warren, New Jersey 07061-1615, Attention: Secretary (telephone: 908-903-2000).

16,000,000 EQUITY UNITS

THE CHUBB CORPORATION

7.00% EQUITY UNITS

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Citigroup	Goldman, Sachs & Co.	Merrill Lynch & Co.

ABN Amro Rothschild LLC

BNY Capital Markets, Inc.

HSBC

JUNE 18, 2003

$

% Senior Notes due 2008

REMARKETING PROSPECTUS SUPPLEMENT

May     , 2006

Citigroup

Goldman, Sachs & Co.

Deutsche Bank Securities

Merrill Lynch & Co.